EXHIBIT 2.1
                                                              -----------
                                                           EXECUTION COPY

   ----------------------------------------------------------------------


                          ASSET PURCHASE AGREEMENT

                                by and among

                            ORC ACQUISITION CORP.

                             ("U.S. Purchaser"),


                         3026186 Nova Scotia Company

                           ("Canadian Purchaser"),


                            Ameritech Corporation

                           ("Purchasers' Parent"),


                                Anixter Inc.

                              ("U.S. Seller"),


                             Anixter Canada Inc.

                            ("Canadian Seller"),

                                     and

                         Anixter International Inc.

                             ("Sellers' Parent")


                        Dated as of February 22, 1999



    ---------------------------------------------------------------------





                              TABLE OF CONTENTS

                                                                     PAGE

   ARTICLE I
                                 DEFINITIONS . . . . . . . . . . . .  -1-
        1.1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .  -1-
        1.2  INTERPRETATION  . . . . . . . . . . . . . . . . . . . . -16-

   ARTICLE II

        SALE AND PURCHASE OF ASSETS;
        ASSUMPTION OF ASSUMED OBLIGATIONS  . . . . . . . . . . . . . -17-
        2.1  PURCHASED ASSETS  . . . . . . . . . . . . . . . . . . . -17-
        2.2  ASSIGNMENT OF CONTRACTS AND PERMITS . . . . . . . . . . -20-
        (a)  EXCLUDED ASSETS . . . . . . . . . . . . . . . . . . . . -23-
        2.3  ASSUMED OBLIGATIONS . . . . . . . . . . . . . . . . . . -25-
        2.4  NO OTHER LIABILITIES ASSUMED  . . . . . . . . . . . . . -27-

   ARTICLE III

        PURCHASE PRICE AND PAYMENT . . . . . . . . . . . . . . . . . -28-
        3.1  PAYMENT OF PURCHASE PRICE . . . . . . . . . . . . . . . -28-
        3.2  ADJUSTMENT TO PURCHASE PRICE  . . . . . . . . . . . . . -28-
        3.3  PRORATIONS  . . . . . . . . . . . . . . . . . . . . . . -31-
        3.4  ALLOCATION OF CONSIDERATION . . . . . . . . . . . . . . -33-
        3.5  CANADIAN TAX ELECTION . . . . . . . . . . . . . . . . . -34-
        3.6  COLLECTION OF ACCOUNTS RECEIVABLE . . . . . . . . . . . -34-
        3.7  GST/QST ELECTIONS . . . . . . . . . . . . . . . . . . . -35-

   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF SELLERS  . . . . . . . . . -36-
        4.1  DUE INCORPORATION, ETC  . . . . . . . . . . . . . . . . -36-
        4.2  DUE AUTHORIZATION . . . . . . . . . . . . . . . . . . . -36-
        4.3  CONSENTS AND APPROVALS; NO CONFLICTS, ETC . . . . . . . -37-
        4.4  FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES  . . . -38-
        4.5  NO ADVERSE EFFECTS OR CHANGES . . . . . . . . . . . . . -38-
        4.6  TITLE AND SUFFICIENCY OF ASSETS . . . . . . . . . . . . -41-
        4.7  CONDITION OF ASSETS . . . . . . . . . . . . . . . . . . -41-
        4.8  INVESTMENT CANADA ACT . . . . . . . . . . . . . . . . . -41-
        4.9  LEASED PROPERTY . . . . . . . . . . . . . . . . . . . . -42-
        4.10 EQUIPMENT; VEHICLES; PERSONAL PROPERTY  . . . . . . . . -44-
        4.11 INVENTORY . . . . . . . . . . . . . . . . . . . . . . . -44-
        4.12 ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . -45-
        4.13 INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . -45-
        4.14 CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . -46-
        4.15 PERMITS . . . . . . . . . . . . . . . . . . . . . . . . -49-
        4.16 INSURANCE . . . . . . . . . . . . . . . . . . . . . . . -49-
        4.17 EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS  . . . -50-
        4.18 EMPLOYMENT AND LABOR MATTERS  . . . . . . . . . . . . . -51-
        4.19 CAPITAL IMPROVEMENTS  . . . . . . . . . . . . . . . . . -52-
        4.20 TAXES . . . . . . . . . . . . . . . . . . . . . . . . . -52-
        4.21 NO DEFAULTS OR VIOLATIONS . . . . . . . . . . . . . . . -53-





        4.22 ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . -54-
        4.23 LITIGATION  . . . . . . . . . . . . . . . . . . . . . . -55-
        4.24 CUSTOMERS AND SUPPLIERS . . . . . . . . . . . . . . . . -56-
        4.25 INFORMATION AND RECORDS . . . . . . . . . . . . . . . . -57-
        4.26 NO OTHER AGREEMENT  . . . . . . . . . . . . . . . . . . -58-
        4.27 PRODUCT OR SERVICE WARRANTIES . . . . . . . . . . . . . -58-
        4.28 BROKERS . . . . . . . . . . . . . . . . . . . . . . . . -58-

   ARTICLE V

        REPRESENTATIONS AND WARRANTIES OF PURCHASERS . . . . . . . . -59-
        5.1  DUE INCORPORATION . . . . . . . . . . . . . . . . . . . -59-
        5.2  DUE AUTHORIZATION . . . . . . . . . . . . . . . . . . . -59-
        5.3  CONSENTS AND APPROVALS; NO CONFLICTS, ETC . . . . . . . -60-
        5.4  LITIGATION  . . . . . . . . . . . . . . . . . . . . . . -60-
        5.5  BROKERS . . . . . . . . . . . . . . . . . . . . . . . . -60-
        5.6  GST/QST REGISTRATION STATUS . . . . . . . . . . . . . . -61-
        5.7  EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . . . . . -61-

   ARTICLE VI

        COVENANTS OF SELLER  . . . . . . . . . . . . . . . . . . . . -61-
        6.1  IMPLEMENTING AGREEMENT  . . . . . . . . . . . . . . . . -61-
        6.2  CONSENTS AND APPROVALS  . . . . . . . . . . . . . . . . -61-
        6.3  PRESERVATION OF BUSINESS  . . . . . . . . . . . . . . . -62-
        6.4  ACCESS TO INFORMATION AND FACILITIES  . . . . . . . . . -67-
        6.5  SUPPLEMENTAL INFORMATION  . . . . . . . . . . . . . . . -67-
        6.6  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . -68-
        6.7  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . -69-
        6.8  COOPERATION . . . . . . . . . . . . . . . . . . . . . . -69-
        6.9  NON-COMPETITION.  . . . . . . . . . . . . . . . . . . . -70-
        6.10 SERVICE WARRANTIES  . . . . . . . . . . . . . . . . . . -73-
        6.11 COOPERATION . . . . . . . . . . . . . . . . . . . . . . -74-
        6.12 PERSONNEL RECORDS . . . . . . . . . . . . . . . . . . . -74-
        6.13 SENIOR EMPLOYEES  . . . . . . . . . . . . . . . . . . . -74-
        6.14 MEMPHIS WAREHOUSE . . . . . . . . . . . . . . . . . . . -74-
        6.15 PAYROLL SERVICES  . . . . . . . . . . . . . . . . . . . -74-

   ARTICLE VII

        COVENANTS OF PURCHASERS  . . . . . . . . . . . . . . . . . . -75-
        7.2  CONSENTS AND APPROVALS  . . . . . . . . . . . . . . . . -75-
        7.3  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . -75-
        7.4  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . -76-
        7.5  CONTACTS WITH CUSTOMERS AND SUPPLIERS . . . . . . . . . -77-
        7.6  RESTRICTIONS RELATING TO EMPLOYEES.   . . . . . . . . . -77-
        7.7  COOPERATION . . . . . . . . . . . . . . . . . . . . . . -79-
        7.8  PRODUCT WARRANTIES  . . . . . . . . . . . . . . . . . . -79-
        7.9  CONSENT PAYMENTS  . . . . . . . . . . . . . . . . . . . -79-

   ARTICLE VIII







        CONDITIONS PRECEDENT
        TO OBLIGATIONS OF PURCHASERS . . . . . . . . . . . . . . . . -79-
        8.1  WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING
             DATE  . . . . . . . . . . . . . . . . . . . . . . . . . -79-
        8.2  COMPLIANCE WITH AGREEMENTS AND COVENANTS. . . . . . . . -79-
        8.3  HART-SCOTT-RODINO . . . . . . . . . . . . . . . . . . . -80-
        8.4  COMPETITION ACT . . . . . . . . . . . . . . . . . . . . -80-
        8.5  CONSENTS AND APPROVALS  . . . . . . . . . . . . . . . . -80-
        8.6  NO MATERIAL ADVERSE CHANGE  . . . . . . . . . . . . . . -80-
        8.7  ACTIONS OR PROCEEDINGS  . . . . . . . . . . . . . . . . -80-
        8.8  ESTOPPEL CERTIFICATES AND NON-DISTURBANCE AGREEMENTS  . -81-
        8.9  CERTAIN EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . -81-
        8.10 PURCHASE INVESTIGATION  . . . . . . . . . . . . . . . . -81-
        8.11 INFORMATION SERVICES LICENSE AND SUPPORT AGREEMENT  . . -82-

   ARTICLE IX

        CONDITIONS PRECEDENT
        TO OBLIGATIONS OF SELLERS  . . . . . . . . . . . . . . . . . -82-
        9.1  WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING
             DATE  . . . . . . . . . . . . . . . . . . . . . . . . . -82-
        9.2  COMPLIANCE WITH AGREEMENTS AND COVENANTS  . . . . . . . -82-
        9.3  HART-SCOTT-RODINO . . . . . . . . . . . . . . . . . . . -83-
        9.4  COMPETITION ACT . . . . . . . . . . . . . . . . . . . . -83-
        9.5  ACTIONS OR PROCEEDINGS  . . . . . . . . . . . . . . . . -83-
        9.6  INFORMATION SERVICES LICENSE AND SUPPORT AGREEMENT  . . -83-
        9.7  CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . -83-

   ARTICLE X

        EMPLOYEES AND BENEFIT PLANS  . . . . . . . . . . . . . . . . -84-
        10.1 EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . -84-
        10.2 LIABILITIES UNDER BENEFIT PLANS . . . . . . . . . . . . -86-
        10.3 NO THIRD PARTY BENEFICIARIES  . . . . . . . . . . . . . -87-

   ARTICLE XI

        CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . -87-
        11.1 CLOSING . . . . . . . . . . . . . . . . . . . . . . . . -87-
        11.2 DELIVERIES BY U.S. SELLER . . . . . . . . . . . . . . . -87-
        11.3 DELIVERIES BY CANADIAN SELLER . . . . . . . . . . . . . -89-
        11.4 DELIVERIES BY SELLERS' PARENT . . . . . . . . . . . . . -91-
        11.5 DELIVERIES BY U.S. PURCHASER  . . . . . . . . . . . . . -91-
        11.6 DELIVERIES BY CANADIAN PURCHASER  . . . . . . . . . . . -92-



   ARTICLE XII

        TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . -93-
        12.1 TERMINATION . . . . . . . . . . . . . . . . . . . . . . -93-
        12.2 EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . -94-






   ARTICLE XIII

        INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . -94-
        13.1 SURVIVAL  . . . . . . . . . . . . . . . . . . . . . . . -94-
        13.2 INDEMNIFICATION BY SELLERS  . . . . . . . . . . . . . . -94-
        13.3 INDEMNIFICATION BY PURCHASERS . . . . . . . . . . . . . -96-
        13.4 LIMITATIONS ON INDEMNIFICATION  . . . . . . . . . . . . -96-
        13.5 CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . -97-
        13.6 NOTICE OF THIRD PARTY CLAIMS; ASSUMPTION OF DEFENSE . . -97-
        13.7 SETTLEMENT OR COMPROMISE  . . . . . . . . . . . . . . . -98-
        13.9 EFFECT ON PURCHASE PRICE OF INDEMNITY PAYMENTS  . . . . -98-
        13.10     INFORMATION SERVICES LICENSE AND SUPPORT AGREEMENT -99-

   ARTICLE XIV

        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . -99-
        14.1 EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . -99-
        14.2 AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . -99-
        14.3 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . -99-
        14.4 EFFECT OF INVESTIGATION . . . . . . . . . . . . . . .  -103-
        14.5 PAYMENTS IN DOLLARS . . . . . . . . . . . . . . . . .  -104-
        14.6 WAIVERS . . . . . . . . . . . . . . . . . . . . . . .  -104-
        14.7 ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . .  -104-
        14.8 NO THIRD PARTY BENEFICIARIES  . . . . . . . . . . . .  -104-
        14.9 PUBLICITY . . . . . . . . . . . . . . . . . . . . . .  -104-
        14.10     FURTHER ASSURANCES . . . . . . . . . . . . . . .  -105-
        14.11     SEVERABILITY . . . . . . . . . . . . . . . . . .  -105-
        14.12     REMEDIES . . . . . . . . . . . . . . . . . . . .  -105-
        14.13     ENTIRE UNDERSTANDING . . . . . . . . . . . . . .  -105-
        14.14     APPLICABLE LAW . . . . . . . . . . . . . . . . .  -105-
        14.15     WAIVER OF JURY TRIAL . . . . . . . . . . . . . .  -106-
        14.16     COUNTERPARTS . . . . . . . . . . . . . . . . . .  -106-
        14.17     OTHER DISCUSSIONS  . . . . . . . . . . . . . . .  -106-
        14.18     REMITTANCES  . . . . . . . . . . . . . . . . . .  -106-
        14.19     BULK SALES.  . . . . . . . . . . . . . . . . . .  -107-
        14.20     CERTAIN PATENTS. . . . . . . . . . . . . . . . .  -107-

   ARTICLE XV

        GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . .  -107-
        15.1 GUARANTY OF SELLERS' PARENT . . . . . . . . . . . . .  -107-
        15.2 GUARANTY OF PURCHASERS' PARENT  . . . . . . . . . . .  -108-

















   EXHIBITS

   Exhibit A-1    Form of Assignment and Assumption Agreement (U.S.)
   Exhibit A-2    Form of Assignment and Assumption Agreement (Canada)
   Exhibit B      Information Services Support Principles
   Exhibit C-1    Form of Shared Facilities Agreement (U.S.)
   Exhibit C-2    Form of Shared Facilities Agreement (Canada)
   Exhibit D      Form of Temporary Trademark Agreement
   Exhibit E-1    Form of Transition Services Agreement (U.S.)
   Exhibit E-2    Form of Transition Services Agreement (Canada)
   Exhibit E-3    Form of Warehouse Services Agreement
   Exhibit F-1    Form of Bill of Sale (U.S.)
   Exhibit F-2    Form of Bill of Sale (Canada)
   Exhibit G-1    Form of Opinion of Counsel for U.S. Seller
   Exhibit G-2    Form of Opinion of Counsel for Canadian Seller
   Exhibit H-1    Form of Opinion of Counsel for U.S. Purchaser
   Exhibit H-2    Form of Opinion of Counsel for Canadian Purchaser
   Exhibit 3.2(a) Example of Net Working Capital Calculation







































                          ASSET PURCHASE AGREEMENT
                          ------------------------


        THIS ASSET PURCHASE AGREEMENT is made as of the 22nd day of February, 1999, by and among ORC ACQUISITION CORP., a Delaware corporation ("U.S. PURCHASER"), 3026186 Nova Scotia Company, a Nova Scotia company ("CANADIAN PURCHASER")(each of U.S. Purchaser and Canadian Purchaser a "PURCHASER" and collectively, the "PURCHASERS"), Ameritech Corporation, a Delaware corporation ("PURCHASERS' PARENT"), Anixter Inc., a Delaware corporation ("U.S. SELLER"), Anixter Canada Inc., a Canadian corporation ("CANADIAN SELLER") (each of U.S. Seller and Canadian Seller a "SELLER" and collectively, the "SELLERS"), and Anixter International Inc., a Delaware corporation ("SELLERS' PARENT"). Certain capitalized terms used herein are defined in
   Article I.

                             W I T N E S E T H:

        WHEREAS, Purchasers desire to purchase from Sellers and Sellers desire to sell to Purchasers all of the Purchased Assets (as hereinafter defined), and Purchasers are willing to assume all of the Assumed Obligations (as hereinafter defined), all upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements herein contained, the parties agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

   1.1  DEFINITIONS.

             "Accounts Receivable" shall mean all accounts receivable, trade receivables, notes receivable and other receivables (whether billed or unbilled), which in any case are payable as a result of goods sold, licensed or leased or services provided by Sellers in connection with the Business, and all accounts receivable-sundry (of the types set forth on SCHEDULE 1.1(A)) of Sellers arising in connection with the Business. In calculating the amount of any Accounts Receivable due from a Person, such amount shall be calculated net of any credit memoranda issued by a Seller to such Person in connection with the Business prior to the Closing and unused prior to the Closing.

             "Administrative Employees" shall have the meaning provided in SECTION 4.18.

             "Affected Employees" shall have the meaning provided in
   SECTION 4.18.





             "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. A Person shall be deemed to "own" another Person if it beneficially owns (within the meaning of the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) more than 50% of the capital stock, other equity interests or voting interests of such other Person. "Control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, (i) no shareholder (as of the date of this Agreement) of Sellers' Parent or Purchasers' Parent shall be deemed an Affiliate of Sellers' Parent or Purchasers' Parent, as the case may be, or any of their respective subsidiaries unless and until such shareholder owns Sellers' Parent or Purchasers' Parent, as the case may be, or any of their respective subsidiaries and (ii) the position of officer or director of a Person, and rights and responsibilities exercised in such role, shall not be deemed to constitute control of such Person.

             "Agreement" shall mean this Asset Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

             "Applicable Laws" shall have the meaning provided in
   SECTION 4.17.

             "Assets" shall mean the Purchased Assets and the Leased
   Assets.

             "Assignment and Assumption Agreement (U.S.)" shall mean an assignment and assumption agreement between U.S. Purchaser and U.S. Seller to be dated the Closing Date, in the form attached hereto as EXHIBIT A-1.

             "Assignment and Assumption Agreement (Canada)" shall mean an assignment and assumption agreement between Canadian Purchaser and Canadian Seller to be dated the Closing Date, in the form attached hereto as EXHIBIT A-2.

             "Assumed Obligations" shall have the meaning provided in
   SECTION 2.4(B).

             "Benefit Plans" shall have the meaning provided in SECTION
   4.17.

             "Business" shall mean the business of assessing, planning, designing, installing, repairing, sourcing (meaning purchasing, selling, leasing and licensing goods and services), deploying, implementing and/or supporting data networking products and providing






   related services (including the provision of simple network management protocol and related management and monitoring services, internet protocol configuring services and route configuring services) in the United States and Canada, as conducted by Sellers at any time prior to the Closing Date, but excluding the business of assessing, planning, designing, sourcing (meaning purchasing, selling, leasing and licensing goods and services), deploying, implementing and supporting passive cabling infrastructure.

             "Business Day" shall mean any day of the year other than
   (i) any Saturday or Sunday or (ii) any other day on which banks located in Chicago, Illinois or Toronto, Canada generally are closed for business.

             "Business Financial Statements" shall mean (i) the audited financial statements of the Business as of January 2, 1998 and (ii) the unaudited financial statements of the Business as of April 3, 1998, July 3, 1998, October 2, 1998 and January 1, 1999, each of which are attached hereto as SCHEDULE 4.4(A), consisting of the combined balance sheets of the Business at such dates and the related combined statements of operations and cash flows of the Business for the fiscal year ended January 2, 1998, the thirteen-week period ended April 3, 1998, the thirteen and twenty-six week periods ended July 3, 1998, the thirteen and thirty-nine week periods ended October 2, 1998 and the fiscal year ended January 1, 1999.

             "Canadian Customer Contracts" shall have the meaning provided in SECTION 2.2(B)(III).

             "Canadian Employee Programs" shall have the meaning provided in SECTION 4.17.

             "Canadian Equipment" shall have the meaning provided in
   SECTION 2.1(B)(I).

             "Canadian Information and Records" shall have the meaning provided in SECTION 2.1(B)(IV).

             "Canadian Intellectual Property Licenses" shall have the meaning provided in SECTION 2.2(B)(V).

             "Canadian Inventory" shall have the meaning provided in
   SECTION 2.1(B)(III).

             "Canadian Owned Intellectual Property" shall have the meaning provided in SECTION 2.1(B)(V).

             "Canadian Personal Property Leases" shall have the meaning provided in SECTION 2.2(B)(II).

             "Canadian Purchase Contracts" shall have the meaning provided in SECTION 2.2(B)(IV).







             "Canadian Purchaser" shall have the meaning provided in the PREAMBLE.

             "Canadian Real Property Leases" shall have the meaning provided in SECTION 2.2(B)(I).

             "Canadian Seller" shall have the meaning provided in the PREAMBLE.

             "Canadian Transferred Permits" shall have the meaning provided in SECTION 2.2(B)(VII).

             "Canadian Vehicles" shall have the meaning provided in
   SECTION 2.1(B)(II).

             "Cash" shall mean all cash, certificates of deposits, bank deposits and other cash equivalents, together with all accrued but unpaid interest thereon, of Sellers.

             "Closing" shall mean the consummation of the transactions contemplated herein in accordance with ARTICLE XI.

             "Closing Date" shall mean the date on which the Closing occurs or is to occur.

             "Closing Date Purchased Receivables Amount" shall have the meaning provided in SECTION 3.5(A).

             "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

             "Computer Equipment" shall mean any and all computer and computer-related equipment including computing devices (including mainframe computers, midrange computers, workstations, servers, personal computers, portable computers, laptop computers and hand-held devices), input devices, output devices (including printers, monitors and similar devices), data storage devices (including disk drives, tape drives and similar devices), network equipment (including cables, connectors, terminators, routers, repeaters, modems, CSU/DSUs and similar devices), electrical equipment (including battery back-up packs, generators, UPS's and similar devices) and associated items (including racks, chassis, bolts, harnesses and similar assets).

             "Computer Purchase Agreements" shall mean any Contract pursuant to which any part of the Computer System was obtained.

             "Computer System" shall mean all Computer Equipment, software, firmware, microcode, embedded microprocessors and other information technology used, held for use, owned, leased or licensed by a Seller in connection with the Business, including any related documentation.






             "Confidential Information" shall mean all Information and Records and Owned Intellectual Property and Licensed Intellectual Property that are not and have not become ascertainable or obtainable from public or published information.

             "Contested Adjustments" shall have the meaning provided in
   SECTION 3.2(B).

             "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, arrangement, indenture, mortgage, note, bond, right, warrant, instrument or plan, whether written or verbal, which is intended or purports to be binding and enforceable.

             "Critical Property" shall mean any Leased Property leased under any U.S. Real Property Lease set forth on SCHEDULE 8.8(A) and any Canadian Real Property Lease set forth on SCHEDULE 8.8(X).

             "Current Assets" shall mean the sum of (i) Accounts Receivable (without any reserve) (ii) Inventory (net of any related reserve) and (iii) prepaid expenses (of the types set forth on
   SCHEDULE 2.1(A)(VIII)), in each case which are included in the Purchased Assets, each as of the Closing Date.

             "Current Liabilities" shall mean (i) the accounts payable-trade, accounts payable-sundry (of the types set forth on SCHEDULE 2.4(A)(II)) and accrued expenses (of the type set forth on SCHEDULE 2.4(A)(III)), incurred by each Seller in the ordinary course of business of the Business which are assumed by U.S. Purchaser pursuant to SECTIONS 2.4(A)(II) and (III) and by Canadian Purchaser pursuant to SECTIONS 2.4(B)(II) and (III) plus (ii) the amount of deferred revenues of the Business (calculated in accordance with the procedures used to determine the amount of deferred revenues in the Business Financial Statements), each as of the Closing Date.

             "Customer Contracts" shall have the meaning provided in
   SECTION 2.2(B)(III).

             "Data Processing Services" shall mean the information technology services performed by or for one or both Sellers prior to Closing to support, directly or indirectly, the operations of the Business (including those portions of the operations of the Business currently integrated with operations of Sellers not related to the Business), including data processing services, report generation, maintenance services, supplier contract management, decision support, root cause analysis, on-line transaction processing, enterprise resource planning and other information technology services related to, or provided in connection with, sales management, order entry, electronic data interchange, proposal generation, marketing, internet support, help desk management, customer service, invoicing, shipping, services management, billing, credit issuance, sales analysis, accounts receivable processing, accounts payable processing,






   collections processing, cash management, vendor pricing, purchasing, inventory management, general ledger, financial reporting, fixed assets, human resources management and disaster recovery.

             "Documentation" shall mean, with respect to a computer program or Computer Equipment, all information, in printed or electronic form, necessary or (to the extent available) desirable to use, administer, maintain and support effectively all features and functionality of such computer program or Computer Equipment, as well as to train users, development Personnel and support Personnel on the same, including programming, user and system documentation, functional specifications, methods and procedures, user manuals, flow diagrams and file descriptions.

             "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars unless otherwise specified.

             "Employees" shall have the meaning provided in SECTION 4.18.

             "Environmental Law" shall mean any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superfund" or "Superlien" Law (including those already referenced in this definition) and any other Law having a similar subject matter.

             "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

             "Environmental Warranties" shall mean the representations and warranties in SECTION 4.22.

             "Equipment" shall have the meaning provided in SECTION
   2.1(B)(I).

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             "Excluded Assets" shall have the meaning provided in SECTION
   2.3.







             "Excluded Contracts" shall have the meaning provided in
   SECTION 2.3(B).

             "Excluded Obligations" shall have the meaning provided in
   SECTION 2.5.

             "Excluded Real Property Leases" shall have the meaning provided in SECTION 2.3(E).

             "First Anniversary Payment" shall have the meaning provided in SECTION 3.6(C).

             "First Anniversary Purchased Receivables Amount" shall have the meaning provided in SECTION 3.6(B).

             "GAAP" shall mean U.S. generally accepted accounting principles at the time in effect.

             "goods" or "products" includes tangible products and assets as well as intangible products and assets (including data and software).

             "Governmental Authority" shall mean the government of the United States or Canada or any other foreign country or any state, province, territory, municipality or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Hazardous Substance" shall mean any material or substance which (i) constitutes a hazardous substance, toxic substance, deleterious substance, contaminant or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant, deleterious substance, contaminant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

             "Hired Employee" shall have the meaning provided in SECTION
   10.1(A).

             "Holdback Amount" shall mean $5,000,000.

             "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
   Improvements Act of 1976, as amended.

             "Identified Contracts" shall have the meaning set forth in
   SECTION 4.14.

             "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under ARTICLE XIII.







             "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under ARTICLE XIII.

             "Independent Accountants" shall have the meaning provided in
   SECTION 3.2(B).

             "Information and Records" shall have the meaning provided in
   SECTION 2.1(B)(IV).

             "Information Services Support Principles" shall have the meaning set forth in SECTION 8.11.

             "Information Services License and Support Agreement" shall mean the Information Services License and Support Agreement by and among Purchasers and U.S. Seller to be dated the Closing Date.

             "Intellectual Property" shall mean all United States, Canadian and foreign patents (including continuations, continuations-in-part, divisionals, reissues and re-examinations thereof) and patent applications (including continuations, continuations-in-part, reissues and re-examinations thereof); United States, Canadian and foreign registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; United States, Canadian and foreign copyrights and copyright registrations (and applications for the same); trade secrets; United States, Canadian and foreign industrial designs and integrated circuit topographies (and applications for same); computer data (including formulations and analyses), computer software (in source code and object code form) and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); know-how, show how and formulae; and all other similar intangible assets, properties and rights.

             "Intellectual Property Licenses" shall have the meaning provided in SECTION 2.2(B)(V).

             "Inventory" shall have the meaning provided in SECTION
   2.1(B)(III).

             "IRS" shall have the meaning provided in SECTION 4.17.

             "Knowledge of Sellers" shall mean the actual knowledge, after reasonable inquiry, of any or all of the following individuals: any or all of the Senior Employees, any or all of the Senior Vice Presidents, Robert Moreton, Michael Mulligan, John Jeromin, Rod Shoemaker, John Dul, Dennis Letham, James Knox, Patricia Garland, Alan Drizd, James Wahout, Craig Costantino, Corinne Corcoran, Mark Kurkul, David Lemme, Bradd Easton, Robert Grubbs, Terry Bender, Steve Dengate and Deborah Bronge.







             "Law" shall mean any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

             "Leased Assets" shall mean all assets leased or licensed to a Seller pursuant to any of the Real Property Leases, Personal
   Property Leases or Intellectual Property Licenses.

             "Leased Property" shall have the meaning provided in SECTION
   4.9(A).

             "Licensed Intellectual Property" shall have the meaning provided in SECTION 4.13.

             "Lien" shall mean any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

             "Logistics Services" shall have the meaning provided in
   SECTION 6.9(A).

             "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, damages (excluding consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall also include any and all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

             "Major Customers" shall have the meaning provided in SECTION 4.24(A)(II).

             "Major Suppliers" shall have the meaning provided in SECTION 4.24(A)(III).

             "Material Adverse Change" shall mean a change in the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of the Business or the Assets that is material and adverse.

             "Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of the Business or the Assets that is material and adverse.

             "Net Working Capital" shall mean Current Assets minus Current Liabilities.








             "Net Working Capital Excess Amount" shall have the meaning provided in SECTION 3.2(C).

             "Net Working Capital Shortfall Amount" shall have the meaning provided in SECTION 3.2(C).

             "Net Working Capital Statement" shall have the meaning provided in SECTION 3.2(A).

             "Non-Competition Period" shall have the meaning provided in
   SECTION 6.9(A).

             "Offered Employees" shall have the meaning provided in
   SECTION 10.1(A).

             "Outstanding Purchased Receivables" shall have the meaning provided in SECTION 3.6(B).

             "Other Canadian Contracts" shall have the meaning provided in SECTION 2.2(B)(VI).

             "Other Contracts" shall have the meaning provided in SECTION 2.2(B)(VI).

             "Other U.S. Contracts" shall have the meaning provided in
   SECTION 2.2(A)(VI).

             "Owned Intellectual Property" shall have the meaning provided in SECTION 2.1(B)(V).

             "Permits" shall mean permits, tariffs, authorizations, licenses, certificates, variances, interim permits, approvals, franchises, notices and rights under any Law or otherwise required or granted by any Governmental Authority and any applications for the foregoing.

             "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association or other entity.

             "Personal Property Leases" shall have the meaning provided in SECTION 2.2(B)(II).

             "Personnel" shall mean, with respect to a party, employees, subcontractors, outsourcers, agents and representatives of such party.

             "Primary Customers" shall have the meaning provided in
   SECTION 4.24(A)(I).

             "Purchase Contracts" shall have the meaning provided in
   SECTION 2.2(B)(IV).






             "Purchase Price" shall have the meaning provided in SECTION
   3.1.

             "Purchase Investigation" shall have the meaning provided in
   SECTION 6.4.

             "Purchased Assets" shall have the meaning provided in
   SECTION 2.1(B).

             "Purchased Contracts and Permits" shall have the meaning provided in SECTION 2.2(B).

             "Purchased Receivables" shall have the meaning provided in
   SECTION 3.6(A).

             "Purchaser" or "Purchasers" shall have the meaning provided in the PREAMBLE.

             "Purchaser Employee" shall have the meaning provided in
   SECTION 6.9(A)(II).

             "Purchaser Indemnified Party" shall have the meaning provided in SECTION 13.2.

             "Purchaser Party" shall mean U.S. Purchaser, Canadian Purchaser and Purchasers' Parent.

             "Purchasers' Accountants" shall mean Arthur Andersen LLP.

             "Purchaser's Authorization Warranties" shall mean the representations and warranties in SECTIONS 5.1 and 5.2.

             "Purchasers' Consents" shall have the meaning provided in
   SECTION 5.3(A).

             "Purchasers' Parent" shall have the meaning provided in the PREAMBLE.

             "Real Property Leases" shall have the meaning provided in
   SECTION 2.2(B)(I).

             "Related Agreement" shall mean any of the (i) Assignment and Assumption Agreement (U.S.), (ii) Assignment and Assumption Agreement (Canada), (iii) Shared Facilities Agreement (U.S.), (iv) Shared Facilities Agreement (Canada), (v) Information Services License and Support Agreement, (vi) Temporary Trademark Agreement, (vii) Transition Services Agreement (U.S.), (viii) Transition Services Agreement (Canada), (ix) Warehouse Services Agreement, (x) Bill of Sale (U.S.) delivered by U.S. Seller to U.S. Purchaser pursuant to
   SECTION 11.2(B), (xi) Bill of Sale (Canada) delivered by Canadian Seller to Canadian Purchaser pursuant to SECTION 11.3(B), (xii) certificate, dated the Closing Date, of U.S. Seller certifying as to






   compliance by U.S. Seller with SECTIONS 8.1 and 8.2, (xiii) certificate, dated the Closing Date, of Canadian Seller certifying as to compliance by Canadian Seller with SECTIONS 8.1 and 8.2, (xiv) certificate, dated the Closing Date, of U.S. Purchaser certifying as to compliance with SECTIONS 9.1 and 9.2, and (xv) certificate, dated the Closing Date, of Canadian Purchaser certifying as to compliance with SECTIONS 9.1 and 9.2. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

             "Retained Business" shall mean the business conducted by Sellers at the date of this Agreement other than the Business in the Territory.

             "Restricted Activities" shall mean the sale or lease, direct or indirect, of wire and cable products and passive connectivity products (E.G., jacks, patch panels) to (i) Persons who install such sold or leased products (such Persons, "installers"), (ii) Persons who sell such sold or leased products, directly or indirectly, to installers or (iii) end-users who purchase or lease such sold or leased products in conjunction with the purchase of installation services for such sold or leased products from an installer pursuant to an arrangement between the seller or lessor of such products and such installer; PROVIDED, that Restricted Activities do not include the sale or lease of such products incidental to the sale, licensing, leasing or providing of other products or services (e.g., network integration services).

             "Seller" or "Sellers" shall have the meaning provided in the PREAMBLE.

             "Seller Employee" shall have the meaning provided in
   SECTION 7.6(A)(II).

             "Seller Indemnified Party" shall have the meaning provided in SECTION 13.3.

             "Seller Party" shall mean U.S. Seller, Canadian Seller and Sellers' Parent.

             "Seller Proprietary System Software" shall mean all software and related materials (in source code and object code form) that are owned by one or both Sellers and were used at any time by or for one or both Sellers in connection with the Business or to provide Data Processing Services, including computer programs and related Documentation developed by or for one or both Sellers, and all enhancements, modifications, versions and derivative works of the same.

             "Sellers' Accountants" shall mean Ernst & Young LLP.








             "Sellers' Consents" shall have the meaning provided in
   SECTION 4.3(A).

             "Sellers' Parent" shall have the meaning provided in the PREAMBLE.

             "Senior Employees" shall mean Scott Wilson, Michael Duncan, James Serenbetz, Kevin Burns, Robert DeBolt, and William Collins.

             "Senior Vice Presidents" shall mean William Henis, Craig Stevens, William Galvin, Michael Reeves, Michael Luther, William McCarthy, Robert Eck, Terrence Bender, and James Nyhan.

             "Shared Facilities Agreement (Canada)" shall mean the Shared Facilities Agreement (Canada) between Canadian Purchaser and Canadian Seller to be dated the Closing Date, in the form attached hereto as EXHIBIT C-2.

             "Shared Facilities Agreement (U.S.)" shall mean the Shared Facilities Agreement (U.S.) between U.S. Purchaser and U.S. Seller to be dated the Closing Date, in the form attached hereto as EXHIBIT C-1.

             "Sufficiency Warranties" shall mean the representations and warranties in SECTION 4.6(B).

             "System Software" shall mean the Seller Proprietary System Software and the Third-Party System Software.

             "Tax Return" shall mean any report, return, declaration or other information or filing required to be supplied to a Governmental Authority in connection with any Taxes or in connection with any other provision in any domestic or foreign, federal, provincial, municipal, state, territorial or other Tax Law.

             "Tax Statute of Limitations Date" shall mean the close of business on the 90th day after the expiration of (i) the applicable statute of limitations with respect to Taxes, or (ii) in the case of Canada, the period of time during which a Governmental Authority is permitted to reassess Taxes, interest or penalties, including, in any such case, any extensions thereof other than any such extension after the date hereof that arises by virtue of an Indemnified Person waiving a limitation date without the prior consent of an Indemnifying Person (or if any such date is not a Business Day, the next Business Day).

             "Tax Warranties" shall mean the representations and warranties in SECTIONS 4.17 and 4.20.

             "Taxes" shall mean all taxes, imposts, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel,






   excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee's income withholding, other withholding, unemployment, employment and Social Security payments or taxes, and any other taxes, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan or provincial pension plan contributions and workers compensation premiums, together with any installments with respect thereto, which are imposed by any Governmental Authority, and such term shall include any interest, penalties, fines or additions to tax attributable thereto, whether disputed or not.

             "Temporary Trademark Agreement" shall mean the Temporary Trademark Agreement by and among Purchasers and U.S. Seller to be dated the Closing Date for the use of certain trademarks, in the form attached hereto as EXHIBIT D.

             "Territory" shall have the meaning provided in SECTION
   6.9(A).

             "Third-Party System Software" shall mean all software and related materials (other than the Seller Proprietary System Software) that are used or accessed at any time after January 2, 1998 by or for one or both Sellers in connection with the Business or to provide Data Processing Services, including computer programs and related Documentation owned by third parties and used by one or both Sellers, and all enhancements, modifications, versions and derivative works of the same provided to one or both Sellers.

             "Title and Authorization Warranties" shall mean the representations and warranties in SECTIONS 4.1, 4.2 and 4.6(a).

             "Transferred Permits" shall have the meaning provided in
   SECTION 2.2(B)(VII).

             "Transition Services Agreement (Canada)" shall mean the Transition Services Agreement (Canada) between Canadian Purchaser and Canadian Seller to be dated the Closing Date for the provision of certain administrative services by Canadian Seller to Canadian
   Purchaser, in the form attached hereto as EXHIBIT E-2.

             "Transition Services Agreement (U.S.)" shall mean the Transition Services Agreement (U.S.) between U.S. Purchaser and U.S. Seller to be dated the Closing Date for the provision of certain administrative services by U.S. Seller to U.S. Purchaser, in the form attached hereto as EXHIBIT E-1.

             "U.S. Customer Contracts" shall have the meaning provided in
   SECTION 2.2(A)(III).

             "U.S. Equipment" shall have the meaning provided in SECTION 2.1(A)(I).







             "U.S. Information and Records" shall have the meaning provided in SECTION 2.1(A)(IV).

             "U.S. Intellectual Property Licenses" shall have the meaning provided in SECTION 2.2(A)(V).

             "U.S. Inventory" shall have the meaning provided in SECTION 2.1(A)(III).

             "U.S. Owned Intellectual Property" shall have the meaning provided in SECTION 2.1(A)(V).

             "U.S. Personal Property Leases" shall have the meaning provided in SECTION 2.2(A)(II).

             "U.S. Purchase Contracts" shall have the meaning provided in
   SECTION 2.2(A)(IV).

             "U.S. Purchaser" shall have the meaning provided in the PREAMBLE.

             "U.S. Real Property Leases" shall have the meaning provided in SECTION 2.2(A)(I).

             "U.S. Seller" shall have the meaning provided in the PREAMBLE.

             "U.S. Transferred Permits" shall have the meaning provided in SECTION 2.2(A)(VII).

             "U.S. Vehicles" shall have the meaning provided in SECTION 2.1(A)(II).

             "Vehicles" shall have the meaning provided in SECTION
   2.1(B)(II).

             "Warehouse Services Agreement" shall mean the Warehouse Services Agreement between Canadian Purchaser and Canadian Seller to be dated the Closing Date, in the form attached hereto as EXHIBIT E-3.

             "Year 2000 Compliant" means the ability to process correctly date data (including producing, calculating, comparing and sequencing date data) from, into and between the twentieth and twenty-first centuries (or any period prior to and any period after midnight on December 31, 1999) without degradation in performance or unusual intervention, including correct and continuous processing during the transition between the years 1999 and 2000 and correct processing of leap year dates.

        1.2 INTERPRETATION. The headings preceding the text of Articles and SECTIONs included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be






   deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder.
   Underscored references to Articles, SECTIONs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same SECTION in which such reference occurs. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, SECTION or clause of or Exhibit or Schedule to this Agreement.


                                 ARTICLE II

                        SALE AND PURCHASE OF ASSETS;
                      ASSUMPTION OF ASSUMED OBLIGATIONS

        2.1  PURCHASED ASSETS.

             (a) Subject to the terms and conditions of this Agreement, at and as of the Closing, U.S. Seller shall sell, assign, convey, transfer and deliver to U.S. Purchaser, and U.S. Purchaser shall purchase, acquire and take assignment and delivery of, all of U.S. Seller's right, title and interest in and to, all of the assets (wherever located) that are used or held for use in, or relate to, in whole or in part, the Business, including all of U.S. Seller's right, title and interest in and to the following:

                  (i) EQUIPMENT. All machinery, equipment, fixed assets, plant-under-construction, furniture, tools, spare parts, maintenance equipment, materials, Computer Equipment and other items of personal property of every kind and description that are used or held for use in, or relate to, in whole or in part, the Business (excluding the U.S. Vehicles and U.S. Inventory) (collectively, the "U.S. EQUIPMENT"), including the U.S. Equipment set forth on
             SCHEDULE 2.1(A)(I);






                  (ii) VEHICLES.  All automobiles, service trucks,
             delivery trucks, tractors, trailers and other vehicles that are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "U.S. VEHICLES"), including the U.S. Vehicles set forth on SCHEDULE 2.1(A)(II);

                  (iii) INVENTORY. All supplies, materials and other inventories that are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "U.S. INVENTORY");

                  (iv) INFORMATION AND RECORDS.  All books, records,
             files, databases, plans, specifications, technical information, confidential information, price lists, promotional materials, advertising copy and data, marketing research and information, competitive analysis, sales records, service records, customer lists and files, other customer information, plans and designs of buildings, structures, fixtures and equipment, environmental control, monitoring and test records and all other proprietary information that is used or held for use in, or relates to, in whole or in part, the Business, other than Intellectual Property, including copies of the following papers and records in U.S. Seller's care, custody or control or otherwise available to it: all financial records and files of the Business, records relating solely to Taxes of the Business and, to the extent permitted by Law, personnel and labor relations records and employee benefits and compensation plans and records with respect to Hired Employees (collectively, the "U.S. INFORMATION AND RECORDS");

                  (v) INTELLECTUAL PROPERTY. All Intellectual Property owned by U.S. Seller that relates to other Assets or is used or held for use in, or relates to, in whole or in part, the Business (the "U.S. OWNED INTELLECTUAL PROPERTY"), including the U.S. Owned Intellectual Property set forth on SCHEDULE 2.1(A)(V);

                  (vi) OTHER INTANGIBLES.  All customer relationships
             arising in conjunction with the Business and goodwill, if any, of the Business;

                  (vii)     ACCOUNTS RECEIVABLE.  All Accounts
             Receivable; and

                  (viii) OTHER ASSETS. All other assets of U.S. Seller that are used or held for use in, or relate to, in whole or in part, the Business, including prepaid expenses (of the types set forth on SCHEDULE 2.1(A)(VIII)) and lease, utility and similar deposits of U.S. Seller, claims and






             rights to insurance proceeds and awards relating to other Assets or Assumed Obligations, and any and all other deposits, prepayments, guaranties, letters of credit, bonds, claims and rights of or for the benefit of U.S. Seller that are used or held for use in, or relate to, in whole or in part, the Business.

             (b) Subject to the terms and conditions of this Agreement, at and as of the Closing, Canadian Seller shall sell, assign, convey, transfer and deliver to Canadian Purchaser, and Canadian Purchaser shall purchase, acquire and take assignment and delivery of, all of Canadian Seller's right, title and interest in and to, all of the assets (wherever located) that are used or held for use in, or relate to, in whole or in part, the Business, including all of Canadian Seller's right, title and interest in and to the following:

                  (i) EQUIPMENT. All machinery, equipment, fixed assets, plant-under-construction, furniture, tools, spare parts, maintenance equipment, materials, Computer Equipment and other items of personal property of every kind and description that are used or held for use in, or relate to, in whole or in part, the Business (excluding the Canadian Vehicles and Canadian Inventory) (collectively, the "CANADIAN EQUIPMENT", and together with the U.S. Equipment, the "EQUIPMENT"), including the Canadian Equipment set forth on SCHEDULE 2.1(B)(I);

                  (ii) VEHICLES.  All automobiles, service trucks,
             delivery trucks, tractors, trailers and other vehicles that are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "CANADIAN VEHICLES", and together with the U.S. Vehicles, the "VEHICLES"), including the Canadian Vehicles set forth on SCHEDULE 2.1(B)(II);

                  (iii) INVENTORY. All supplies, materials and other inventories that are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "CANADIAN INVENTORY", and together with the U.S. Inventory, the "INVENTORY");

                  (iv) INFORMATION AND RECORDS.  All books, records,
             files, databases, plans, specifications, technical information, confidential information, price lists, promotional materials, advertising copy and data, marketing research and information, competitive analysis, sales records, service records, customer lists and files, other customer information, plans and designs of buildings, structures, fixtures and equipment, environmental control, monitoring and test records and all other proprietary information that is used or held for use in, or relates to,






             in whole or in part, the Business, other than Intellectual Property, including copies of the following papers and records in Canadian Seller's care, custody or control or otherwise available to it: all financial records and files of the Business, records relating solely to Taxes of the Business and, to the extent permitted by Law, personnel and labor relations records and employee benefits and compensation plans and records with respect to Hired Employees (collectively, the "CANADIAN INFORMATION AND RECORDS," and together with the U.S. Information and Records, the "INFORMATION AND RECORDS");

                  (v) INTELLECTUAL PROPERTY. All Intellectual Property owned by Canadian Seller that relates to other Assets or is used or held for use in, or relates to, in whole or in part, the Business (the "CANADIAN OWNED INTELLECTUAL PROPERTY," and together with the U.S. Owned Intellectual Property, the "OWNED INTELLECTUAL PROPERTY"), including the Canadian Owned Intellectual Property set forth on SCHEDULE 2.1(B)(V);

                  (vi) OTHER INTANGIBLES.  All customer relationships
             arising in conjunction with the Business and goodwill, if any, of the Business;

                  (vii)     ACCOUNTS RECEIVABLE.  All Accounts
             Receivable; and

                  (viii) OTHER ASSETS. All other assets of Canadian Seller that are used or held for use in, or relate to, in whole or in part, the Business, including prepaid expenses (of the types set forth on SCHEDULE 2.1(A)(VIII)) and lease, utility and similar deposits of Canadian Seller, claims and rights to insurance proceeds and awards relating to other Assets or Assumed Obligations, and any and all other deposits, prepayments, guaranties, letters of credit, bonds, claims and rights of or for the benefit of Canadian Seller that are used or held for use in, or relate to, in whole or in part, the Business.

        All of the foregoing assets described in SECTION 2.1(A) and this
   SECTION 2.1(B), together with the Purchased Contracts and Permits, are referred to herein collectively as the "PURCHASED ASSETS."

        2.2  ASSIGNMENT OF CONTRACTS AND PERMITS.

             (a) Subject to the terms and conditions of this Agreement, at and as of the Closing, U.S. Seller shall assign and transfer to U.S. Purchaser all of U.S. Seller's right, title and interest in and to, and U.S. Purchaser shall take assignment of, (i) all of the Contracts to which U.S. Seller is a party and which relate to, in whole or in part, other Assets or which are used in or held for use in, or which relate to, in whole or in part, the






        Business and (ii) all of the Permits of U.S. Seller which relate to, in whole or in part, other Assets or which are used or held for use in, or relate to, in whole or in part, the Business and which are transferable, including the following:

                  (i) REAL PROPERTY LEASES. The leases to or by U.S. Seller of real property set forth on SCHEDULE 2.2(A)(I) (collectively, the "U.S. REAL PROPERTY LEASES");

                  (ii) PERSONAL PROPERTY LEASES.  All leases to or by
             U.S. Seller of personal property that relates to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "U.S. PERSONAL PROPERTY LEASES"), including the U.S. Personal Property Leases set forth on SCHEDULE 2.2(A)(II);

                  (iii) CUSTOMER CONTRACTS. All customer contracts, equipment leases, purchase orders and other Contracts for the sale, lease or provision by U.S. Seller of goods or services or pursuant to which U.S. Seller is granted any franchise or license to sell, lease or provide goods or services that relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "U.S. CUSTOMER CONTRACTS"), including the U.S. Customer Contracts set forth on SCHEDULE 2.2(A)(III);

                  (iv) PURCHASE CONTRACTS.  All purchase orders and other
             Contracts for the purchase by U.S. Seller of goods or services that relate to, in whole or in part, other Assets or are (or are to be) used or held for use in, or relate to, in whole or in part, the Business (collectively, the "U.S. PURCHASE CONTRACTS");

                  (v) INTELLECTUAL PROPERTY LICENSES. All agreements for the license to or by U.S. Seller of any Intellectual Property that relates to, in whole or in part, other Assets or is used or held for use in, or relates to, in whole or in part, the Business (collectively, the "U.S. INTELLECTUAL PROPERTY LICENSES"), including the U.S. Intellectual Property Licenses set forth on SCHEDULE 2.2(A)(V);

                  (vi) OTHER U.S. CONTRACTS.  All other Contracts of U.S.
             Seller that relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "OTHER U.S.
             CONTRACTS"); and

                  (vii) TRANSFERRED PERMITS. All Permits of U.S. Seller which relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business and which are transferable (collectively,






             the "U.S. TRANSFERRED PERMITS"), including the U.S.
             Transferred Permits set forth on SCHEDULE 2.2(A)(VII).

             (b) Subject to the terms and conditions of this Agreement, at and as of the Closing, Canadian Seller shall assign and transfer to Canadian Purchaser all of Canadian Seller's right, title and interest in and to, and Canadian Purchaser shall take assignment of, (i) all of the Contracts to which Canadian Seller is a party and which relate to, in whole or in part, other Assets or which are used in or held for use in, or which relate to, in whole or in part, the Business and (ii) all of the Permits of Canadian Seller which relate to, in whole or in part, other Assets or which are used or held for use in, or relate to, in whole or in part, the Business and which are transferable, including the following:

                  (i) REAL PROPERTY LEASES. The leases to or by Canadian Seller of real property set forth on SCHEDULE 2.2(B)(I) (collectively, the "CANADIAN REAL PROPERTY LEASES," and together with the U.S. Real Property Leases, the "REAL PROPERTY LEASES");

                  (ii) PERSONAL PROPERTY LEASES.  All leases to or by
             Canadian Seller of personal property that relates to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "CANADIAN PERSONAL PROPERTY LEASES," and together with the U.S. Personal Property Leases, the "PERSONAL PROPERTY LEASES"), including the Canadian Personal Property Leases set forth on SCHEDULE 2.2(B)(II);

                  (iii) CUSTOMER CONTRACTS. All customer contracts, equipment leases, purchase orders and other Contracts for the sale, lease or provision by Canadian Seller of goods or services or pursuant to which Canadian Seller is granted any franchise or license to sell, lease or provide goods or services that relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "CANADIAN CUSTOMER CONTRACTS," and together with the U.S. Customer Contracts, the "CUSTOMER CONTRACTS"), including the Canadian Customer Contracts set forth on SCHEDULE 2.2(B)(III);

                  (iv) PURCHASE CONTRACTS.  All purchase orders and other
             Contracts for the purchase by Canadian Seller of goods or services that relate to, in whole or in part, other Assets or are (or are to be) used or held for use in, or relate to, in whole or in part, the Business (collectively, the "CANADIAN PURCHASE CONTRACTS," and together with the U.S. Purchase Contracts, the "PURCHASE CONTRACTS");








                  (v) INTELLECTUAL PROPERTY LICENSES. All agreements for the license to or by Canadian Seller of any Intellectual Property that relates to, in whole or in part, other Assets or is used or held for use in, or relates to, in whole or in part, the Business (collectively, the "CANADIAN INTELLECTUAL PROPERTY LICENSES," and together with the U.S. Intellectual Property Licenses, the "INTELLECTUAL PROPERTY LICENSES"), including the Canadian Intellectual Property Licenses set forth on SCHEDULE 2.2(B)(V);

                  (vi) OTHER CANADIAN CONTRACTS.  All other Contracts of
             Canadian Seller that relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business (collectively, the "OTHER CANADIAN CONTRACTS," and together with the Other U.S. Contracts, the "OTHER CONTRACTS"); and

                  (vii) TRANSFERRED PERMITS. All Permits of Canadian Seller which relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Business and which are transferable (collectively, the "CANADIAN TRANSFERRED PERMITS", and together with the U.S. Transferred Permits, the "PERMITS"), including the Canadian Transferred Permits set forth on SCHEDULE 2.2(B)(VII) .

        All of the foregoing Contracts and Permits described in SECTION 2.2(A) and this SECTION 2.2(B) are referred to herein collectively as the "PURCHASED CONTRACTS AND PERMITS." Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or Permit or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the consent of a third party thereto, would constitute a breach or violation thereof and if such a consent is not obtained at or prior to the Closing, in which case the provisions of SECTION 6.2 shall apply, provided that this sentence shall not limit or otherwise affect the terms of SECTIONS 4.3, 5.3 or 8.5.

        (a) EXCLUDED ASSETS. Notwithstanding the terms of SECTIONS 2.1 and 2.2, the following assets of a Seller shall be retained by such Seller, are not being sold or assigned to either Purchaser hereunder and do not constitute Purchased Assets (all of the following are referred to herein collectively as the "EXCLUDED ASSETS"):

             (a)  CASH.  All Cash and marketable securities;

             (b) EXCLUDED CONTRACTS. All Contracts of a Seller listed on SCHEDULE 2.3(B) (the "EXCLUDED CONTRACTS");

             (c) EMPLOYEE ASSETS. All assets of any Benefit Plan or related trust;






             (d) ORIGINALS. Originals of a Seller's financial records and files, records relating solely to Taxes, personnel and labor relations records and employee benefits and compensation plans and records;

             (e)  REAL PROPERTY LEASES.    The leases to or by a Seller
        of real property set forth on SCHEDULE 2.3(E) (collectively, the "EXCLUDED REAL PROPERTY LEASES");

             (f)  ADVANCES TO AFFILIATES AND CERTAIN EMPLOYEES.   All
        receivables owing to a Seller from (i) Affiliates of either Seller and (ii) employees of a Seller that do not become Hired Employees;

             (g) CONTRACTS NOT CONFORMING TO THIS AGREEMENT. Unless Purchasers elect otherwise by notice to Sellers, (i) any Contract not disclosed pursuant to SECTION 4.14 that should have been disclosed pursuant thereto and that (A) either (x) requires a payment after the Closing by any party in excess of, or a series of payments which in the aggregate exceed, $100,000 or provides for the delivery of goods or performance of services, or any combination thereof, after the Closing having a value in excess of $100,000 or (y) has a term, or requires the performance of any obligations of a Seller or any other party over a period, in excess of six (6) months after the Closing and imposes any material obligation on either Seller or (B) is otherwise material to the Business and (ii) any Contracts entered into in violation of SECTION 6.3;

             (h) FINANCING AGREEMENTS. All Contracts relating to the borrowing of funds by a Seller, except for extensions of credit in the ordinary course of business of the Business for purchases of goods and services;

             (i) ANIXTER TRADEMARK. The trademark "Anixter" and all derivations thereof;

             (j) EMPLOYEE CONTRACTS. All Contracts between a Seller and any of its officers, directors, employees and consultants, including all such Contracts relating to the sale of the Business;

             (k) EXCLUDED PERMITS. The Permits of a Seller relating exclusively to authority to transact business as a foreign or extra-provincial corporation and similar Permits required exclusively in connection with the conduct of a Seller's business generally and not the Business in particular (including taxpayer and employer identification numbers and accounts);

             (l) COLLECTIVE BARGAINING AGREEMENTS. All collective bargaining Contracts and other union or collective bargaining unit Contracts;






             (m)  OTHER EXCLUDED ASSETS. The assets of a Seller listed on
   SCHEDULE 2.3(M);

             (n) ACQUISITION AGREEMENTS. Acquisition Agreement, dated September 2, 1998, between U.S. Seller and Persetel Q Data Holdings Limited and all Contracts entered into in connection with such agreement;

             (o) CERTAIN CONTRACT RIGHTS. All rights under Purchased Contracts and Permits (excluding any Permits) to the extent related to any Excluded Obligations; and

             (p) EXCLUDED INFORMATION AND RECORDS. All Information and Records related exclusively to any of the assets described in SECTIONS 2.3(A) - (O).

        2.3  ASSUMED OBLIGATIONS.

             (a) At the Closing, U.S. Purchaser shall assume, and agree to pay, perform, fulfil and discharge, the following obligations of U.S. Seller:

                  (i) CONTRACT OBLIGATIONS. The obligations of U.S. Seller which are required to be performed, and become performable, after the Closing Date under the Purchased Contracts and Permits (but not, except as otherwise provided in SECTION 2.4(A)(IV), any warranty obligations of U.S. Seller or any liabilities of U.S. Seller in respect of a breach by U.S. Seller of or default by U.S. Seller under any of the Purchased Contracts and Permits or any liabilities or obligations arising on or prior to the Closing Date), to the extent such Contracts and Permits, and all rights of U.S. Seller thereunder, are effectively assigned to U.S. Purchaser on the Closing Date pursuant to SECTION 2.2(A) or 6.2, but excluding any Contract constituting an Excluded Asset;

                  (ii) ACCOUNTS PAYABLE. The accounts payable-trade and
             accounts payable-sundry (of the types set forth on SCHEDULE 2.4(A)(II)) incurred by U.S. Seller in the ordinary course of business of the Business which are set forth on (and only in the amounts set forth on) the Net Working Capital Statement, excluding, in any event, any accounts payable-trade and accounts payable-sundry owing by U.S. Seller to an Affiliate of either Seller;

                  (iii) ACCRUED EXPENSES. The accrued expenses (of the types set forth on SCHEDULE 2.4(A)(III)) accrued by U.S. Seller in the ordinary course of business of the Business which are set forth on (and only in the amounts set forth on) the Net Working Capital Statement; and







                  (iv) CERTAIN WARRANTIES. Notwithstanding the
             limitations in SECTION 2.4(A)(I), the obligations of U.S. Seller in respect of service warranties arising under U.S. Customer Contracts, to the extent such U.S. Customer Contracts, and all rights of U.S. Seller thereunder, are effectively assigned to U.S. Purchaser on the Closing Date pursuant to SECTION 2.2(A) or 6.2, but excluding any Customer Contract constituting an Excluded Asset, PROVIDED, that neither U.S. Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, (1) any service warranty obligations relating to any services performed by U.S. Seller more than 90 days prior to the Closing Date, (2) any service warranty obligations asserted more than 90 days after the Closing Date, (3) any service warranty obligations in an amount in excess of (x) $100,000 with respect to any single service project performed by U.S. Seller and (y) $1,500,000 (less the amount of service warranty obligations performed by Canadian Purchaser pursuant to SECTION 2.4(B)(IV)) in the aggregate (it being understood that for purposes of this clause (3) the amount of service warranty obligations shall be calculated as the price U.S. Purchaser would charge third party customers for the services needed to perform such obligations and it being further understood that U.S. Purchaser shall have the sole discretion to select which service warranty obligations it shall perform if such obligations exceed the foregoing limits), (4) liabilities of U.S. Seller (other than the service warranty obligations assumed pursuant to this
             SECTION 2.4(A)(IV)) in respect of a breach by U.S. Seller of or default by U.S. Seller under any Customer Contract, (5) any obligation or liability of U.S. Seller relating to the failure or potential failure of any product or service provided by U.S. Seller (including any computer software) to be Year 2000 Compliant or (6) any other product warranty obligations.

             (b) At the Closing, Canadian Purchaser shall assume, and agree to pay, perform, fulfil and discharge, the following obligations of Canadian Seller:

                  (i) CONTRACT OBLIGATIONS. The obligations of Canadian Seller which are required to be performed, and become performable, after the Closing Date under the Purchased Contracts and Permits (but not, except as otherwise provided in SECTION 2.4(B)(IV), any warranty obligations of Canadian Seller or any liabilities of Canadian Seller in respect of a breach by Canadian Seller of or default by Canadian Seller under any of the Purchased Contracts and Permits or any liabilities or obligations arising on or prior to the Closing Date), to the extent such Contracts and Permits, and all rights of Canadian Seller thereunder, are effectively






             assigned to Canadian Purchaser on the Closing Date pursuant to SECTION 2.2(B) or 6.2, but excluding any Contract constituting an Excluded Asset;

                  (ii) ACCOUNTS PAYABLE. The accounts payable-trade and
             accounts payable-sundry (of the types set forth on SCHEDULE 2.4(A)(II)) incurred by Canadian Seller in the ordinary course of business of the Business which are set forth on (and only in the amounts set forth on) the Net Working Capital Statement, excluding, in any event, any accounts payable-trade and accounts payable-sundry owing by Canadian Seller to an Affiliate of either Seller;

                  (iii) ACCRUED EXPENSES. The accrued expenses (of the types set forth on SCHEDULE 2.4(A)(III)) accrued by Canadian Seller in the ordinary course of business of the Business which are set forth on (and only in the amounts set forth on) the Net Working Capital Statement; and

                  (iv) CERTAIN WARRANTIES. Notwithstanding the
             limitations in SECTION 2.4(B)(I), the obligations of Canadian Seller in respect of service warranties arising under Canadian Customer Contracts, to the extent such Canadian Customer Contracts, and all rights of Canadian Seller thereunder, are effectively assigned to Canadian Purchaser on the Closing Date pursuant to SECTION 2.2(B) OR 6.2, but excluding any Customer Contract constituting an Excluded Asset, PROVIDED, that neither Canadian Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, (1) any service warranty obligations relating to any services performed by Canadian Seller more than 90 days prior to the Closing Date, (2) any service warranty obligations asserted more than 90 days after the Closing Date, (3) any service warranty obligations in an amount in excess of (x) $100,000 with respect to any single service project performed by Canadian Seller and
             (y) $1,500,000 (less the amount of service warranty obligations performed by U.S. Purchaser pursuant to SECTION 2.4(A)(IV)) in the aggregate (it being understood that for purposes of this clause (3) the amount of service warranty obligations shall be calculated as the price Canadian Purchaser would charge third party customers for the services needed to perform such obligations and it being further understood that Canadian Purchaser shall have the sole discretion to select which service warranty obligations it shall perform if such obligations exceed the foregoing limits), (4) liabilities of Canadian Seller (other than the service warranty obligations assumed pursuant to this
             SECTION 2.4(B)(IV)) in respect of a breach by Canadian Seller of or default by Canadian Seller under any Customer Contract, (5) any obligation or liability of Canadian Seller






             relating to the failure or potential failure of any product or service provided by Canadian Seller (including any computer software) to be Year 2000 Complaint or (6) any other product warranty obligations.

        All of the foregoing obligations described in SECTION 2.4(A) and this SECTION 2.4(B) are referred to herein collectively as the "ASSUMED OBLIGATIONS."

        2.4 NO OTHER LIABILITIES ASSUMED. Anything in this Agreement to the contrary notwithstanding, except as specifically set forth in
   SECTION 2.4 or SECTION 6.2, neither Purchasers nor any of their respective Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation or other liability of a Seller or any of its Affiliates whatsoever, including (i) any obligation or liability of a Seller or any of its Affiliates relating to the failure of any product or service provided by such Seller or Affiliate (including any computer software) to be Year 2000 Compliant and (ii) all obligations and liabilities for Taxes of a Seller or any of its Affiliates, to the extent not included on the Net Working Capital Statement (collectively, the "EXCLUDED OBLIGATIONS").


                                 ARTICLE III

                         PURCHASE PRICE AND PAYMENT

        3.1 PAYMENT OF PURCHASE PRICE. On the Closing Date, in consideration for the sale of the Purchased Assets by each Seller, Purchasers shall (a) assume the Assumed Obligations as provided in
   SECTION 2.4 and (b) pay an aggregate purchase price (as it may be adjusted pursuant to SECTION 3.2, the "PURCHASE PRICE") of Two Hundred Million Dollars ($200,000,000) as follows: (i) U.S. Purchaser shall pay to U.S. Seller One Hundred Eighty Five Million Dollars ($185,000,000), less (1) the Holdback Amount and less or plus (2) the net amount of prorations owing to or payable by U.S. Purchaser pursuant to SECTION 3.3 (to the extent ascertainable on or prior to the Closing Date), payable to U.S. Seller by electronic transfer to such account or accounts as U.S. Seller shall specify to U.S. Purchaser in writing prior to the Closing Date and (ii) Canadian Purchaser shall pay to Canadian Seller Fifteen Million Dollars ($15,000,000), less or plus the net amount of prorations owing to or payable by Canadian Purchaser pursuant to SECTION 3.3 (to the extent ascertainable on or prior to the Closing Date), payable to Canadian Seller by electronic transfer to such account or accounts as Canadian Seller shall specify to Canadian Purchaser in writing prior to the Closing Date.










        3.2  ADJUSTMENT TO PURCHASE PRICE.

             (a) As soon as practicable, but within 60 days after the Closing Date, Sellers and Sellers' Accountants shall prepare and deliver to Purchasers a statement of Net Working Capital (the "NET WORKING CAPITAL STATEMENT") as at the close of business on the Closing Date, setting forth the Current Assets, Current Liabilities and Net Working Capital as at such date, determined in accordance with GAAP applied on a basis consistent with the Business Financial Statements and converting Canadian dollars to United States Dollars at the exchange rate as of the Closing Date as quoted in The Wall Street Journal, Final Eastern Edition, on the Closing Date, except that assets (such as non-transferable utility deposits, non-refundable prepaid insurance premiums and similar assets) which cannot be fully transferred to a Purchaser at the Closing, or the benefits of which cannot be made available to a Purchaser pursuant to SECTION 6.2, shall not be included in the Current Assets or otherwise reflected on the Net Working Capital Statement. EXHIBIT 3.2(A) provides an example of the calculation of Net Working Capital as at the close of business on October 2, 1998. The Net Working Capital Statement shall be certified as presenting fairly the Net Working Capital, determined in accordance with GAAP consistently applied, by the Chief Financial Officer of each Seller and by Sellers' Accountants. In connection with the preparation of the Net Working Capital Statement, Sellers and Sellers' Accountants shall take a physical inventory of all of the Inventory as of the close of business on the day prior to the Closing Date, and Purchasers and Purchasers' Accountants shall be entitled to observe such physical inventory at each location at which it is conducted.

             (b) Upon receipt of the Net Working Capital Statement, Purchasers and Purchasers' Accountants shall have a period of 30 days to review such Net Working Capital Statement and propose any adjustments thereto. If Purchasers propose no adjustments within such period, the Net Working Capital Statement will become final and binding. All adjustments proposed by Purchasers shall be set out in a written statement delivered to Sellers and shall be incorporated into the Net Working Capital Statement, and the Net Working Capital Statement as so modified shall become final and binding, except as to those proposed adjustments as to which Sellers shall object in writing within 15 days of delivery by Purchasers of such proposed adjustments. If Sellers do object in writing within 15 days to any such proposed adjustment (the proposed adjustment or adjustments to which Sellers object are referred to herein as the "CONTESTED ADJUSTMENTS"), Sellers and Purchasers shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within 10 days after Sellers deliver to Purchasers Sellers' written objection to the Contested Adjustments, Sellers and Purchasers shall promptly retain KPMG Peat Marwick LLP or another nationally recognized independent






        accounting firm acceptable to both Sellers and Purchasers (the "INDEPENDENT ACCOUNTANTS") to resolve any remaining disputes concerning the Contested Adjustments to the Net Working Capital Statement. Either Sellers or Purchasers may retain the Independent Accountants on behalf of Sellers and Purchasers upon the expiration of such 10-day period, except that if the Independent Accountants are other than KPMG Peat Marwick LLP, the written agreement of both Sellers and Purchasers shall be required to retain the Independent Accountants. If Independent Accountants are retained, then Sellers and Purchasers shall each submit to the Independent Accountants in writing within 15 days after the Independent Accountants are retained their respective proposals with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountants request (provided that if any documentation requested by the Independent Accountants cannot be obtained by either Sellers or Purchasers within such 15-day period (acting in good faith and in a diligent manner), then such 15-day period shall be extended for such period of time as is reasonably necessary for such information to be obtained). The Independent Accountants shall be instructed to resolve such disputes within 30 days after receiving the proposals of both Sellers and Purchasers and all supplementary supporting documentation requested by the Independent Accountants. The resolution of disputes by the Independent Accountants shall be set forth in writing and shall be final and binding upon Sellers and Purchasers. The Net Working Capital Statement, as modified by agreement of Sellers and Purchasers or by such resolution of disputes by the Independent Accountants, shall become final and binding upon the date of such agreement or resolution. The fees and expenses of the Independent Accountants shall be apportioned by the Independent Accountants based on the degree to which Purchasers' and Sellers' claims were unsuccessful and shall be paid by the parties in accordance with the determination. For example, if pursuant to this SECTION 3.2(b), Sellers submitted an objection affecting the Purchase Price in the amount of $100,000 and prevailed as to 45% of the amount, then Sellers would bear 55% of the fees and expenses of the Independent Accountants.

             (c) Within five (5) Business Days after the Net Working Capital Statement has become final and binding upon both Sellers and Purchasers pursuant to SECTION 3.2(b), (i) if the Net Working Capital as shown on the Net Working Capital Statement is less than $85 million (the amount by which the Net Working Capital as shown on the Net Working Capital Statement is less than $85 million being the "NET WORKING CAPITAL SHORTFALL AMOUNT"), then the Purchase Price shall be reduced by the Net Working Capital Shortfall Amount, U.S. Purchaser shall retain the amount of such reduction from the Holdback Amount and U.S. Purchaser shall pay to U.S. Seller the Holdback Amount less the amount of such reduction, PROVIDED that if such reduction exceeds the Holdback Amount, U.S. Purchaser shall retain all of the Holdback Amount






        and U.S. Seller shall pay to U.S. Purchaser the amount of such excess, (ii) if the Net Working Capital as shown on the Net Working Capital Statement is greater than $95 million (the amount by which the Net Working Capital as shown on the Net Working Capital Statement is greater than $95 million being the "NET WORKING CAPITAL EXCESS AMOUNT"), then the Purchase Price shall be increased by the Net Working Capital Excess Amount, and U.S. Purchaser shall pay to U.S. Seller the Holdback Amount plus the Net Working Capital Excess Amount and (iii) if, based on the Net Working Capital Statement, there is neither a Net Working Capital Shortfall Amount nor a Net Working Capital Excess Amount, U.S. Purchaser shall pay to U.S. Seller the Holdback Amount and the Purchase Price shall not be adjusted pursuant to this
        SECTION 3.2.  Any amounts payable under this SECTION 3.2(c) shall
        (x) be made by electronic transfer of immediately available funds to such account or accounts as the party being paid shall specify to the paying party and (y) bear interest from the Closing Date through the date of payment at the three-month London interbank offered rate as in effect on the Closing Date and reported in The Wall Street Journal (such interest rate to be adjusted on each date falling three (or a multiple of three) months after the Closing Date to equal the three-month London interbank offered rate then in effect).

             (d) In addition to the payment contemplated by SECTION 3.2(c), within five (5) Business Days after the Net Working Capital Statement has become final and binding upon Sellers and Purchasers pursuant to SECTION 3.2(B), U.S. Seller shall pay to U.S. Purchaser the amount, which amount shall constitute a reduction in the Purchase Price equal to (i) two percent (2%) of the Accounts Receivable set forth on the Net Working Capital Statement less (ii) the amounts owing after the Closing in respect of payments to six former employees of U.S. Seller as described on SCHEDULE 3.2(D).

             (e) Any adjustment made to the Purchase Price pursuant to this SECTION 3.2 shall be appropriately allocated between the portion of the Purchase Price payable to U.S. Seller and the portion of the Purchase Price payable to Canadian Seller consistent with the allocation schedule referred to in SECTION 3.4.

        3.3  PRORATIONS.

             (a) U.S. Seller and U.S. Purchaser agree that all of the items listed below relating to the Business and the Purchased Assets will be prorated as of the Closing Date to the extent that such items are not otherwise covered in the Net Working Capital Statement, with U.S. Seller liable or entitled to the extent such items relate to any time period up to and including the Closing Date and U.S. Purchaser liable or entitled to the extent such items relate to periods subsequent to the Closing Date:






                  (i) Personal property, real estate, occupancy and other Taxes, if any, payable by U.S. Seller or U.S.
             Purchaser with respect to the Purchased Assets;

                  (ii) Rents, Taxes, royalties and other items which in any case are payable periodically by or to U.S. Seller or U.S. Purchaser under any of the U.S. Real Property Leases, Personal Property Leases or Intellectual Property Licenses;

                  (iii) The amount of any fees and charges which in any case are payable periodically by U.S. Seller or U.S.
             Purchaser pursuant to any of the Contracts set forth on
             SCHEDULE 3.3(A)(III);

                  (iv) The amount of any fees and charges which in any case are payable periodically to U.S. Seller or U.S.
             Purchaser pursuant to any of the Contracts set forth on
             SCHEDULE 3.3(A)(IV);

                  (v) The amount of any fees or charges which in any case are payable by U.S. Seller or U.S. Purchaser periodically with respect to any of the Transferred Permits; and

                  (vi) The amount of sewer rents and charges for water, electricity and other utilities and fuel.

        Each of U.S. Seller and U.S. Purchaser agrees to furnish the other with such documents and other records as the other reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this SECTION 3.3(a). Final payments with respect to prorations contemplated by this
        SECTION 3.3(a) that are not ascertainable on or before the Closing Date shall be settled between the parties as soon as practicable after they are ascertainable.

             (b) Canadian Seller and Canadian Purchaser agree that all of the items listed below relating to the Business and the Purchased Assets will be prorated as of the Closing Date to the extent that such items are not otherwise covered in the Net Working Capital Statement, with Canadian Seller liable or entitled to the extent such items relate to any time period up to and including the Closing Date and Canadian Purchaser liable or entitled to the extent such items relate to periods subsequent to the Closing Date:

                  (i) Personal property, real estate, occupancy and other Taxes, if any, payable by Canadian Seller or Canadian Purchaser with respect to the Purchased Assets;

                  (ii) Rents, Taxes, royalties and other items which in any case are payable periodically by or to Canadian Seller






             or Canadian Purchaser under any of the Canadian Real
             Property Leases, Personal Property Leases or Intellectual Property Licenses;

                  (iii) The amount of any fees and charges which in any case are payable periodically by Canadian Seller or Canadian Purchaser pursuant to any of the Contracts set forth on
             SCHEDULE 3.3(B)(III);

                  (iv) The amount of any fees and charges which in any case are payable periodically to Canadian Seller or Canadian Purchaser pursuant to any of the Contracts set forth on
             SCHEDULE 3.3(B)(IV);

                  (v) The amount of any fees or charges which in any case are payable by Canadian Seller or Canadian Purchaser periodically with respect to any of the Transferred Permits; and

                  (vi) The amount of sewer rents and charges for water, electricity and other utilities and fuel.

        Each of Canadian Seller and Canadian Purchaser agrees to furnish the other with such documents and other records as the other reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this SECTION 3.3(B). Final payments with respect to prorations contemplated by this
        SECTION 3.3(B) that are not ascertainable on or before the Closing Date shall be settled between the parties as soon as practicable after they are ascertainable.

        3.4 ALLOCATION OF CONSIDERATION. The aggregate consideration for the Purchased Assets, being the amount of the Assumed Obligations (but only to the extent that such Assumed Obligations constitute a liability for federal income Tax purposes) plus the Purchase Price for the Purchased Assets, shall be allocated among the Purchased Assets in accordance with SECTION 1060 of the Code and the regulations promulgated thereunder in respect of the assets purchased by U.S. Purchaser, and as reasonably agreed to by the parties in respect of the assets purchased by Canadian Purchaser, in each case as evidenced by a schedule prepared by Purchasers (in reasonable cooperation with Sellers) and delivered to Sellers prior to the latest of (i) one-hundred-twenty (120) days after the Closing Date, (ii) five (5) Business Days after the Net Working Capital Statement has become final and binding upon Sellers and Purchasers pursuant to SECTION 3.2(B), and (iii) thirty (30) days after Purchasers obtain an independent appraisal of the fair market value of the Purchased Assets, if such appraisal is commenced within 120 days after the Closing Date and obtained within six (6) months after the Closing Date. Such allocation shall contain separate schedules for Purchased Assets sold by U.S. Seller and Canadian Seller. Following the Closing, Purchasers and Sellers and their respective Affiliates, in connection with their






   respective U.S. and Canadian federal, state, provincial, territorial, municipal or local and foreign income Taxes and Tax Returns (including Internal Revenue Service Form 8594), shall not take any position inconsistent with such allocation. Any adjustment to the Purchase Price shall be allocated as provided by Temp. Treas. Reg. Section 1.1060-1T(f) in respect of the assets purchased by U.S. Purchaser, and as reasonably agreed to by the parties in respect of the assets purchased by the Canadian Purchaser.

        3.5 CANADIAN TAX ELECTION. Canadian Purchaser and Canadian Seller shall , assuming that Canadian Purchaser and Canadian Seller jointly determine that such an election is available under applicable Law based on a reasonable review of the relevant facts, execute jointly an election in prescribed form under SECTION 22 of the INCOME TAX ACT (Canada) and the corresponding provisions of any other applicable Tax Law, in respect of the Canadian Seller's Accounts Receivable and shall file such election with their respective income Tax Returns for their respective taxation years that include the Closing.

        3.6  COLLECTION OF ACCOUNTS RECEIVABLE.

             (a) Purchasers agree to use reasonable commercial efforts to collect the Accounts Receivable which are sold by Sellers to Purchasers on the Closing Date (such Accounts Receivable being the "PURCHASED RECEIVABLES" and the aggregate amount of the Purchased Receivables on the Closing Date being the "CLOSING DATE PURCHASED RECEIVABLES AMOUNT"). If either Purchaser, in its sole discretion, determines that a Purchased Receivable is not readily collectible then such Purchaser may place the Purchased Receivable for collection with a third party.

             (b) If any Purchased Receivables have not been collected in full (either through (i) the receipt of cash, (ii) return of goods (within the contractual rights of a customer or otherwise accepted by a Purchaser, it being understood and agreed that such return of goods shall be counted as collections only to the extent of the net realizable value of such goods) or (iii) vendor credit (it being understood that Purchasers shall exercise reasonable efforts to obtain vendor credits, but not through counterclaim or set-off not accepted by the vendor) by the close of business on the first anniversary of the Closing Date (such uncollected Purchased Receivables being the "OUTSTANDING PURCHASED RECEIVABLES"), Purchasers will (within 30 days after such first anniversary) provide Sellers with a notice identifying each such Outstanding Purchased Receivable and setting forth the aggregate amount of such Outstanding Purchased Receivables (such amount being the "FIRST ANNIVERSARY PURCHASED RECEIVABLES AMOUNT"). In preparing such notice of Outstanding Purchased Receivables, Purchasers will take into account all partial collections of Purchased Receivables. If a Purchaser has placed a Purchased Receivable for collection with a third party, only






        eighty percent (80%) of the net amount actually collected by Purchasers in respect of such Purchased Receivable shall be deemed collected for purposes of calculating the amount of Outstanding Purchased Receivables.

             (c) Purchasers shall make available to Sellers, and Sellers will have thirty (30) days to review, the collection records for any Purchased Receivable included in the notice of Outstanding Purchased Receivables. Promptly following the review period, Sellers will pay to Purchasers the amount equal to the First Anniversary Purchased Receivables Amount LESS (i) 3% of the Closing Date Purchased Receivables Amount and LESS (ii) the lesser of (x) one-half of the amount by which the First Anniversary Purchased Receivables Amount exceeds 3% of the Closing Date Purchased Receivables Amount and (y) one-half of 1% of the Closing Date Purchased Receivables Amount (the amount to be so paid by Sellers being the "FIRST ANNIVERSARY PAYMENT").

             (d) If Purchasers collect any Outstanding Purchased Receivables after Sellers have paid to Purchasers the First Anniversary Payment, Purchasers will reimburse Sellers for all or a portion of the First Anniversary Payment by paying to Sellers, from amounts so collected by Purchasers, (i) all amounts so collected by Purchasers until the aggregate remaining outstanding amount of Outstanding Purchased Receivables equals four percent (4%) of the Closing Date Purchased Receivables Amount and thereafter (ii) one-half of all amounts so collected by Purchasers until the aggregate amount of Outstanding Purchased Receivables equals three percent (3%) of the Closing Date Purchased Receivables Amount; PROVIDED, that Purchasers shall not be required to make such reimbursement payments with respect to collections on any Outstanding Purchased Receivable of $250,000 or less (determined as of the close of business on the second anniversary of the Closing Date) that are received after the second anniversary of the Closing Date. Purchasers agree to provide Sellers with such information as Sellers may reasonably request from time to time to determine the status of collections and collection efforts with respect to the Outstanding Purchased Receivables. All payments between Sellers and Purchasers pursuant to this SECTION 3.6 shall be treated by Sellers and Purchasers as an adjustment to the Purchase Price.

        3.7 GST/QST ELECTIONS. On or before the Closing Date, Canadian Seller and Canadian Purchaser shall execute jointly an election under section 167 of the EXCISE TAX ACT (Canada) to have the sale of the Purchased Assets take place on a GST-free basis under Part IX of the EXCISE TAX ACT (Canada) and shall execute jointly an election under section 75 of the QUEBEC SALES TAX ACT to have the sale of the Purchased Assets take place on a QST-free basis under the QUEBEC SALES TAX ACT and Canadian Purchaser shall file such elections with its GST and QST returns for the reporting period in which the sale of the Purchased Assets takes place.







                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF SELLERS

        Sellers, jointly and severally, represent and warrant to Purchasers as follows:

        4.1  DUE INCORPORATION, ETC.

             (a) U.S. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as they are now owned, leased, operated and carried on. U.S. Seller is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification. Except for Canadian Seller, no assets used or held for use in the Business are owned by or held through any subsidiary or other Affiliate of U.S. Seller. All of the issued and outstanding voting capital stock of U.S. Seller is owned by Sellers' Parent.

             (b) Canadian Seller is a corporation duly organized, validly existing and in good standing under the laws of Canada, with all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as they are now owned, leased, operated and carried on. Canadian Seller is licensed or qualified to do business and is in good standing as an extra-provincial corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification. Except for U.S. Seller, no assets used or held for use in the Business are owned by or held through any subsidiary or other Affiliate of Canadian Seller. All of the issued and outstanding voting capital stock of Canadian Seller is owned by U.S. Seller.

             (c) Sellers' Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased, operated and carried on.

        4.2 DUE AUTHORIZATION. Each Seller Party has full power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller Party of this Agreement and its Related Agreements and the consummation by each Seller Party of the transactions contemplated






   hereby and thereby have been duly and validly approved by each Seller Party's board of directors and, to the extent required by applicable Law, by the stockholders of each Seller Party and each Affiliate of each Seller Party entitled to vote thereon, and no other actions or proceedings on the part of any Seller Party are necessary to authorize the execution, delivery and performance by each Seller Party of this Agreement, its Related Agreements or the transactions contemplated hereby and thereby. Each Seller Party has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes a legal, valid and binding obligation of each Seller Party, and each Seller Party's Related Agreements upon execution and delivery by such Seller Party will constitute legal, valid and binding obligations of such Seller Party, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity. Canadian Seller is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent person as a result of the transactions contemplated hereby or by its Related Agreements.

        4.3  CONSENTS AND APPROVALS; NO CONFLICTS, ETC.

             (a) Except for the consents set forth on SCHEDULE 4.3 (the "SELLERS' CONSENTS"), no consent, authorization or approval of, filing or registration with, or waiver of any right of first refusal or first offer from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by each Seller Party of this Agreement and its Related Agreements or the consummation by each Seller Party of the transactions contemplated hereby or thereby.

             (b) Except as set forth on SCHEDULE 4.3, the execution, delivery and performance by each Seller Party of this Agreement and its Related Agreements and the consummation by each Seller Party of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to a Seller Party, the Business or any of the Assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any of the Permits or any Contract to which a Seller Party is a party or by which a Seller Party or any of its assets are bound; (iii) permit the acceleration of the maturity of any






        indebtedness of any Seller Party or indebtedness secured by any of the Assets; or (iv) violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of any Seller Party.

        4.4  FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

             (a) Attached hereto as SCHEDULES 4.4(A) are true, accurate and complete copies of the Business Financial Statements. The Business Financial Statements present fairly, in all material respects, and fully the combined financial position of the Business as of the dates thereof and the results of operations and cash flows of the Business for the periods covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of Sellers, except (i) as set forth in the footnotes thereto or on
        SCHEDULE 4.4(A), (ii) any unaudited financial statements included in the Business Financial Statements are subject to normal year-end audit adjustments consistent with past accounting practices and the audited financial statements of the Business as of January 2, 1998 and made in conformance with GAAP and (iii) the unaudited Business Financial Statements do not contain notes as required by GAAP.

             (b) To the Knowledge of Sellers, there are no material liabilities, debts, obligations or claims (including pending claims and potential claims), whether accrued, absolute, contingent or otherwise (including "off balance sheet" liabilities), whether due or to become due, that relate to the Business or the Assets, except for any such liabilities, debts, obligations or claims (i) set forth in the balance sheets included in the Business Financial Statements, (ii) disclosed on
        SCHEDULE 4.4(B) or any other Schedule to this Agreement,
        (iii) that have arisen in the ordinary course of business of the Business under Contracts not required to be set forth on
        SCHEDULE 4.14 or (iv) that have arisen in the ordinary course of business of the Business and are substantially the same type and size as have historically arisen in the ordinary course of business of the Business.

             (c) The Business Financial Statements are in accordance with the books and records of Sellers and do not reflect any transactions that are not bona fide transactions.

        4.5 NO ADVERSE EFFECTS OR CHANGES. Except as set forth on SCHEDULE 4.5, since January 2, 1998, each Seller has conducted the Business in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on SCHEDULE 4.5, since January 2, 1998, neither Seller has with respect to the Business or the Assets:

             (a)  suffered any Material Adverse Change;






             (b) suffered any material damage, destruction or loss to any of its assets (whether or not covered by insurance);

             (c) taken any action, or entered into or authorized any Contract or transaction or any amendment or modification to any Contract or transaction, other than in the ordinary course of business of the Business and consistent with past practice;

             (d) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets having a fair market value in excess of $20,000 individually or $125,000 in the aggregate, except sales of inventory in the ordinary course of business of the Business and consistent with past practice;

             (e) acquired or leased any assets, other than in the ordinary course of business of the Business and consistent with past practice;

             (f) waived, released or cancelled any claims against third parties or debts owing to it or any rights which have any value, other than in the ordinary course of business of the Business and consistent with past practice;

             (g) made any changes in its accounting systems, policies, principles or practices;

             (h) made any borrowing, incurred any debt (other than trade payables in the ordinary course of business of the Business and consistent with past practice) or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business of the Business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business of the Business and consistent with past practice);

             (i) suffered or permitted the creation of any Lien over any of the Assets other than in the ordinary course of business of the Business and consistent with past practice;

             (j) made any loan, advance or capital contribution to, or investment in, any other Person, except extensions of credit to customers and travel advances and relocation loans to employees, in each case in the ordinary course of business of the Business and consistent with past practice;

             (k) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other






        employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee other than increases in the ordinary course of business of the Business and consistent with past practices or paid any benefit not required by any existing plan and arrangement or entered into any Contract or arrangement to do any of the foregoing;

             (l) made any Tax election or settled or compromised any federal, state, provincial, territorial, municipal, local or foreign Tax liability, or waived or extended (i) the statute of limitations, or (ii) in the case of Canada, the period of time during which a Governmental Authority is permitted to reassess Taxes, interest or penalties, in respect of any such Taxes if such election, settlement or other action referred to in this clause (l) would bind a Purchaser or otherwise affect the value of the Purchased Assets or the Business;

             (m) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against it, or any of its respective directors, officers, employees or agents, except for any payment to or performance for the benefit of customers of or vendors to the Business in the ordinary course of business of the Business and consistent with past practice;

             (n) made any payments to customers or vendors other than as required by Law or any Contract, nor made any gifts or charitable contributions (other than gifts and charitable contributions in the ordinary course of business of the Business and consistent with past practice and not in excess of $50,000 in the aggregate);

             (o) terminated the employment of or transferred to any of its respective Affiliates any of its employees who devoted a majority of his or her working time to the Business and who received annual base compensation of $50,000 or more during the 12 months immediately prior to such termination or transfer;

             (p) entered into any transaction or arrangement of any kind with any Affiliate of either Seller, or any director, officer or employee of either Seller or any of the respective Affiliates of such individuals, other than in the ordinary course of business of the Business and consistent with past practice;

             (q) solicited an order from, or sold or leased products or provided services to, any customer other than in the ordinary course of business of the Business, the result of which would be to decrease purchases by such customer subsequent to the Closing







        from amounts which such customer would otherwise have purchased in the ordinary course; or

             (r) other than as will be reflected as deferred revenues on the Net Working Capital Statement, sold or leased any products, or provided services, so as to give a Purchaser the obligation to deliver any such products or provide such services and so as to give either Seller the right to any cash, account receivable or other consideration arising from such sale or lease.

        4.6  TITLE AND SUFFICIENCY OF ASSETS.

             (a) Except as set forth on SCHEDULE 4.6, Sellers have good and marketable title to, and are the lawful owners of, the Purchased Assets, free and clear of any Lien. Subject to the receipt of the Sellers' Consents, Sellers have the full right to sell, convey, transfer, assign and deliver the Purchased Assets to Purchasers, and, at and as of the Closing, Sellers will convey the Purchased Assets to Purchasers by bills of sale, certificates of title and instruments of assignment and transfer effective to vest in Purchasers good and marketable title to all of the Purchased Assets, free and clear of all Liens.

             (b) The Assets constitute all the assets, properties and rights (except for the Excluded Assets) that are currently used, or held for use, by Sellers in connection with, or that are required for, the conduct of the Business as it is presently conducted and has been conducted since January 2, 1998.

        4.7 CONDITION OF ASSETS. Except as set forth on SCHEDULE 4.7, all of the tangible Assets, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and, assuming such tangible Assets are maintained after the Closing in accordance with the manufacturer's maintenance schedules, neither Seller is aware of any reasonably likely to occur condition or event that could reasonably be expected to result in any Asset not being in good operating condition and repair prior to the first anniversary of the Closing Date.

        4.8 INVESTMENT CANADA ACT. Canadian Seller is a "WTO Investor" for purposes of the Investment Canada Act and the regulations thereunder and the value of the Assets, calculated for purposes of
   SECTION 14.1(2) of the Investment Canada Act and the regulations thereunder, does not exceed Cdn. $184 million.

        4.9  LEASED PROPERTY.

             (a) SCHEDULE 4.9 sets forth a true, accurate and complete list of all of the leases of real property to which a Seller is a party and which provide for the lease to or by a Seller of any real property used or held for use in, or related to, in whole or






        in part, the Business (all such real property leased to a Seller, collectively, the "LEASED PROPERTY") and the street addresses and current uses of all of the Leased Property. Sellers have delivered to Purchasers or made available to Purchasers at Sellers' due diligence room at the executive offices of Sellers' Parent in Skokie, Illinois true, correct and complete copies of the Real Property Leases and all amendments and modifications thereof. None of the real property used or held for use in, or related to, in whole or in part, the Business is owned by a Seller or any of its Affiliates. To the Knowledge of Sellers, there are no easements, rights of way and similar interests of a Seller and its Affiliates used or held for use in, or related to, in whole or in part, the Business. The Leased Property constitutes all of the land, other real property and real property interests which are used or held for use by Sellers in, or related to, in whole or in part, the Business. Sellers have delivered or made available to Purchasers at Sellers' due diligence room at the executive offices of Sellers' Parent in Skokie, Illinois true, accurate and complete copies of all material reports (if any) of any insurance companies, engineers, environmental consultants, insurance consultants or other consultants in the possession of either Seller or any of its respective Affiliates relating to any of the Leased Property.

             (b) To the Knowledge of Sellers, the activities carried on at the Leased Property and the activities carried on by a Seller in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of the Leased Property or otherwise used by a Seller and, with respect to each Critical Property, the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, building or health regulations or ordinance or any other similar Law (other than Environmental Laws, which are covered by SECTION 4.22). Any operations on or uses of the Leased Property that constitute non-conforming operations or uses are legal non-conforming operations or uses which have been conducted with sufficient continuity so as to preserve the right to continue the existing operations and uses and any similar operations and uses for the Leased Property in the Business in the future.

             (c) The Leased Property has adequate parking and is adequately serviced by all utilities necessary for the effective operation of the Business and has not, since January 2, 1998, experienced any material interruption in the delivery of adequate quantities of any utilities (including electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including sanitary and storm sewer services) required to operate the Business.








             (d) To the Knowledge of Sellers, no Leased Property is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation, special permit or limitation or is a non-conforming operation or use, as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business.

             (e) Except as set forth on SCHEDULE 4.9, to the Knowledge of Sellers, there is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Leased Property. All special assessments imposed on the Leased Property have been paid.

             (f) Except as set forth on SCHEDULE 4.9, no work has been performed or is in progress at, and no materials have been furnished for use at, any of the Leased Property that may give rise to any mechanic's, materialmen's or other Lien against the Leased Property.

             (g) No commitment has been made by either Seller to any Governmental Authority, utility company or any other Person which imposes upon either Seller an obligation to make any contribution of land or to construct, install, pay for or maintain any improvements of a public or private nature on the Leased
        Property.

             (h) Neither Seller has received any notice of any, and, to the Knowledge of Sellers, there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any easement relating to the Leased Property.

             (i) All of the Real Property Leases are in full force and effect, and are valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

             (j) Neither Seller has received any notice of any, and there exists no, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by a Seller under any Real Property Lease. Neither Seller has received any notice of any, and, to the Knowledge of Sellers there exists no, dispute, claim, event of default by a Person other than a Seller or event which constitutes or would






        constitute (with notice or lapse of time or both) a default by a Person other than a Seller under any Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Leases have been paid.

             (k) To the Knowledge of Sellers, all buildings and improvements (and components thereof) located on the Leased Property are in good working order (with the exception of normal wear and tear) with no structural defects and, assuming such buildings, improvements and components are maintained consistent with past practice, neither Seller is aware of any reasonably likely to occur condition or event that could reasonably be expected to result in any such building, improvement or component not being in good working order (with the exception of normal wear and tear) with no structural defects prior to the first anniversary of the Closing Date.

        4.10 EQUIPMENT; VEHICLES; PERSONAL PROPERTY. SCHEDULES 2.1(A)(I) and 2.1(B)(I) collectively set forth a true, accurate and complete list of all of the Equipment having an original acquisition cost of $2,000 or more, other than items acquired by a Seller in the ordinary course of business of the Business from the date hereof through the Closing Date (and each Seller will identify in writing to Purchasers, prior to the Closing, each item so acquired having an original acquisition cost of $2,000 or more). SCHEDULES 2.1(A)(II) and 2.1(B)(II) collectively set forth a true, accurate and complete list of all of the Vehicles. SCHEDULES 2.2(A)(II) and 2.2(B)(II) collectively set forth a true, complete and accurate list of all of the Personal Property Leases. All of the Equipment and all of the personal property leased by a Seller under the Personal Property Leases is presently utilized by such Seller in the ordinary course of business of the Business.

        4.11 INVENTORY. The Inventory as of the dates of the Business Financial Statements is reflected in the Business Financial Statements at the lower of cost or market on a first-in, first-out basis, and the Inventory as of the Closing Date will be valued at the lower of cost or market on a first-in, first-out basis. All Inventory is of merchantable quality and is usable in the ordinary course of business of the Business, except for amounts which have been reserved by a Seller in the ordinary course of business of the Business. Except as set forth on SCHEDULE 4.11, none of such Inventory is held by a Seller on assignment or consignment. SCHEDULE 4.11 sets forth a true, accurate and complete description of the nature, amount and location of the Inventory as of February 15, 1999.

        4.12 ACCOUNTS RECEIVABLE. The Accounts Receivable arose in the ordinary course of business of the Business and, except for customary rights of return, warranty rights and project completion obligations, in each case of a type and size consistent with past experience, are not subject to set-off or counterclaims.







        4.13 INTELLECTUAL PROPERTY. SCHEDULES 2.1(A)(V) and 2.1(B)(V) collectively set forth a true, accurate and complete list of all Owned Intellectual Property. SCHEDULES 2.2(A)(V) and 2.2(B)(V) collectively set forth a true, accurate and complete list of all Intellectual Property Licenses. SCHEDULE 4.13 sets forth a complete list of all Intellectual Property licensed to a Seller under the Intellectual Property Licenses (the "LICENSED INTELLECTUAL PROPERTY"). Except as set forth on SCHEDULE 4.13:

             (a) all right, title and interest in and to the Owned Intellectual Property is owned solely by a Seller, free and clear of all Liens, and is not subject to any license, royalty or other agreement, and neither Seller has granted any license or agreed to pay or receive any royalty in respect of any Owned Intellectual Property or, except as provided in the Intellectual Property Licenses, any Licensed Intellectual Property;

             (b) none of the Owned Intellectual Property or, to the Knowledge of Sellers, the Licensed Intellectual Property, has been or is the subject of any pending or, to the Knowledge of Sellers, threatened litigation or claim of infringement or misappropriation, there is no basis for making any such claim with respect to the Owned Intellectual Property and, to the Knowledge of Sellers, there is no basis for making any such claim with respect to the Licensed Intellectual Property;

             (c) no Intellectual Property License is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

             (d) neither Seller has made or threatened to make any, and, to the Knowledge of Sellers, there exists no, claim that any product or service sold or provided by any Person, or any process, method, part, design, material or Intellectual Property employed by any Person, or any marketing or use by any Person of any such product or service, infringes or misappropriates any Owned Intellectual Property or Licensed Intellectual Property or industrial or confidential or proprietary rights of either Seller;

             (e) each product and service sold, leased or provided by a Seller, each process, method, part, design, material and other Intellectual Property (including all Intellectual Property to be licensed to Purchasers pursuant to the Information Services License and Support Agreement and the Temporary Trademark Agreement but excluding Licensed Intellectual Property and goods purchased by such Seller for re-sale) and, to the Knowledge of Sellers, all Licensed Intellectual Property and goods purchased by such Seller for re-sale, and the marketing and use by a Seller of any product, service and other Intellectual Property (including all Intellectual Property to be licensed to Purchasers pursuant to the Information Services License and Support






        Agreement and the Temporary Trademark Agreement but excluding Licensed Intellectual Property and goods purchased by such Seller for re-sale) and, to the Knowledge of Sellers, all Licensed Intellectual Property and goods purchased by such Seller for re-sale, in each case in connection with the Business, does not infringe or misappropriate any Intellectual Property or industrial or confidential or proprietary rights of another Person, and neither Seller has received any notice making or threatening to make any claim of infringement or misappropriation of any Intellectual Property of another Person or contesting its right to market or use any such product, service, process, method, part, design, material or other Intellectual Property (including Owned Intellectual Property and Licensed Intellectual Property) and there is no basis for making such a claim; and

             (f) Sellers currently are the sole owners of or possess adequate rights in and to all Intellectual Property necessary to conduct the Business as presently conducted.

        4.14 CONTRACTS. SCHEDULE 4.14 sets forth a true, accurate and complete list of all Contracts of the following types to which a Seller is a party or by which a Seller is bound and which relate to, in whole or in part, the Assets or which or are used or held for use in, or relate to, in whole or in part, the Business, or to which any of the Assets is subject (excluding the Contracts described in SECTIONS 2.3(B), (E), (F), AND (H)):

             (a)  any collective bargaining agreement;

             (b) any Contract with any director, officer, stockholder or employee of a Seller or any of the respective Affiliates of such individuals, and any Contract with any Affiliate of a Seller, other than a Benefit Plan;

             (c) (i) any Contract with any Major Supplier, (ii) any Contract with any Person for the sale, lease or license of goods or services by such Person to a Seller (including sales, leases and licenses of goods to a Seller for re-sale, lease or license by such Seller to an end-user customer) that provides for a payment by any party in excess of, or a series of payments which in the aggregate exceed, $100,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $100,000 and (iii) as of a date specified in SCHEDULE 4.14 that is no earlier than 10 Business Days prior to the date of this Agreement, a computer run of open purchase orders pursuant to which a Seller obtains or seeks to obtain goods or services;

             (d) (i) any Contract (other than a sales order) with any Major Customer, (ii) any Contract with any Person for the sale, lease or license of goods or services by a Seller to such Person that provides for a payment by any party in excess of, or a






        series of payments which in the aggregate exceed, $100,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $100,000 and
        (iii) as of a date specified in SCHEDULE 4.14 that is no earlier than 10 Business Days prior to the date of this Agreement, a computer run of open sales orders pursuant to which a Person acquires, or seeks to acquire, goods or services from a Seller;

             (e) any Contract pursuant to which a Seller grants or is granted any license or other rights to use any of the Assets or any rights of joint use with respect to any of the Assets (other than any Real Property Lease, Personal Property Lease or
        Intellectual Property License);

             (f) any other Contract that provides for a payment by any party in excess of, or a series of payments which in the aggregate exceed, $100,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $100,000, excluding any Contract entered into in the ordinary course of business of the Business and consistent with past practice between a Seller and a supplier or customer of the Business;

             (g) any Contract not otherwise disclosed on SCHEDULE 4.14 to act on behalf of or for a Seller as a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract pursuant to which a Seller acts as one of the foregoing on behalf of any Person;

             (h) any Contract pursuant to which a Seller has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business of the Business);

             (i) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property (other than the Real Property Leases and Personal Property Leases), loan commitment or other Contract relating to the borrowing of funds or an extension of credit or financing (except for extensions of credit in the ordinary course of business of the Business for purchases of goods and services);

             (j) any Contract involving a partnership, joint venture or other cooperative undertaking;

             (k)  any Contract involving any restrictions with respect to
        (i) the geographical area of operations or scope or type of






        business of a Seller or (ii) the hiring of any person or the solicitation of any person for hire;

             (l) any power of attorney or agency agreement with any Person pursuant to which such Person is granted the authority to act for or on behalf of a Seller, or a Seller is granted the authority to act for or on behalf of any Person;

             (m) any Contract not made in the ordinary course of business of the Business and consistent with past practice that is to be performed in whole or in part at or after the date of this Agreement, including any Contract relating to the sale or other disposition of the Business or any of the Assets of a Seller;

             (n) any Contract that requires a Seller to purchase its requirements of any goods or services; and

             (o) any Contract not specified above that is material to the Business.

        Sellers have either delivered to Purchasers or made available to Purchasers at Sellers' due diligence room at the executive office of Sellers' Parent in Skokie, Illinois (i) true, accurate and complete copies of each document set forth on SCHEDULE 4.14 as amended or modified and each of the Contracts included in the Purchased Contracts and Permits as amended or modified (collectively, the "IDENTIFIED CONTRACTS") and (ii) a written description of each oral arrangement so listed on SCHEDULE 4.14. Except as set forth on SCHEDULE 4.14, each such Identified Contract and arrangement has been entered into by U.S. Seller or Canadian Seller, as the case may be, in the ordinary course of business of the Business and is on terms that are no less favorable to such Seller than the terms which could be obtained from an unrelated third party. Sellers have either delivered to Purchasers or made available to Purchasers at Sellers' due diligence room at the executive office of Sellers' Parent in Skokie, Illinois true, accurate and complete copies of each standard form of agreement that has been used in the Business. There is no Contract to which a Seller is a party or by which a Seller is bound pursuant to which a Seller leases goods to any Person or Persons.

        4.15 PERMITS. SCHEDULE 4.15 sets forth a true, accurate and complete list of all Permits held by either Seller with respect to the Assets or the Business. All such Permits are in full force and effect, and neither Seller has received any notice to the contrary. Except for the Permits set forth on SCHEDULE 4.15, there are no Permits, whether federal, state, provincial, municipal, local or foreign, which are necessary for the lawful ownership or use of the Assets or operation of the Business. SCHEDULES 2.2(A)(VII) and 2.2(B)(VII) collectively set forth a true, accurate and complete list of all Permits held by Sellers with respect to the Assets or the Business that are transferable to Purchasers.






        4.16 INSURANCE.

             (a) SCHEDULE 4.16 sets forth a true, accurate and complete list of all policies of fire and casualty, liability, workmen's compensation (except with respect to Canada which is governed by statute), title and other forms of insurance held by a Seller or its Affiliates and applicable to any Asset or the Business. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid (or will be paid by such Seller prior to the due dates therefor), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which a Seller is a party, and are valid, outstanding and enforceable policies. Except as set forth on SCHEDULE 4.16, neither Seller has been refused any insurance with respect to the Assets or the operations of the Business, and its coverage with respect thereto has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years. Except as set forth on SCHEDULE 4.16, there are no outstanding requirements or recommendations made by or on behalf of any insurance company that issued a policy with respect to the Assets or the operations of the Business requiring or recommending the taking of any action with respect to the Assets or the operations of the Business, except for any such action which if not taken could not reasonably be expected to result in any termination, cancellation or increase in premiums of any insurance policy.

             (b) SCHEDULE 4.16 sets forth a true, accurate and complete list of all claims which have been made by a Seller within the past three (3) years under any Canadian workmen's compensation statute or any workmen's compensation, general liability, property or other insurance policy held by such Seller or its Affiliates with respect to the Assets or the operations of the Business, other than routine claims under health, life and disability insurance policies. Except as set forth on SCHEDULE 4.16, there are no pending or, to the Knowledge of Sellers, threatened claims under any insurance policy with respect thereto. Such claim information includes the following information with respect to each accident, loss, or other event:
        (i) the identity of the claimant; (ii) the date of the occurrence; (iii) the status as of the report date and (iv) the amounts paid or expected to be paid or recovered.

        4.17 EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS.  SCHEDULE
   4.17 sets forth a true, accurate and complete list of all "employee welfare benefit plans" or "employee pension benefit plans" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, and all retirement or deferred compensation plans, incentive compensation plans, stock plans (including "phantom stock" plans), unemployment






   compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs or any other fringe benefit arrangements (whether pursuant to Contract, custom or informal understanding) which do not constitute "employee benefit plans" (as defined in section 3(3) of ERISA) and all employment agreements, covering any Affected Employee (collectively, the "BENEFIT PLANS"). Sellers have provided to Purchasers (a) true and complete copies or descriptions of all Benefit Plans; (b) the most recent annual actuarial evaluation, if any, prepared for each Benefit Plan;
   (c) the most recent annual report (series 5500), if any, required under ERISA with respect to each Benefit Plan; (d) the most recent determination letter received from the Internal Revenue Service (the "IRS"), if any, for each Benefit Plan; and (e) the most recent Summary Plan Description, if any, required under ERISA with respect to each Benefit Plan. Except as set forth on SCHEDULE 4.17, (i) with respect to each Benefit Plan that is intended to be qualified under SECTION 401(a) of the Code and is maintained by a Seller for any of its employees (x) such Seller has obtained a favorable determination letter from the IRS, (y) such plan has been operated in compliance with ERISA and in accordance with the provisions of, and the rules and the regulations covering, such plan, and (z) such Seller is not, and, to the Knowledge of Sellers, no other Person is, engaged in a transaction prohibited by SECTION 4975 of the Code or SECTION 406 of ERISA which would result in liability to either Seller; (ii) each Benefit Plan which is subject to Part III of Subtitle I of ERISA or
   SECTION 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code; and (iii) no reportable event, within the meaning of SECTION 4043 of ERISA, which is subject to Title IV of ERISA has occurred with respect to any Benefit Plan, other than reportable events with respect to which notice has been waived by the Pension Benefit Guaranty Corporation.

        SCHEDULE 4.17(A) sets forth all the employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the Affected Employees in Canada which are currently maintained or were maintained, at any time in the last five calendar years (the "Canadian Employee Programs"). All of the Canadian Employee Programs are and have been established, registered, qualified, invested and administered, in all respects, in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Canadian Employee Programs ("Applicable Laws") and in accordance with all Contracts with the Affected Employees in Canada. All current obligations existing at the date of this Agreement or at Closing regarding the Canadian Employee Programs have been satisfied, there are no outstanding defaults or violations by any party thereto and no Taxes, penalties or fees are owing or exigible under any of the Canadian Employee Programs. No Canadian Employee Program, nor any related trust or other funding medium thereunder, is, to the Knowledge of a Seller, subject to any






   pending investigation, examination or other proceeding, action or claim initiated by any Governmental Authority, or by any other Person (other than routine claims for benefits), and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Canadian Employee Program required to be registered. All contributions or premiums required to be made under the terms of each Canadian Employee Program or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and none of the Sellers has any liability (other than liabilities accruing after the Closing Date) with respect to any of the Canadian Employee Programs. Sellers have furnished to Purchasers true, correct and complete copies of all the Canadian Employee Programs as amended as of the date hereof together with all related documentation. Each Canadian Employee Program (other than any bonus plan) is fully funded or fully insured on both an ongoing and solvency basis. Except as disclosed in
   SCHEDULE 4.17(A), none of the Canadian Employee Programs provides benefits to retired employees or to the beneficiaries or dependants of retired employees.

        4.18 EMPLOYMENT AND LABOR MATTERS. SCHEDULE 4.18 sets forth, as of a date specified in SCHEDULE 4.18 that is no more than 10 calendar days prior to the date of this Agreement, a true, accurate and complete list of the names, titles or job descriptions, length of service, locations, base salaries and 1999 target bonuses for (i) each employee of each Seller who devotes a majority of his or her working time to the Business other than Administrative Employees (the "EMPLOYEES"), (ii) each employee of each Seller who performs administrative services for the Business and who is to be offered employment by Purchasers in accordance with SECTION 10.1 (the "ADMINISTRATIVE EMPLOYEES" and collectively with the Employees, the "AFFECTED EMPLOYEES") (SCHEDULE 4.18 separately identifies all Administrative Employees) and (iii) each consultant of each Seller with respect to the Business. Except for the employees performing the types of functions described on SCHEDULE 4.18, the Affected Employees constitute all of the employees necessary to operate, or involved in the conduct of, the Business. Except as set forth on SCHEDULE 4.18, there is no employee of any Affiliate of either Seller who works in the Business. Since October 1, 1998, the aggregate number of employees of each Seller who devote a majority of his or her working time to the Business has not changed by more than 50 employees. Each Seller has and currently is conducting the Business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. Except as set forth on SCHEDULE 4.18, each Seller's relationship with its Affected Employees is good and there is, and during the past three (3) years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or, to the Knowledge of Sellers, threatened involving the Business. None of the Affected Employees is covered by any collective bargaining agreement, no collective






   bargaining agreement is currently being negotiated and, to the Knowledge of Sellers, no attempt is currently being made or during the past three (3) years has been made to organize any of its respective employees to form or enter into any labor union or similar organization. Neither Seller performs or has performed, directly or through contractors or other third parties, work on jobs or projects that are, or were, subject to federal, state, provincial, territorial, municipal or local prevailing wage Laws.

        4.19 CAPITAL IMPROVEMENTS. SCHEDULE 4.19 sets forth a true, accurate and complete list of all of the capital improvements and capital purchases and other capital expenditures to which either Seller has committed with respect to the Business or for which it has contracted with respect to the Business and which in any event have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

        4.20 TAXES.

             (a) All federal, state, provincial, territorial, municipal, local and foreign income, corporation and other Tax Returns have been filed for each Seller (or will be filed or made on or prior to the due dates therefor) for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns have been paid (or will be paid on or prior to the due dates therefor). Each such Tax Return is true, accurate and complete, and neither Seller has, nor will have, any additional liability for Taxes with respect to any Tax Return heretofore filed or which was required by Law to be filed, other than as reflected as liabilities on the Business Financial Statements. There are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon any of the Assets. All Taxes that either Seller is required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities within the prescribed times or are held in separate bank accounts for such purpose. Except as set forth on SCHEDULE 4.20, no material Tax Return of a Seller is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by a Seller. Each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith.

             (b)  U.S. Seller is not a "foreign person" as defined in
        SECTION 1445(f)(3) of the Code. None of the assets of Canadian Seller constitute United States real property interests as defined in SECTION 897(c) of the Code.








             (c) Except as set forth on SCHEDULE 4.20, none of the Assets constitutes a joint venture, partnership or other arrangement or contract which is treated as a partnership for Federal income tax purposes.

             (d) Except as set forth on SCHEDULE 4.20, none of the Purchased Assets constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of SECTION 168 of the Code, and none of the Purchased Assets is subject to a lease, safe harbor lease or other arrangement as a result of which U.S. Seller or Canadian Seller, as the case may be, is not treated as the owner for federal income tax purposes.

             (e) Canadian Seller is not a non-resident of Canada within the meaning of SECTION 116 of the INCOME TAX ACT (Canada).

             (f) Canadian Seller is registered under Part IX of the EXCISE TAX ACT (CANADA) and the QUEBEC SALES TAX ACT.

        4.21 NO DEFAULTS OR VIOLATIONS.  Except as set forth on SCHEDULE
   4.21:

             (a) Neither Seller has breached any provision of, nor is either Seller in default under the terms of, any Identified Contract and, to the Knowledge of Sellers, no other party to any Identified Contract has breached any provision of, or is in default under the terms of, any Identified Contract.

             (b) The Business and each of the Assets is in material compliance with, and no material violation exists under, any and all Laws applicable to the Business and the Assets.

             (c) No notice from any Governmental Authority has been received by either Seller with respect to the Business claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

        4.22 ENVIRONMENTAL MATTERS.  Except as set forth on SCHEDULE
   4.22:

             (a) Each Seller is in full compliance with all Environmental Laws with respect to the Assets (including the Leased Property) and the Business, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of, or give rise to any liability or obligation of either Seller under, any Environmental Law or give rise to any Lien on any of the Assets under any Environmental Law;









             (b) There are no Environmental Permits required for the use or ownership of the Purchased Assets or the conduct or operation of the Business (or any part thereof);

             (c) There are no, and neither Seller has used or stored any, Hazardous Substances in, on, or at any Leased Property, except in each case for inventories of substances or products set forth on SCHEDULE 4.22, which are (or are to be) used or sold in the ordinary course of business of the Business and consistent with past practices and stored, used and sold in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called "Right To Know Laws";

             (d) Neither Seller has received any notice from any Governmental Authority or any other Person that any aspect of the Business or the operation thereof or any of the Assets (including the Leased Property) is in violation of any Environmental Law or Environmental Permit, or that either Seller is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

             (e) Neither Seller has deposited or incorporated any Hazardous Substances into, on, beneath or adjacent to any Leased Property or any other property ever owned or leased by either Seller and used in the Business;

             (f) Neither Seller is subject to any pending or, to the Knowledge of Sellers, threatened litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to any Environmental Law concerning any of the Assets (including the Leased Property) or the Business;

             (g) Each Seller has timely filed all reports and notifications required to be filed with respect to all of the Assets (including the Leased Property) and the Business and has generated and maintained all required records and data concerning the Assets (including the Leased Property) and the Business under all applicable Environmental Laws; and

             (h) No condition has existed or event has occurred with respect to any property used in the Business by either Seller, or by any direct or indirect subsidiary that was at any time owned by either Seller, any predecessor to either Seller or any Person that is or was an Affiliate of either Seller (including any property or subsidiary that has been sold, transferred or disposed of or for which any lease has terminated) that in any case could, with or without notice, passage of time or both, give rise to any present or future liability or obligation of either Seller pursuant to any Environmental Law.








        4.23 LITIGATION.

             (a) Except as set forth on SCHEDULE 4.23, there are no actions, suits, mediations, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Sellers, threatened against or affecting either Seller or any of its respective officers, directors, employees, agents or stockholders in their capacity as such with respect to the Business or any of the Assets, and, other than with respect to warranty claims, arising in the ordinary course of business of the Business and consistent with past experience, for products or services provided by a Seller, neither Seller is aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on
        SCHEDULE 4.23, all of the proceedings pending or threatened against either Seller with respect to the Business or any of the Assets are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on such Schedule. Except as set forth on SCHEDULE 4.23, neither Seller is subject, in connection with the Business or any of the Assets, to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Seller has entered into any agreement to settle or compromise any proceeding pending or threatened against it with respect to the Business or any of the Assets which has involved any obligation other than the payment of money or for which either Seller has any continuing obligation.

             (b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Sellers, threatened by or against any Seller Party with respect to this Agreement or any of the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and neither Seller has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

        4.24 CUSTOMERS AND SUPPLIERS.

             (a) SCHEDULE 4.24(A) sets forth a true, accurate and complete list:

                  (i) of the fifty (50) largest customers of the Business in terms of revenue earned during each of the two
             (2) most recently completed fiscal years (collectively, the "PRIMARY CUSTOMERS"), showing the total revenue earned in each such period from each such customer;

                  (ii) of the twenty (20) largest purchasers of services
             of the Business (excluding from such determination purchases and leases of products of the Business) in terms of revenue






             earned during the two (2) most recently completed fiscal years (collectively with the Primary Customers, the "MAJOR CUSTOMERS"); and

                  (iii) of the twenty (20) largest suppliers of the Business in terms of purchases during the two (2) most recently completed fiscal years (collectively, the "MAJOR SUPPLIERS"), showing the total purchases in each such period from each such supplier.

             (b) Since January 2, 1998, except as set forth on SCHEDULE 4.24(B), there has not been any material adverse change in the business relationship, and there has been no material dispute, between either Seller and any Major Customer or Major Supplier.

             (c) Each Seller has made written inquiry of each of its key suppliers and vendors as to whether the operations of such Persons will, on a timely basis, be Year 2000 Compliant in all material respects and has either delivered to Purchasers or made available to Purchasers at Sellers' due diligence room at the executive office of Sellers' Parent in Skokie, Illinois copies of all responses received. Except as set forth on SCHEDULE 4.24(C), on the basis of such inquiry and other information of which Sellers are aware, nothing has come to the attention of either Seller that causes either Seller to believe that (i) the operations of any such Person will not be Year 2000 Compliant,
        (ii) any such Person will not be able to perform its obligations under any Contract with a Seller as a result of its operations not being Year 2000 Compliant or (iii) any such Person will not be able to continue to supply and support the Business consistent with past practice as a result of its operations not being Year 2000 Compliant. For purposes of this section, "key suppliers and vendors" refer to those suppliers and vendors of a Seller that would, with reasonable probability, result in a Material Adverse Change should such suppliers or vendors be unable to meet their obligations to a Seller as required pursuant to any Contract or custom or practice with such Seller.

             (d) Except as set forth on SCHEDULE 4.24(D), neither Seller has received notice of any claim or threatened claim from any customer of the Business based on the failure of any good or service sold, provided or to be provided by the Business to be Year 2000 Compliant. Except as set forth on SCHEDULE 4.24(D), on the basis of information provided to Sellers by vendors and suppliers to the Business and other information of which Sellers are aware, neither Seller has any reason to believe that any material portion of the products or services sold or provided by a Seller on or after January 1, 1998 is not Year 2000 Compliant.

             (e) All work-in-process (including ongoing service projects) of the Business is set forth on SCHEDULE 4.24(E). All such work-in-process has been performed in accordance with the






        designs and plans therefor (and such designs and plans are Year 2000 Compliant), satisfies the requirements of applicable Contracts and is capable of being completed within the cost and time guidelines originally established in connection with the designs and plans therefor.

        4.25 INFORMATION AND RECORDS.

             (a) The U.S. Information and Records are true, accurate and complete in all material respects and, at U.S. Seller's expense, will be transferred to U.S. Purchaser at or after the Closing promptly at U.S. Purchaser's request in the form and format in which they are customarily kept (provided that at U.S. Seller's expense U.S. Seller may, and at U.S. Purchaser's request shall, desegregate such data from other data of U.S. Seller). At or after the Closing, at U.S. Purchaser's expense, U.S. Seller shall also promptly provide the U.S. Information and Records to U.S. Purchaser in any other form or format as U.S. Purchaser reasonably requests.

             (b) The Canadian Information and Records are true, accurate and complete in all material respects and, at Canadian Seller's expense, will be transferred to Canadian Purchaser at or after the Closing promptly at Canadian Purchaser's request in the form and format in which they are customarily kept (provided that at Canadian Seller's expense Canadian Seller may, and at Canadian Purchaser's request shall, desegregate such data from other data of Canadian Seller). At or after the Closing, at Canadian Purchaser's expense, Canadian Seller shall also promptly provide the Canadian Information and Records to Canadian Purchaser in any other form or format as Canadian Purchaser reasonably requests.

        4.26 NO OTHER AGREEMENT. Except for sales of assets in the ordinary course of business of the Business, neither Seller nor any of their Affiliates has any Contract with respect to the sale or other disposition of the Business or any of the Assets, except as set forth in this Agreement.

        4.27 PRODUCT OR SERVICE WARRANTIES. Sellers have no historical records concerning claims against or liability of a Seller (or any predecessor or Affiliate of a Seller) on account of product or service warranties relating to the Business. No such claim has been asserted against either Seller and, to the Knowledge of Sellers, no such liability of either Seller exists other than such claims and liabilities which have arisen in the ordinary course of business of the Business and are of a type and size consistent with past experience of the Business. There is no Contract pursuant to which either Seller has provided a warranty (i) with respect to any product sold, licensed or provided by such Seller, where such warranty contains any terms or conditions different from the warranty that such Seller received from the vendor or supplier that sold, licensed or provided the product to such Seller or (ii) that any products or






   services sold, licensed or provided or to be sold, licensed or provided are Year 2000 Compliant. In each of the past two years, warranty claims relating to the Business have not been material to the Business. During the past two (2) years, there have been no material delinquencies in performance or payment, or failures to perform or make payment, with respect to any product warranty by any vendor of products sold, leased, licensed or provided by a Seller in the Business. Except as disclosed on SCHEDULE 4.27, to the Knowledge of Sellers, there exist no quality problems or other matters with respect to the products and services of the Business (whether previously sold, leased, licensed or provided or to be sold, leased, licensed or provided) that could reasonably be expected to lead to a product recall (whether voluntarily or involuntarily), recurring claims relating to a particular defect or other claims (either in quantity or type of claim) that would be outside the ordinary course of business of the Business.

        4.28 BROKERS. Other than Merrill, Lynch & Co., neither Seller nor any of their respective Affiliates has used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any of their respective Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by either Seller or any of its respective Affiliates (including Merrill, Lynch & Co.) in connection with any of the transactions contemplated by this Agreement or either Seller's Related Agreements.


                                  ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PURCHASERS

        Purchasers, jointly and severally, represent and warrant to Sellers as follows:

        5.1  DUE INCORPORATION.

             (a) U.S. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased, operated and carried on.

             (b) Canadian Purchaser is a company duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased, operated and carried on.

             (c) Purchasers' Parent is a corporation duly organized, validly existing and in good standing under the laws of the State






        of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased, operated and carried on.

        5.2 DUE AUTHORIZATION. Each Purchaser Party has full power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Purchaser Party of this Agreement and its Related Agreements and the consummation by each Purchaser Party of the transactions contemplated hereby and thereby have been duly and validly approved by each Purchaser Party's board of directors (or in the case of U.S. Purchaser, its sole shareholder), and no other actions or proceedings on the part of any Purchaser Party are necessary to authorize the execution, delivery and performance by each Purchaser Party of this Agreement, its Related Agreements or the transactions contemplated hereby and thereby. Each Purchaser Party has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes a legal, valid and binding obligation of each Purchaser Party, and each Purchaser Party's Related Agreements upon execution and delivery by such Purchaser Party will constitute legal, valid and binding obligations of such Purchaser Party, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

        5.3  CONSENTS AND APPROVALS; NO CONFLICTS, ETC.

             (a) Except for the consents set forth on SCHEDULE 5.3 (the "PURCHASERS' CONSENTS"), no consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by each Purchaser Party of this Agreement and its Related Agreements or the consummation by each Purchaser Party of the transactions contemplated hereby or thereby.

             (b) Except as set forth on SCHEDULE 5.3, the execution, delivery and performance by each Purchaser Party of this Agreement and its Related Agreements and the consummation by each Purchaser Party of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to a Purchaser Party or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of a Purchaser Party under, or result in or constitute






        a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which a Purchaser Party is a party or by which a Purchaser Party or any of its assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of any Purchaser Party or indebtedness secured by any of its assets or properties; or (iv) violate or conflict with any provision of the certificate of incorporation, bylaws or similar organizational instruments of any Purchaser Party.

        5.4 LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Purchasers, threatened by or against either Purchaser with respect to this Agreement or any of the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and neither Purchaser has any reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

        5.5 BROKERS. Neither Purchaser nor any of their respective Affiliates has used any broker or finder in connection with the transactions contemplated hereby, and neither Seller nor any of their respective Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by either Purchaser or any of its respective Affiliates in connection with any of the transactions contemplated by this Agreement or either Purchaser's Related Agreements.

        5.6 GST/QST REGISTRATION STATUS. On or prior to the Closing Date, Canadian Purchaser will be registered under Part IX of the EXCISE TAX ACT (Canada) and under the QUEBEC SALES TAX ACT.

        5.7 EMPLOYMENT AGREEMENTS. U.S. Purchaser or an Affiliate of U.S. Purchaser has entered into an employment agreement with each Senior Employee, that becomes effective as of Closing.


                                 ARTICLE VI

                            COVENANTS OF SELLERS

        Each Seller agrees to perform each of the following covenants:

        6.1 IMPLEMENTING AGREEMENT. Subject to the terms and conditions hereof, each Seller shall take all action required of it to fulfil its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, each Seller agrees that it will not take any action that would have the effect of preventing or impairing its performance of its obligations under this Agreement.







        6.2 CONSENTS AND APPROVALS. Each Seller shall use all commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and its Related Agreements and the consummation by it of the transactions contemplated hereby and thereby, including all such consents and approvals by each party to any of the Contracts included in the Purchased Contracts and Permits; PROVIDED, that no contact will be made by either Seller (or any representative of either Seller) with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by Purchasers; and, PROVIDED FURTHER that neither Seller shall be required to make any payment or payments to a Person for the purpose of obtaining any consent or approval of such Person, except with respect to the consent of each licensor under each Intellectual Property License set forth on
   SCHEDULE 2.2(A)(V) or SCHEDULE 2.2(B)(V) which is marked with an asterisk, in which case Sellers shall make any such payments. If a consent or approval is required by any party under any of the Contracts included in the Purchased Contracts and Permits and is not obtained on or before the Closing or if an attempted assignment is ineffective, then Sellers shall cooperate with Purchasers at Sellers' expense in any reasonable arrangement requested by Purchasers to provide for the appropriate Purchaser the benefits under any such Contract and to impose on such Purchaser the obligations and burdens of such Contract, and, upon receipt of the necessary consents or approvals to assign such Contract, such Contract shall be assigned to such Purchaser and shall be treated as included in the Purchased Contracts and Permits. Without limiting the foregoing, each Seller shall use all commercially reasonable efforts to obtain all required consents and approvals (if any) to assign and transfer the Permits to Purchasers at Closing and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor. If certain Permits are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits are transferable or replacements therefor are obtainable after the Closing, then Sellers shall continue to use such efforts at Sellers' expense in cooperation with Purchasers after the Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits after Closing and, upon receipt of the necessary consents or approvals to assign and transfer such Permits, such Permits shall be assigned and transferred to the appropriate Purchaser and treated as included in the Purchased Contracts and Permits. Each Seller shall make, or cause to be made, all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of a Seller or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby and shall cooperate with Purchasers in making all such filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of a Purchaser or any of its Affiliates pursuant to any applicable Law in






   connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby.

        6.3  PRESERVATION OF BUSINESS.

             (a) Except as set forth on SCHEDULE 6.3 or as otherwise required by this Agreement, until the Closing, each Seller shall incur and pay costs and otherwise operate the Business only in the usual, regular and ordinary course and in a manner consistent with past practice, and shall use commercially reasonable efforts to (i) preserve intact the present business organization and personnel of the Business and (ii) preserve the goodwill and advantageous relationships of the Business with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Business.

             (b) Without limiting the generality of CLAUSE (A), until the Closing, except as set forth on SCHEDULE 6.3 or as otherwise required by this Agreement or with the prior written consent of a Purchaser, each Seller will not, and will not permit any of its Affiliates to, with respect to the Business or any of the Assets:

                  (i) do any act or omit to do any act which would cause a material breach of any of the Purchased Contracts and Permits or any other Contract or obligation the breach of which could have a Material Adverse Effect,

                  (ii) take any action, or enter into or authorize any Contract or transaction or any amendment or modification to any Contract or transaction, other than in the ordinary course of business of the Business and consistent with past practice,

                  (iii) sell, transfer, convey, assign or otherwise dispose of any of its assets, except sales of inventory in the ordinary course of business of the Business and consistent with past practice,

                  (iv) except for capital improvements, purchases and expenditures permitted by CLAUSE (V), acquire or lease any assets other than in the ordinary course of business of the Business and consistent with past practice or any assets that are material to the Business,

                  (v) except as set forth on SCHEDULE 4.19, authorize or make any capital improvements, capital purchases or other capital expenditures that individually are in excess of $25,000 or in the aggregate are in excess of $150,000,

                  (vi) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any







             value, other than in the ordinary course of business of the Business and consistent with past practice,

                  (vii) make any change in its accounting systems, policies, principles or practices used in calculating the items set forth in the Business Financial Statements or make any other material change in its accounting systems, policies, principles or practices,

                  (viii) make any borrowing, incur any debt (other than trade payables in the ordinary course of business of the Business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business of the Business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business of the Business and consistent with past practice),

                  (ix) suffer or permit the creation of any Lien over any of the Assets other than in the ordinary course of business of the Business and consistent with past practice,

                  (x) make any loan, advance or capital contribution to, or investment in, any other Person, except extensions of credit to customers and travel advances and relocation loans to employees, in each case in the ordinary course of business of the Business and consistent with past practice,

                  (xi) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any Affected Employee, or increase in any manner the compensation (except for raises of up to eight percent (8%) above an employees most recent annual base pay if such raises are made in the ordinary course of business of the Business consistent with past practice on the individual employee's hire date anniversary) or fringe benefits of any Affected Employee or pay any benefit to any Affected Employee not required by any existing plan and arrangement or enter into any Contract or arrangement to do any of the foregoing,

                  (xii) make any Tax election or settle or compromise any federal, state, provincial, territorial, municipal, local or foreign Tax liability, or waive or extend (i) the






             statute of limitations, or (ii) in the case of Canada, the period of time during which a Governmental Authority is permitted to reassess Taxes, interest or penalties, in each such case in respect of any such Taxes, if such election, settlement or other action referred to in this clause (xii) would bind a Purchaser or otherwise affect the value of the Purchased Assets or the Business,

                  (xiii) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against either Seller or any of its respective directors, officers, employees or agents (except for payments of up to $50,000 in the aggregate to such employees and agents), except for any payment to or performance for the benefit of customers of or vendors to the Business in the ordinary course of business of the Business and consistent with past practice,

                  (xiv) make any payments to customers or vendors other
             than as required by Law or any Contract, nor make any gifts or charitable contributions (other than gifts and charitable contributions in the ordinary course of business of the Business and consistent with past practice and not in excess of $10,000 in the aggregate),

                  (xv) other than in the ordinary course of business of
             the Business and consistent with past practice, terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any of the Purchased Contracts and Permits, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto,

                  (xvi)  terminate the employment of any Affected
             Employee other than a termination for cause in the ordinary course of business of the Business and consistent with past practice, or transfer, or permit the transfer of, any Affected Employee from either Seller to any of its respective Affiliates,

                  (xvii) enter into any Contract of any kind with any director, officer or employee of either Seller or any of the respective Affiliates of such individuals, or any Contract of any kind with any Affiliate of either Seller,

                  (xviii)  enter into any Contract with any Person for
             the sale, lease or license of goods or services by such Person to a Seller (including sales, leases and licenses of goods to a Seller for re-sale, lease or license by such Seller to end-user customers), other than in the ordinary course of business of the Business and consistent with past practice,






                  (xix) enter into any Contract with any Person for the sale, lease or license of goods or services to such Person, other than in the ordinary course of business of the Business and consistent with past practice,

                  (xx) enter into any Contract pursuant to which either Seller grants or is granted any license or other right to use any asset or any right of joint use with respect to any asset,

                  (xxi)  enter into any material Computer Purchase
             Agreement,

                  (xxii) incur any obligation or enter into any Contract that requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000, other than any Contract entered into in the ordinary course of business of the Business and consistent with past practice with a supplier or customer of the Business,

                  (xxiii)  enter into any Contract with a sales
             representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person,

                  (xxiv) solicit an order from, or sell or lease products or provide services to, any customer other than in the ordinary course of business of the Business, the result of which would be to decrease purchases by such customer subsequent to the Closing from amounts which such customer would otherwise have purchased in the ordinary course, or

                  (xxv) other than as will be reflected as deferred
             revenues on the Net Working Capital Statement, sell or lease any products, or provide services, so as to give a Purchaser the obligation to deliver any such products or provide such services and so as to give either Seller the right to any cash, account receivable or other consideration arising from such sale or lease.

             (c) Without limiting the generality of CLAUSE (A), until the Closing, except as set forth on SCHEDULE 6.3 or as otherwise required by this Agreement, each Seller shall:

                  (i) maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Business Financial Statements and past






             practices, except for changes permitted by SECTION
             6.3(B)(VII),

                  (ii) use its best efforts to continue to carry its existing insurance through the Closing Date,

                  (iii) continue to make capital investments in the Business in the ordinary course and consistent with past practice, and

                  (iv) duly comply with all Laws applicable to the Business or the Assets or as may be required for the valid and effective transfer and assignment of the Purchased Assets.

             (d) Any Contract which requires the prior written consent of Purchasers pursuant to SECTION 6.3(B) and which is entered into with the prior written consent of Purchasers shall be included in the Purchased Contracts and Permits, and the Schedules to this Agreement shall be deemed to have been updated to include any such Contract. Unless Purchasers elect otherwise by notice to Sellers, any Contract entered into in violation of
        SECTION 6.3(B) shall not be included in the Purchased Contracts and Permits, shall constitute an Excluded Obligation, and shall not be included on any of the Schedules to this Agreement.

        6.4 ACCESS TO INFORMATION AND FACILITIES` Prior to the Closing Date, Purchasers and their representatives shall conduct an investigation and review of the legal, business and financial history and condition of each Seller, the Assets and the Business (the "PURCHASE INVESTIGATION"). In connection therewith, each Seller shall give Purchasers and Purchasers' representatives from and after the date hereof up to the Closing Date (i) reasonable access to all information reasonably necessary for Purchasers to evaluate the System Software and (ii) reasonable access upon reasonable notice during normal business hours to all of the Contracts, books and records of the Business (including employment histories and other information relating to employees, to the extent permitted by Law), Leased Property and remote locations where any Information and Records are maintained or processed or any of the Business is conducted. In connection with the Purchase Investigation, from and after the date hereof up to the Closing Date, each Seller shall make the officers and employees of such Seller available to Purchasers and their representatives as Purchasers and their representatives shall from time to time reasonably request and shall furnish Purchasers and their representatives with any and all information concerning the Business and the Assets that Purchasers or their representatives reasonably request. Without limiting the foregoing, upon reasonable notice to a Seller and during normal business hours, such Seller shall give Purchasers and their representatives access to the books and records of the Business to perform auditing procedures and to the Leased Property to perform such non-invasive environmental assessments and






   other tests as Purchasers or their representatives may reasonably determine.

        6.5 SUPPLEMENTAL INFORMATION. From time to time prior to the Closing, Sellers shall promptly disclose in writing to Purchasers any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Purchasers on the Schedules hereto or which would render inaccurate in any material respect any of the representations, warranties or statements set forth in ARTICLE IV. Any information disclosed pursuant to this SECTION 6.5 shall reference the Schedule, representation,
   warranty or statement to which it relates.   Information which is
   provided to Purchasers pursuant to this SECTION 6.5 within 28 calendar days after the date of this Agreement and prior to the Closing shall be deemed to cure any breach of any representation, warranty or covenant in this Agreement or in any Related Agreement, other than for purposes of SECTION 8.1, PROVIDED, that the following types of information provided to Purchasers pursuant to this SECTION 6.5 shall not be deemed material for purposes of SECTION 8.1: (i) information that updates Schedules in accordance with SECTION 6.3(D) and (ii) information disclosing the taking of any action after the date hereof expressly authorized by this Agreement. Except as provided in the preceding sentence, no information provided to Purchasers pursuant to this SECTION 6.5 shall be deemed to cure any breach of any representation, warranty or covenant in this Agreement or any Related Agreement for any purpose. Without limiting the foregoing, Sellers will promptly disclose in writing to Purchasers any Affected Employees hired after the date specified in the first sentence of SECTION 4.18, together with such other information regarding such Affected Employees as is required to be set forth on SCHEDULE 4.18.

        6.6  CONFIDENTIALITY.

             (a) After the Closing until the fifth anniversary of the date hereof, Sellers shall, and shall cause each of their respective Affiliates to, maintain all Confidential Information in strict confidence in accordance with the procedures they use to protect their own information of a similar nature and not disclose any Confidential Information to any Person or use any Confidential Information for any purpose; PROVIDED, that such restrictions shall not apply to (i) any Confidential Information which becomes publicly available after the Closing Date through no fault of Sellers or any of their respective Affiliates, (ii) any Confidential Information which after the Closing is legitimately received by a Seller from a third party (provided such third party is not known by a Seller to be bound by an obligation of secrecy) and (iii) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to Purchasers prior to making such disclosure and Sellers cooperate with Purchasers as Purchasers may reasonably request to resist such disclosure.







             (b) At all times prior to and after the Closing Date, whether or not the Closing has occurred, Sellers shall, and shall cause their respective Affiliates to, maintain in strict confidence all non-public or confidential information relating to either Purchaser or any of its Affiliates obtained by a Seller or any of its Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, in accordance with the procedures it uses to protect its own information of a similar nature and not disclose to any Person (other than its employees, attorneys, accountants and advisors who need to know) or use (except in connection with the transactions contemplated hereby and by the Related Agreements) any such information; PROVIDED, that such restrictions shall not apply to (i) any information which becomes publicly available after the date of disclosure by a Purchaser through no fault of Sellers or any of their respective Affiliates, (ii) any information which prior to disclosure by a Purchaser was properly within the legitimate possession of a Seller or any of its Affiliates, (iii) any information which is developed independently by a Seller or any of its Affiliates through Persons who have not had, either directly or indirectly, access to or knowledge of such information, (iv) any information which is legitimately received by a Seller or any of its Affiliates from a third party (provided such third party is not known by a Seller or any of its Affiliates to be bound by an obligation of secrecy to a Purchaser or any of its Affiliates) or (v) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to Purchasers prior to making such disclosure and Sellers cooperate with Purchasers as Purchasers may reasonably request to resist such disclosure.

             (c) If this Agreement is terminated, upon the request of Purchasers, Sellers shall not retain any written materials they or any of their respective Affiliates have received from a Purchaser or its Affiliates or their representatives or employees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, nor any copies of such materials made by them.

             (d) Each Seller shall use its best efforts to cause its representatives, employees, attorneys, accountants and advisors to whom information of the type referred to in this SECTION 6.6 is disclosed pursuant to this SECTION 6.6 or otherwise to comply with the provisions of this SECTION 6.6.

        6.7 TAX MATTERS. After the Closing, each Seller shall make available to Purchasers such records related to the Business or the Purchased Assets as a Purchaser may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by a Purchaser and such records as a Purchaser may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other






   similar governmental report or form. Each Seller agrees to preserve and keep such records relating to any Taxes pertaining to the Purchased Assets or the Business in its possession for a period of at least five years after the Closing Date. In the event a Seller wishes to destroy such records referred to in the preceding sentence after the time therein specified, such Seller shall first give ninety (90) days' prior written notice to Purchasers and Purchasers shall have the right at their option and expense, upon prior written notice to such Seller within the ninety (90) day period, to take possession of such records within one hundred and eighty (180) days after the date of such notice.

        6.8 COOPERATION. Prior to the Closing, each Seller shall cooperate with Purchasers and shall take all actions reasonably requested by Purchasers to ensure a smooth transition of the customers of the Business from Sellers to Purchasers, including participating in joint marketing efforts, allowing access to communications channels with such customers and providing information regarding such transition to such customers.

        6.9  NON-COMPETITION.

             (a) Each Seller covenants and agrees that, from and after the Closing Date until the date that is the fifth anniversary of the Closing Date (such period being referred to herein as the "NON-COMPETITION PERIOD"), it shall not, and shall not permit any of its Affiliates to, directly or indirectly:

                  (i) engage in, or own any interest in, control, advise, manage, operate, act as a lender or consultant to or receive any economic benefit from any Person that engages wholly or partly in, the Business in the Territory;

                            (ii) employ, solicit for employment or
                       encourage to leave his or her employment with a Purchaser or any of its Affiliates any Hired Employee or any other employee of a Purchaser or any of its Affiliates involved in the Business as conducted by Purchasers after the Closing (any such Hired Employee or other employee, a "PURCHASER EMPLOYEE"); PROVIDED, that this SECTION 6.9(A)(II) shall not apply to (1) any Purchaser Employee who has been laid off by, or who has been terminated by, a Purchaser or any of its Affiliates (unless such termination involves a simultaneous hiring of such employee by a Purchaser or any of its Affiliates), (2) any Purchaser Employee who has voluntarily resigned from employment with a Purchaser or any of its Affiliates (unless such voluntary resignation involves a simultaneous hiring of such employee by a Purchaser or any of its Affiliates) and such






                       resignation occurred more than 180 days prior to any such employment, solicitation or encouragement, (3) any general solicitations for employment such as those conducted by newspaper or other advertisements of general circulation (but not hirings or encouragements resulting therefrom) and (4) any inadvertent such employment, solicitation or encouragement of up to ten (10) Purchaser Employees in any calendar year if such Purchaser Employees are not officers of a Purchaser or any of its Affiliates;

                            (iii)     disturb or attempt to disturb any
                       business relationship between any third-party and a Purchaser or any of its Affiliates in connection with the Business; or

                            (iv) make any statement or perform any act
                       which it knows or reasonably should know would be damaging to the reputation of a Purchaser or any of its Affiliates in connection with the Business.

                  Notwithstanding anything to the contrary contained in this SECTION 6.9(A), nothing in this SECTION 6.9(A) shall prohibit:

                  (1) either Seller or any of its Affiliates from assessing, planning, designing, installing, repairing, sourcing (meaning purchasing, selling, leasing and licensing goods and services), deploying, implementing and supporting passive cabling infrastructure;

                  (2) either Seller or any of its Affiliates from purchasing and reselling data networking products which function in layer one of the International Standards Organization Open System Interconnection Model as in effect on the date of this Agreement, provided, that such purchases and sales are made solely in connection with, and incidental to, the ordinary course conduct of its businesses other than the Business;

                  (3) either Seller or any of its Affiliates from purchasing and reselling data networking products which function in layer two of the International Standards Organization Open System Interconnection Model as in effect on the date of this Agreement, provided, that (i) such sales are not made in connection with the provision by a Seller or any of its Affiliates of simple network management protocol and related management or monitoring services, internet protocol configuring services or route configuring services,
   (ii) such layer two products are not purchased or otherwise acquired by either Seller or any of its Affiliates from the manufacturer or any manufacturer representative of such layer two products and (iii) such sales are made solely in connection with, and incidental to, the ordinary course conduct of its businesses other than the Business;






                  (4) either Seller or any of its Affiliates from providing Logistics Services for data communication equipment (including purchasing such equipment from manufacturers at prices arranged by customers of either Seller or any of its Affiliates) to customers of either Seller or any of its Affiliates whose primary business activity is selling communications services;

                  (5) any Person which after the date of this Agreement becomes an Affiliate of a Seller (other than Sellers' Parent, Sellers and their respective present and future subsidiaries), from competing in the Business in the Territory if, and only if, such Person, and any subsidiaries of such Person, do not use the name "Anixter" or any derivation thereof in the Business in the Territory and do not use any of the assets or personnel of either Seller or any present or future subsidiary of either Seller in the Business in the Territory;

                  (6) either Seller or any of its Affiliates from extending credit to its customers in the ordinary course of its businesses other than the Business;

                  (7) either Seller or any of its Affiliates from receiving payment for products or services it sells in the ordinary course of its businesses other than the Business; or

                  (8) either Seller or any of its Affiliates from performing any warranty obligations of a Seller (arising from sales or other actions prior to the Closing) that a Purchaser does not perform.

                  For purposes of this Agreement, (i) "Territory" shall mean the United States of America and Canada and (ii) "Logistics Services" shall mean the procurement and warehousing of a product and the transport of a product to an end-user customer.

                       (b)  ENFORCEMENT.  If at any time any of the
                  provisions of SECTION 6.9(A) shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then SECTION 6.9(A) shall be considered divisible (with the other provisions of SECTION 6.9(A) to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Purchasers and Sellers expressly agree that
                  SECTION 6.9(A), as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included therein.

                       (c)  REMEDIES.  In the event of actual or
                  threatened breach of any of the provisions of SECTION






                  6.9(A) by either Seller or any of its Affiliates, a Purchaser or any of its Affiliates, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining such Seller or its Affiliate from such conduct. If a bond or, in the case of Canada, security for costs, is required to be posted in order for a Purchaser or any of its Affiliates to secure an injunction, the parties agree that such bond or, in the case of Canada, security for costs, need not exceed the sum of $1,000 (it being understood that the amount of such bond or security for costs shall not in any way limit the damages that may be sought by a Seller or of its Affiliates in connection with such injunction). The remedies provided in this SECTION 6.9(C) shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under Law, in equity or otherwise in accordance with this Agreement.

                  6.10 SERVICE WARRANTIES. Notwithstanding any failure of a Purchaser to comply with any of the provisions of SECTION 13.6 or
   SECTION 13.7 (which sections shall not apply to this SECTION 6.10 unless a lawsuit is involved), if either Purchaser, in its sole discretion, elects to perform any service warranty obligations of a Seller in excess of the service warranty obligations assumed by such Purchaser pursuant to SECTION 2.4(A)(IV) or (B)(IV) or any product warranty obligations of a Seller (including any obligations of a Seller relating to the failure of a service or product to be Year 2000 Compliant) Sellers will, upon notice from such Purchaser (such notice to include the name of the customer, a brief description of the work performed and time involved and a reference to the Contract pursuant to which the work was performed), promptly reimburse such Purchaser for its actual costs and expenses incurred in performing any such service or product warranty obligations. Purchasers shall provide reasonable notice from time to time to Sellers of the type, nature and volume of the warranty obligations that a Purchaser elects to perform, or has decided to elect to perform, in accordance with the immediately preceding sentence and shall, upon a Seller's reasonable request, consult with such Seller regarding, and permit such Seller to be reasonably involved in, the resolution of any such warranty obligations. A Seller may request a Purchaser to perform any service warranty obligations of a Seller in excess of the service warranty obligations assumed by such Purchaser pursuant to SECTION 2.4(A)(IV) or (B)(IV) and a Purchaser shall perform such obligations, PROVIDED that (i) such Seller will, upon notice from such Purchaser, promptly pay such Purchaser its prices (i.e., those charged to customers) for the services performed (or to be performed) by such Purchaser in performing such service warranty obligations and (ii) neither Purchaser shall be obligated to perform any such service warranty obligations which are (A) different in kind or size from those






   performed by Sellers in their conduct of the Business, (B) in an amount (calculated in a manner consistent with the method set forth in SECTIONS 2.4(A)(IV) and 2.4(B)(IV)) in excess of $100,000 with respect to any single service project performed by a Seller and $1,500,000 in the aggregate, (C) required to be performed more than one (1) year after the Closing Date or (D) of a type described in CLAUSES (5) or
   (6) of SECTION 2.4(A)(IV) or 2.4(B)(IV). Purchasers will use reasonable efforts, in appropriate circumstances, to preserve rights against and obtain reimbursement or credit from vendors to the Business in circumstances where a service or product warranty obligation gives rise to a right of recovery from such vendor.

                  6.11 COOPERATION. After the Closing Date, each Seller shall use reasonable efforts to make available to Purchasers, at Purchasers' expense, such employees of either Seller or its Affiliates as Purchasers shall reasonably request, in a manner that does not unduly interfere with the performance of such employees' job responsibilities, for the purpose of providing testimony or otherwise assisting in legal proceedings by or against third parties.

                  6.12 PERSONNEL RECORDS. Notwithstanding anything to the contrary in SECTION 2.1(A)(IV) or SECTION 2.1(B)(IV), Sellers need not provide copies of any personnel and labor relations records to either Purchaser unless and until a Purchaser shall request copies of any such records (which either Purchaser may do at any time and from time to time).

                  6.13 SENIOR EMPLOYEES. Sellers agree that (i) the letter agreements, dated February 19, 1999, between U.S. Seller and each of the Senior Employees are intended to, and do, result in the termination, as of the Closing Date, of all obligations of the Senior Employees under the employment agreements therein referred to, and
   (ii) Sellers shall not enforce, or exercise any rights under, clause
   (iv) in the second to last paragraph of such letter agreements except to the extent Sellers could enforce, or exercise rights under, the following clause (iv): "(iv) will not disparage Anixter based on confidential information of Anixter acquired by you while an employee of Anixter or encourage or assist others to do so." Sellers will, upon U.S. Purchaser's reasonable request, enter into agreements with Senior Employees confirming and agreeing to the foregoing and amending clause (iv) to read as set forth in this SECTION 6.13.

                  6.14 MEMPHIS WAREHOUSE. Prior to the Closing, U.S. Seller, at its sole cost and expense, agrees to implement the recommendations of Protection Mutual Insurance in its Loss Prevention Report, dated May 7, 1997 (such recommendations referred to as recommendations 95-8-2 and 99-8-3 in such report), concerning the sprinkler and ventilating system at U.S. Seller's leased warehouse in Memphis, Tennessee. The implementation of such recommendations shall be performed to the reasonable satisfaction of U.S. Purchaser and its insurance risk manager.







                  6.15 PAYROLL SERVICES. In the event that the Purchaser or its Affiliate which will employ Affected Employees subsequent to the date hereof determines within fifteen days after the date hereof that it will not be able to satisfactorily establish payroll files for each such Affected Employee as of the Closing Date, the Seller employing such Affected Employees will, at its own cost and expense, reasonably assist such employing Purchaser or its Affiliate in (i) entering into a Contract with Automated Data Processing, Inc. for payroll services on substantially similar terms as such Seller's Contract with Automated Data Processing, Inc. for payroll services and
   (ii) transition the payroll services to the account of the employing Purchaser or its Affiliate at Automated Data Processing, Inc.

                                 ARTICLE VII

                           COVENANTS OF PURCHASERS

                  Each Purchaser agrees to perform each of the following covenants:

                  7.1 IMPLEMENTING AGREEMENT. Subject to the terms and conditions hereof, each Purchaser shall take all action required of it to fulfil its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, each Purchaser agrees that it will not take any action that would have the effect of preventing or impairing its performance of its obligations under this Agreement.

                  7.2 CONSENTS AND APPROVALS. Each Purchaser shall use all commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and its Related Agreements and the consummation by it of the transactions contemplated hereby and thereby. Each Purchaser shall make, or cause to be made, all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of a Purchaser or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby and shall cooperate with each Seller in making all such filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of each Seller or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby.

                  7.3  CONFIDENTIALITY.

                       (a) At all times prior to the Closing Date, and in the event this Agreement is terminated, at all times






                  thereafter until the fifth anniversary of the date hereof, Purchasers shall, and shall cause their respective Affiliates to, maintain in strict confidence all non-public or confidential information relating to either Seller or any of its Affiliates obtained by a Purchaser or any of its Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, in accordance with the procedures it uses to protect its own information of a similar nature and not disclose to any Person (other than its employees, attorneys, accountants and advisors who need to know) or use (except in connection with the transactions contemplated hereby and by the Related Agreements) any such information; PROVIDED, that such restrictions shall not apply to (i) any information which becomes publicly available after the date of disclosure by a Seller through no fault of Purchasers or any of their respective Affiliates, (ii) any information which prior to disclosure by a Seller was properly within the legitimate possession of a Purchaser or any of its Affiliates, (iii) any information which is developed independently by a Purchaser or any of its Affiliates through Persons who have not had, either directly or indirectly, access to or knowledge of such information,
                  (iv) any information which is legitimately received by a Purchaser or any of its Affiliates from a third party (provided such third party is not known by a Purchaser or any of its Affiliates to be bound by an obligation of secrecy to a Seller or any of its Affiliates) or (v) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to Sellers prior to making such disclosure and Purchasers cooperate with Sellers as Sellers may reasonably request to resist such disclosure.

                       (b) If this Agreement is terminated, upon the request of Sellers, Purchasers shall not retain any written materials they or any of their respective Affiliates have received from a Seller or its Affiliates or their representatives or employees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, nor any copies of such materials made by them.

                       (c) Each Purchaser shall use its best efforts to cause its representatives, employees, attorneys, accountants and advisors to whom information of the type referred to in this SECTION 7.3 is disclosed pursuant to this SECTION 7.3 or otherwise to comply with the provisions of this SECTION 7.3.







                  7.4 TAX MATTERS. After the Closing, each Purchaser shall make available to Sellers such records related to the Business or the Purchased Assets as a Seller may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by a Seller and such records as a Seller may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form. Each Purchaser agrees to preserve and keep such records relating to any Taxes pertaining to the Purchased Assets or the Business in its possession for a period of at least five years after the Closing Date. In the event a Purchaser wishes to destroy such records referred to in the preceding sentence after the time therein specified, such Purchaser shall first give ninety (90) days' prior written notice to Sellers and Sellers shall have the right at their option and expense, upon prior written notice given to such Purchaser within the ninety (90) day period, to take possession of such records within one hundred and eighty (180) days after the date of such notice.

                  7.5 CONTACTS WITH CUSTOMERS AND SUPPLIERS. Prior to the Closing, Purchasers and their representatives shall contact and communicate with employees, customers and suppliers of the Business in connection with the transactions contemplated hereby only with the consent and participation of Sellers, which shall not be unreasonably withheld.

                  7.6  RESTRICTIONS RELATING TO EMPLOYEES.

                  (a) Each Purchaser covenants and agrees that it shall not, and shall not permit any of its Affiliates to, directly or indirectly:

                       (i) during the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, use any Senior Employee or Senior Vice President to engage in, advise, manage or operate any Restricted Activity in any calendar year in which the total revenues of the Purchasers and their respective Affiliates from Restricted Activities exceed $50 million per year; or

                       (ii) during the period commencing on the date
                  hereof and ending on the earlier of (A) the fifth anniversary of the Closing Date or (B) the second anniversary of the date of this Agreement if the Closing does not occur, employ, solicit for employment or encourage to leave his or her employment with a Seller or any of its subsidiaries any employee of either Seller or any of its subsidiaries (any such employee, a "SELLER EMPLOYEE"), PROVIDED, that this
                  SECTION 7.6(A)(II) shall not apply to (1) any Seller Employee who has been laid off by, or who has been






                  terminated by, a Seller or any of its Affiliates (unless such termination involves a simultaneous hiring of such employee by a Seller or any of its Affiliates),
                  (2) any Seller Employee who has voluntarily resigned from employment with a Seller or any of its Affiliates (unless such voluntary resignation involves a simultaneous hiring of such employee by a Seller or any of its Affiliates) and such resignation occurred more than 180 days prior to any such employment, solicitation or encouragement, (3) any general solicitations for employment such as those conducted by newspaper or other advertisements of general circulation (but not hirings or encouragements resulting therefrom), (4) any such employment, solicitation or encouragement of any Senior Employee, Senior Vice President or Affected Employee as contemplated by this Agreement (including the provisions of SECTION 10.1) or occurring after the Closing Date and (5) any inadvertent such employment, solicitation or encouragement of up to ten (10) Seller Employees in any calendar year if such Seller Employees are not officers of a Seller or any of its Affiliates.

                  (b) ENFORCEMENT. If at any time any of the provisions of SECTION 7.6(A) shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then SECTION 7.6(A) shall be considered divisible (with the other provisions of SECTION 7.6(A) to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Purchasers and Sellers expressly agree that SECTION 7.6(A), as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included therein.

                  (c) REMEDIES. In the event of actual or threatened breach of any of the provisions of SECTION 7.6(A) by either Purchaser or any of its Affiliates, a Seller or any of its Affiliates, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining such Purchaser or its Affiliate from such conduct. If a bond or, in the case of Canada, security for costs, is required to be posted in order for a Seller or any of its Affiliates to secure an injunction, the parties agree that such bond or, in the case of Canada, security for costs, need not exceed $1,000 (it being understood that the amount of such bond or security for costs shall not in any way limit the damages that may be sought by a Purchaser or its Affiliates in connection with such injunction). The remedies provided in this SECTION 7.6(C) shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies






   available under Law, in equity or otherwise in accordance with this Agreement.

                  7.7 COOPERATION. After the Closing Date, each Purchaser shall use reasonable efforts to make available to Sellers, at Sellers' expense, such of the Hired Employees as Sellers shall reasonably request, in a manner that does not unduly interfere with the performance of such employees' job responsibilities, for the purpose of providing testimony or otherwise assisting in legal proceedings by or against third parties.

                  7.8 PRODUCT WARRANTIES. Purchasers shall use reasonable efforts after the Closing to facilitate product warranty claims against vendors to the Business made by customers of the Business with respect to products sold, leased, licensed or provided by a Seller to such customers prior to Closing.

                  7.9 CONSENT PAYMENTS. After the Closing, upon notice from a Seller, Purchasers shall reimburse Sellers for up to one-half of the first $200,000 and one-quarter of the second $200,000 of the aggregate payments made by Sellers to obtain any consents to the assignment to Purchasers of any of the Intellectual Property Licenses set forth on SCHEDULE 2.2(A)(V) or SCHEDULE 2.2(B)(V) which are marked with an asterisk on such Schedules. Any request by a Seller for any such reimbursement shall be accompanied by reasonable documentation of the related payment.





                                ARTICLE VIII

                            CONDITIONS PRECEDENT
                        TO OBLIGATIONS OF PURCHASERS

                  The obligations of each Purchaser under ARTICLES II and III of this Agreement are subject to the satisfaction or waiver by each Purchaser of the following conditions precedent on or before the Closing Date:

                  8.1 WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE. The representations and warranties of each Seller contained herein and in its Related Agreements shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by each Seller on and as of the Closing Date, PROVIDED, that, for purposes of this SECTION 8.1, any qualifications as to materiality contained in a particular representation and warranty shall be disregarded.







                  8.2 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Each Seller Party shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.

                  8.3 HART-SCOTT-RODINO. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or materially alter the consummation of the transactions contemplated by this Agreement and the Related Agreements.

                  8.4 COMPETITION ACT. If Part IX of the COMPETITION ACT (Canada) applies to the transactions contemplated by this Agreement, the Purchasers shall have obtained either (a) an advance ruling certificate pursuant to SECTION 102 of the COMPETITION ACT (Canada) to the effect that the Director of Investigation and Research under that Act is satisfied that there would not be sufficient grounds upon which to apply to the Competition Tribunal under SECTION 92 of such Act with respect to the transactions contemplated by this Agreement, or (b) written notification pursuant to SECTION 123 of the COMPETITION ACT (Canada) that the Director of Investigation and Research under that Act does not at that time intend to make application to the Competition Tribunal under SECTION 92 of that Act in respect of the transactions contemplated by this Agreement.

                  8.5 CONSENTS AND APPROVALS. Each Purchaser shall have received written evidence satisfactory to it that (a) the Sellers' Consents and Purchasers' Consents described on SCHEDULE 8.5 have been obtained, and no consent or approval shall contain any terms which, in the reasonable judgment of a Purchaser, would have a Material Adverse Effect or would have a material adverse effect on U.S. Purchaser or both Purchasers or its or their integration or operation of the Business after the Closing and (b) all required filings with Governmental Authorities have been made. If either Seller updates
   SCHEDULE 4.3 as permitted by SECTION 6.5, Purchasers shall be permitted to update SCHEDULE 8.5 to add to such SCHEDULE 8.5 any consents relating to matters added to any Schedules by a Seller after the date of this Agreement.

                  8.6 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred and no event shall have occurred which, in the reasonable judgment of a Purchaser, has, or could reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the integration or operation by U.S. Purchaser or both Purchasers of the Business after the Closing.

                  8.7 ACTIONS OR PROCEEDINGS. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened, and no change in Law shall have occurred, which, in the reasonable judgment of a Purchaser (a) has, or could reasonably be expected to have, a Material Adverse Effect or a






   material adverse effect on the integration or operation by U.S. Purchaser or both Purchasers of the Business after the Closing or (b) could enjoin, restrain or prohibit any material provision of this Agreement or any Related Agreement, or could result in substantial damages in respect of any provision of this Agreement or any Related Agreement, or could enjoin, restrain or prohibit, or could result in substantial damages in respect of, the consummation of the trans-actions contemplated by this Agreement or any Related Agreement or the integration or operation of the Business by U.S. Purchaser or both Purchasers after the Closing.

                  8.8 ESTOPPEL CERTIFICATES AND NON-DISTURBANCE AGREEMENTS. U.S. Purchaser shall have received, in form and substance satisfactory to U.S. Purchaser, (a) estoppel certificates from all landlords under the U.S. Real Property Leases referred to on SCHEDULE 8.8(A) and (B) non-disturbance agreements from each Person holding a mortgage on the property subject to each of the U.S. Real Property Leases referred to on SCHEDULE 8.8(A) under which the mortgage holder has the right to terminate the lease. Canadian Purchaser shall have received, in form and substance satisfactory to Canadian Purchaser,
   (x) estoppel certificates from all landlords under the Canadian Real Property Leases referred to on SCHEDULE 8.8(X) and (y) non-disturbance agreements from each Person holding a mortgage on the property subject to each of the Canadian Real Property Leases referred to on SCHEDULE 8.8(X) under which the mortgage holder has the right to terminate the lease.

                  8.9 CERTAIN EMPLOYMENT AGREEMENTS. Purchasers shall have received evidence satisfactory to them that all employment agreements between a Seller or any of its Affiliates and any Senior Employee and between a Seller or any of its Affiliates and any Senior Vice President have been terminated.

                  8.10 PURCHASE INVESTIGATION. Purchasers shall not have notified Sellers within 30 days after the date of this Agreement that Purchasers have determined, as a result of information which relates to the Business or the Assets and is received by Purchasers after the date of this Agreement, that (i) the Business has been conducted in a manner which is contrary to Law and that such conduct has, or could reasonably be expected to have, a Material Adverse Effect, (ii) either Seller has engaged in business practices with respect to the Business which are materially incompatible with the business practices of Purchasers and their respective Affiliates and which, if terminated, could, in the reasonable judgment of Purchasers, be expected to have a Material Adverse Effect, (iii) there is any fact or circumstance which (either alone or together with any other facts and circumstances) (x) could reasonably be viewed as resulting in a value of the Business which is materially less than the value of the Business which would have been reasonably calculated by a third person (who is similarly situated to a subsidiary of a Regional Bell Operating Company which is similar to Purchaser's Parent) on the basis of information which relates to the Business or the Assets and which was known to






   Purchasers prior to the date hereof or (y) could reasonably be expected to have a material and adverse effect on the integration or operation of the Business by U.S. Purchaser or both Purchasers after the Closing, (iv) as a result of the consummation of the transactions contemplated by this Agreement a Purchaser or any of its Affiliates would or could reasonably be expected to assume or otherwise become subject to any collective bargaining agreement or other similar union agreement or (v) the ownership and operation of the Business after the Closing by Purchasers could, in the reasonable judgment of Purchasers, be expected to violate or conflict with any Law applicable to a Purchaser or any of its Affiliates which violation or conflict cannot be avoided without causing a Material Adverse Effect or a material adverse effect on U.S. Purchaser or both Purchasers or any of their respective Affiliates.

                  8.11 INFORMATION SERVICES LICENSE AND SUPPORT AGREEMENT. U.S. Seller shall have entered into the Information Services License and Support Agreement based on the principles described in the Information Services Support Principles attached hereto as EXHIBIT B (the "Information Services Support Principles") and containing such other terms and conditions as U.S. Seller or either Purchaser may reasonably request which are not inconsistent with the principles set forth in the Information Services Support Principles and the provisions of this Agreement.


                                 ARTICLE IX

                            CONDITIONS PRECEDENT
                          TO OBLIGATIONS OF SELLERS

                  The obligations of each Seller under ARTICLE II of this Agreement are subject to the satisfaction or waiver by each Seller of the following conditions precedent on or before the Closing Date:

                  9.1 WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE. The representations and warranties of each Purchaser contained herein and in its Related Agreements shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by each Purchaser on and as of the Closing Date, PROVIDED, that, for purposes of this SECTION 9.1, any qualifications as to materiality contained in a particular representation and warranty shall be disregarded.

                  9.2 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Each Purchaser Party shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.







                  9.3 HART-SCOTT-RODINO. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or materially alter the consummation of the transactions contemplated by this Agreement and the Related Agreements.

                  9.4 COMPETITION ACT. If Part IX of the COMPETITION ACT (Canada) applies to the transactions contemplated by this Agreement, either (a) Purchasers have obtained either (i) an advance ruling certificate pursuant to SECTION 102 of the COMPETITION ACT (Canada) to the effect that the Director of Investigation and Research under the Act is satisfied that there would not be sufficient grounds upon which to apply to the Competition Tribunal under Section 92 of such Act with respect to the transactions contemplated by this Agreement, or (ii) written notification pursuant to Section 123 of the COMPETITION ACT (Canada) that the Director of Investigation and Research under that Act does not at that time intend to make application to the Competition Tribunal under Section 92 of that Act in respect of the transactions contemplated by this Agreement, or
   (b) the waiting period prescribed by Section 123 of that Act shall have expired unless within that waiting period the Director of Investigation and Research under that Act has notified Canadian Purchaser that he intends to make application to the Competition Tribunal under Section 92 of that Act in respect of the transactions contemplated by this Agreement.

                  9.5 ACTIONS OR PROCEEDINGS. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened, and no change in Law shall have occurred, which, in the reasonable judgment of a Seller, could enjoin, restrain or prohibit, any material provision of this Agreement or any Related Agreement, or could result in substantial damages in respect of any provision of this Agreement or any Related Agreement, or could enjoin, restrain or prohibit, or could result in substantial damages in respect of, the consummation of the transactions contemplated by this Agreement or any Related Agreement.

                  9.6 INFORMATION SERVICES LICENSE AND SUPPORT AGREEMENT. Purchasers shall have entered into the Information Services License and Support Agreement based on the principles described in the Information Services Support Principles and containing such other terms and conditions as U.S. Seller or either Purchaser may reasonably request which are not inconsistent with the principles set forth in the Information Services Support Principles and the provisions of this Agreement.

                  9.7 CONSENTS. Each Seller shall have received written evidence satisfactory to it that the Sellers' Consents described on
   SCHEDULE 9.7 have been obtained.









                                  ARTICLE X

                         EMPLOYEES AND BENEFIT PLANS

                  10.1 EMPLOYEES.

                       (a) Each Seller shall make all of the Affected Employees available to Purchasers for interviews and meetings during the period after the date hereof and prior to the Closing Date. A Purchaser or an Affiliate of a Purchaser shall make offers of employment to all Affected Employees other than Senior Employees ("OFFERED EMPLOYEES") conditional upon the Closing and the passage of any drug or substance tests required by Law and, (i) for salary, bonus and job responsibilities substantially similar to those on which they are then employed by a Seller (other than any employment agreements) and (ii) with respect to benefits, on the terms and conditions on which similarly situated employees of Purchasers' Parent are employed. Each Seller shall use all reasonable efforts to persuade Offered Employees to accept such offers, shall not take any actions that dissuade any Offered Employee from accepting any such offer, and shall not, and shall not permit any of its Affiliates to, solicit for employment any Offered Employee prior to the Closing. Each Offered Employee who accepts any such offer of employment and who becomes an employee of a Purchaser or any of its Affiliates shall be referred to herein as a "HIRED EMPLOYEE." Effective as of the close of business on the Closing Date, each Seller shall terminate the employment of each Offered Employee who has not otherwise terminated his or her employment with such Seller. After the Closing and until twelve (12) months after the Closing Date, neither Seller shall (and neither Seller shall permit any of its Affiliates to) employ or solicit for employment any Offered Employee who is offered a position with a Purchaser or one of its Affiliates which is generally comparable to such Offered Employee's current position and who does not become a Hired Employee. Nothing in this ARTICLE X shall obligate either Purchaser or any of its Affiliates to retain any Hired Employee as an employee for any period after the Closing or to provide any particular kind of job responsibilities or, except as provided in SECTION 10.1(E) or SECTION 10.2(B) with respect to recognition of past service, to maintain any level of compensation or benefits for any Hired Employee for any period after the Closing.

                       (b) With respect to all of its Affected Employees (including Hired Employees), each Seller shall be






                  responsible for and shall pay, on or prior to the Closing Date or the first regular pay day occurring after the Closing Date, all wages, bonuses, vacation pay, pay for other compensated absences and other remuneration (including mandatory or discretionary benefits) earned or accrued by such employees as of the close of business on the Closing Date, including any related payroll deductions (such as FICA and any pension or other employee benefit plan contributions and employment Taxes) with respect thereto, regardless of whether such amounts have been accrued on the books of such Seller at the close of business on the Closing Date.

                       (c) Sellers and Purchasers agree that they will not apply the alternative procedure contained in
                  SECTION 5 of Revenue Procedure 96-60. Accordingly, U.S. Seller acknowledges that it will be responsible for the furnishing of a Form W-2 to each Affected Employee in the United States, such Form W-2 to disclose all wages and other compensation paid for the period ending on the Closing Date, and taxes withheld thereon. U.S. Purchaser acknowledges that it will be responsible for the furnishing of a Form W-2 to each Hired Employee in the United States, such Form W-2 to disclose all wages and other compensation paid for the period beginning on the day following the Closing Date and ending on December 31, 1999, and taxes withheld thereon.

                       (d) Each Seller shall have liability for and shall pay all severance payments (if any) due to any of its Affected Employees (including any Hired Employee) as a result of the termination of their employment with such Seller.

                       (e) The Purchaser or its Affiliate that employs a Hired Employee shall have liability for and shall pay severance payments (determined in accordance with SCHEDULE 10.1(E)) to any Hired Employee (other than Senior Employees) if the Purchaser or its Affiliate terminates (as described in the second and third paragraphs in SCHEDULE 10.1(E)) the Hired Employee's employment with a Purchaser or its Affiliate without cause (as described in the second paragraph in Schedule 10.1(e)) at any time within one year after the Closing Date. No severance benefits will be required to be paid to any Hired Employee under any plan of a Purchaser or its Affiliates that provides severance benefits on account of a "change in control" of a Purchaser or one of its Affiliates, regardless of when such change may occur. Upon notice from a Purchaser,






                  Sellers shall promptly pay such Purchaser (i) the amount (which amount, in appropriate circumstances, may be reduced if a Seller or any of its Affiliates hires the terminated employee) of any severance payment paid or to be paid to any Administrative Employee (it being understood that Purchasers shall give Sellers notice of any proposed termination of an Administrative Employee and a period of ten (10) Business Days for Sellers to attempt to hire such employee before his or her termination) and (ii) one half of the amount of any severance payment payable in excess of the amount determined in accordance with SCHEDULE 10.1(E) which is payable to any of the first ten (10) terminated Hired Employees employed by either Purchaser or any of their Affiliates in Canada.

                  10.2 LIABILITIES UNDER BENEFIT PLANS.

                       (a) Each Seller shall retain all of its Benefit Plans, and neither Purchaser shall purchase any assets of, and neither Purchaser shall assume nor be deemed to have assumed any liability or responsibility for any obligations or liabilities under, with respect to or arising in connection with, any Benefit Plan, whenever arising, or any liability or responsibility of either Seller with respect to any Affected Employee, including Hired Employees.

                       (b) Subject to SECTION 10.1(E), the Purchaser or its Affiliate that employs Hired Employees shall credit service with a Seller and its Affiliates rendered prior to the Closing Date to Hired Employees under such Purchaser's or its Affiliates' employee benefit plans and arrangements under which Hired Employees will be covered after the Closing Date, but in no event will such service recognition extend to (i) the accrual of any benefits under any of such Purchaser's or its Affiliates' pension plans (whether qualified or non-qualified) or (ii) attainment of the "Rule of 75" for purposes of post-retirement medical and other benefits.

                       (c) Subject to SECTION 10.1(E), nothing in this Agreement shall limit or restrict in any way the rights of Purchasers and their Affiliates to modify, amend, terminate or establish employee benefit plans, programs, policies or arrangements in whole or in part at any time.

                  10.3 NO THIRD PARTY BENEFICIARIES. It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employee benefit plans, employee compensation and terms of employment are included for the sole benefit






   of the respective parties hereto and do not and shall not create any right in any other Person, including any Hired Employee, any participant in any benefit or compensation plan or any beneficiary thereof.


                                 ARTICLE XI

                                   CLOSING

                  11.1 CLOSING. The Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, at 10:00 a.m. on the date that is five (5) Business Days after all of the closing conditions set forth in ARTICLES VIII and IX have been satisfied, or at such other place, time and date as Sellers and Purchasers may mutually agree. The Closing, and all transactions to occur at the Closing or on the Closing Date, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

                  11.2 DELIVERIES BY U.S. SELLER. At the Closing, U.S. Seller shall deliver to U.S. Purchaser the following:

                       (a)  The Assignment and Assumption Agreement
                  (U.S.) in the form set forth in EXHIBIT A-1 duly executed by U.S. Seller.

                       (b) The Bill of Sale (U.S.) in the form set forth in EXHIBIT F-1 duly executed by U.S. Seller;

                       (c) Originals (or true copies of any Contract described in this SECTION 11.2(C) not assigned to a Purchaser) of, and duly executed assignments of (to the extent being assigned to U.S. Purchaser in connection with this Agreement), all of the following: (i) the U.S. Real Property Leases (such assignments shall be in recordable form); (ii) the U.S. Personal Property Leases (if such Leases or a memorandum thereof have been recorded, such assignments shall be in recordable form); and (iii) all other Purchased Contracts and Permits to which U.S. Seller is a party;

                       (d) Certificates of title for all Vehicles owned by U.S. Seller, duly endorsed for transfer to U.S. Purchaser;

                       (e) An affidavit stating, under penalties of perjury, U.S. Seller's U.S. taxpayer identification number and that U.S. Seller is not a "foreign person," as defined in Section 1445 of the Code;








                       (f) A written statement from each Person holding a Lien upon any of the Purchased Assets owned by U.S. Seller, confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of such Lien;

                       (g) Other instruments of transfer reasonably required by U.S. Purchaser to evidence the transfer of the Purchased Assets from U.S. Seller to U.S. Purchaser, including assignments with respect to any Intellectual Property registered, recorded or filed with any Governmental Authority, in form suitable for registration, recordation or filing with such Governmental Authority, in each case duly executed by U.S. Seller;

                       (h) A certificate, dated the Closing Date, of U.S. Seller certifying as to the compliance by U.S. Seller with SECTIONS 8.1 and 8.2;

                       (i) A certificate of the secretary of U.S. Seller certifying resolutions of the board of directors of U.S. Seller approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation by U.S. Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of U.S. Seller);

                       (j) A long-form certificate of incorporation of U.S. Seller certified by the Secretary of State of Delaware, and the bylaws of U.S. Seller, certified by the secretary of U.S. Seller;

                       (k) Certificates of Good Standing for U.S. Seller from the States of Delaware and Illinois;

                       (l)  An opinion, dated the Closing Date, of James
                  E. Knox, Esq., counsel for U.S. Seller and Sellers' Parent, in form reasonably satisfactory to U.S.
                  Purchaser and substantially to the effect set forth on EXHIBIT G-1;

                       (m)  The Temporary Trademark Agreement, the
                  Transition Services Agreement (U.S.), and the Shared Facilities Agreement (U.S.), duly executed by U.S. Seller; and

                       (n) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be requested by U.S. Purchaser to






                  consummate the transactions contemplated by this Agreement and the Related Agreements.

                  11.3 DELIVERIES BY CANADIAN SELLER. At the Closing, Canadian Seller shall deliver to Canadian Purchaser the following:

                       (a)  The Assignment and Assumption Agreement
                  (Canada) in the form set forth in EXHIBIT A-2 duly executed by Canadian Seller.

                       (b) The Bill of Sale (Canada) in the form set forth in EXHIBIT F-2 duly executed by Canadian Seller;

                       (c)  The election referred to in SECTION 3.5;

                       (d) The certificate or certificates referred to in SECTION 8.13;

                       (e)  The election or elections referred to in
                  SECTION 3.7;

                       (f) Originals (or true copies of any Contract described in this SECTION 11.3(F) not assigned to a Purchaser) of, and duly executed assignments of (to the extent being assigned to Canadian Purchaser in connection with this Agreement), all of the following:
                  (i) the Canadian Real Property Leases (such assignments shall be in recordable form); (ii) the Canadian Personal Property Leases (if such Leases or a memorandum thereof have been registered, such assignments shall be in registerable form); and (iii) all other Purchased Contracts and Permits to which Canadian Seller is a party;

                       (g)  Certificates of title, registrations,
                  licenses or permits for all Vehicles owned by Canadian Seller, duly endorsed for transfer to Canadian
                  Purchaser;

                       (h) A written statement from each Person holding a Lien upon any of the Purchased Assets owned by Canadian Seller, confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of such Lien;

                       (i) Other instruments of transfer reasonably required by Canadian Purchaser to evidence the transfer of the Purchased Assets from Canadian Seller to Canadian Purchaser, including assignments with respect to any Intellectual Property registered, recorded or filed with any Governmental Authority, in form suitable for registration, recordation or filing with such






                  Governmental Authority, in each case duly executed by Canadian Seller;

                       (j) A certificate, dated the Closing Date, of Canadian Seller certifying as to the compliance by Canadian Seller with SECTIONS 8.1 and 8.2;

                       (k) A certificate of the secretary of Canadian Seller certifying resolutions of the board of directors of Canadian Seller approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation by Canadian Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Canadian Seller);

                       (l) Certificate and Articles of Amalgamation of Canadian Seller, issued under the laws of Canada and the bylaws or similar instruments of Canadian Seller, certified as true and complete copies thereof by the secretary of Canadian Seller;

                       (m) Certificate of Compliance for Canadian Seller from Industry Canada;

                       (n) An opinion, dated the Closing Date, of Borden & Elliott, counsel for Canadian Seller, in form reasonably satisfactory to Canadian Purchaser and substantially to the effect set forth on EXHIBIT G-2;

                       (o) The Transition Services Agreement (Canada), the Warehouse Services Agreement and the Shared
                  Facilities Agreement (Canada), duly executed by Canadian Seller; and

                       (p) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be requested by Canadian Purchaser to consummate the transactions contemplated by this Agreement and the Related Agreements.

                  11.4 DELIVERIES BY SELLERS' PARENT. At the Closing, Sellers' Parent shall deliver to Purchasers the following:

                       (a) A certificate of the secretary of Sellers' Parent certifying resolutions of the board of directors of Sellers' Parent approving and authorizing the execution, delivery and performance of this Agreement and the consummation by Sellers' Parent of the transactions contemplated hereby (together with an







                  incumbency and signature certificate regarding the officer(s) signing on behalf of Sellers' Parent);

                       (b) A long-form certificate of incorporation of Sellers' Parent certified by the Secretary of State of Delaware, and the bylaws of Sellers' Parent, certified by the secretary of Sellers' Parent; and

                       (c) Certificates of Good Standing for Sellers' Parent from the States of Delaware and Illinois.

                  11.5 DELIVERIES BY U.S. PURCHASER. At the Closing, U.S. Purchaser and Canadian Purchaser shall make the payments described in SECTION 3.1 and U.S. Purchaser shall deliver to U.S. Seller the following:

                       (a)  The Assignment and Assumption Agreement
                  (U.S.) referred to in SECTION 11.2(A), duly executed by U.S. Purchaser;

                       (b) A certificate, dated the Closing Date, of U.S. Purchaser, certifying as to compliance by U.S. Purchaser with SECTIONS 9.1 and 9.2;

                       (c)  A certificate of the secretary of U.S.
                  Purchaser certifying resolutions of the board of directors of U.S. Purchaser approving and authorizing this Agreement and its Related Agreements and the consummation by U.S. Purchaser of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of U.S. Purchaser);

                       (d) A long-form certificate of incorporation of U.S. Purchaser certified by the Secretary of State of Delaware, and bylaws of U.S. Purchaser certified by the secretary of U.S. Purchaser;

                       (e)  An opinion, dated the Closing Date, of
                  Marilyn Spracker, Esq., counsel for U.S. Purchaser and Purchasers' Parent, in form reasonably satisfactory to U.S. Seller and substantially to the effect set forth on EXHIBIT H-1; and

                       (f)  The Temporary Trademark Agreement, the
                  Transition Services Agreement (U.S.), and the Shared Facilities Agreement (U.S.), duly executed by U.S. Purchaser.

                  11.6 DELIVERIES BY CANADIAN PURCHASER. At the Closing, Canadian Purchaser and U.S. Purchaser shall make the payments







   described in SECTION 3.1 and Canadian Purchaser shall deliver to Canadian Seller the following:

                       (a)  The Assignment and Assumption Agreement
                  (Canada) referred to in SECTION 11.3(A), duly executed by Canadian Purchaser;

                       (b)  The election referred to in SECTION 3.5;

                       (c)  The election or elections referred to in
                  SECTION 3.7;

                       (d) A certificate, dated the Closing Date, of Canadian Purchaser, certifying as to compliance by Canadian Purchaser with SECTIONS 9.1 and 9.2;

                       (e) A certificate of the secretary of Canadian Purchaser certifying resolutions of the board of directors of Canadian Purchaser approving and authorizing this Agreement and its Related Agreements and the consummation by Canadian Purchaser of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Canadian Purchaser);

                       (f) Certificate of Incorporation and Memorandum and Articles of Incorporation of Canadian Purchaser, issued under the laws of Nova Scotia and the bylaws or similar instruments of Canadian Purchaser, certified as true and correct copies thereof by the secretary of Canadian Purchaser;

                       (g) An opinion, dated the Closing Date, of Blake, Cassels & Graydon, counsel for Canadian Purchaser, in form reasonably satisfactory to Canadian Seller and substantially to the effect set forth on EXHIBIT H-2; and

                       (h)  The Temporary Trademark Agreement, the
                  Transition Services Agreement (Canada), the Warehouse Services Agreement and the Shared Facilities Agreement (Canada), duly executed by Canadian Purchaser.

                  11.7 DELIVERIES BY PURCHASERS' PARENT. At the Closing, Purchasers' Parent shall deliver to Sellers the following:

                       (a) A certificate of the secretary of Purchasers' Parent certifying resolutions of the board of directors of Purchasers' Parent approving and authorizing the execution, delivery and performance of this Agreement and the consummation by Purchasers' Parent of the






                  transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Purchasers' Parent); and

                       (b) A long-form certificate of incorporation of Purchasers' Parent certified by the Secretary of State of Delaware, and the bylaws of Purchasers' Parent, certified by the secretary of Purchasers' Parent.


                                 ARTICLE XII

                                 TERMINATION

                  12.1 TERMINATION. This Agreement may be terminated at any time on or prior to the Closing Date:

                       (a)  With the mutual consent of Sellers and
                  Purchasers;

                       (b) By Purchasers, if there shall have been a material breach of any covenant, representation or warranty of either Seller hereunder or under any of its respective Related Agreements, such breach would constitute the failure to satisfy a condition precedent specified in ARTICLE VIII if such breach was in existence at the time of Closing and such breach shall not have been remedied within thirty (30) days after receipt by such Seller of a notice in writing from a Purchaser specifying the breach and requesting such be remedied;

                       (c)  By Sellers, if there shall have been a
                  material breach of any covenant, representation or warranty of either Purchaser hereunder or under any of its respective Related Agreements, such breach would constitute the failure to satisfy a condition precedent specified in ARTICLE IX if such breach was in existence at the time of Closing and such breach shall not have been remedied within thirty (30) days after receipt by such Purchaser of notice in writing from a Seller specifying the breach and requesting such be remedied; or

                       (d) By Sellers or Purchasers, if the Closing shall not have taken place on or before May 7, 1999; PROVIDED, that the right to terminate this Agreement under this CLAUSE (D) shall not be available to any party whose failure to fulfil any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.






                  In the event of any termination pursuant to this
   SECTION 12.1 (other than pursuant to CLAUSE (A)), written notice setting forth the reasons therefor shall forthwith be given by the terminating parties to the other parties.

                  12.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to SECTION 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in SECTIONS 6.6(b), (C) and (D), 7.3, 7.6(A)(II) and 14.1, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior wilful breach of this Agreement.


                                ARTICLE XIII

                               INDEMNIFICATION

                  13.1 SURVIVAL. The representations and warranties of the parties hereto contained herein and in the Related Agreements shall survive the Closing for a period of two (2) years, except that
   (i) Tax Warranties shall survive until the Tax Statute of Limitations Date, (ii) Sufficiency Warranties and Environmental Warranties shall survive the Closing for a period of five (5) years, (iii) Title and Authorization Warranties and Purchasers' Authorization Warranties shall survive forever and (iv) the representations and warranties contained in SECTION 4.12 shall not survive Closing.

                  13.2 INDEMNIFICATION BY SELLERS. Subject to SECTION 13.4, Sellers, jointly and severally, agree to indemnify each Purchaser and its Affiliates (each a "PURCHASER INDEMNIFIED PARTY") against, and agree to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

                       (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by either Seller in this Agreement or any Related Agreement or any document delivered by either Seller at the Closing; PROVIDED, that (i) except for breaches of or inaccuracies in Tax Warranties, Sufficiency Warranties, Environmental Warranties or Title and Authorization Warranties, a notice of the Purchaser Indemnified Party's claim shall have been given to Sellers not later than the close of business on the second anniversary of the Closing Date, (ii) in the case of a Tax Warranty, a notice of the Purchaser Indemnified Party's claim shall have been given to Sellers not later than the Tax Statute of Limitations Date, and (iii) in the case of a Sufficiency Warranty or an Environmental Warranty, a notice of the Purchaser Indemnified Party's claim shall have been given to






                  Sellers not later than the close of business on the fifth anniversary of the Closing Date;

                       (b) any breach of or failure by either Seller to perform any covenant or obligation of either Seller set out or contemplated in this Agreement or any Related Agreement or any document delivered by either Seller at the Closing;

                       (c) the Excluded Assets, the Excluded Obligations and, other than the Assumed Obligations, any other debts, claims, obligations or liabilities relating to or arising out of or in connection with goods or services sold, leased, licensed or otherwise provided by a Seller on or prior to the Closing Date or otherwise relating to or arising out of or in connection with the ownership or operation of the Assets or the Business on or prior to the Closing Date;

                       (d)  any matters identified on SCHEDULE 4.22;

                       (e)  the bulk sales Laws of any jurisdiction
                  applicable to the transactions contemplated herein, and any Laws of any jurisdiction imposing liability on a Purchaser for a Seller's Taxes, including the failure to comply with any such Laws;

                       (f) any debts, claims, obligations or liabilities relating to or arising out of or in connection with the failure of any good or service sold, leased, licensed or otherwise provided by a Seller or any of its Affiliates to be Year 2000 Compliant; or

                       (g)  any failure to obtain the consent to
                  assignment to Purchasers of (i) any Personal Property Leases set forth on Schedules 2.2(A)(II) or 2.2(B)(II) which are marked with an asterisk on either such Schedule or (ii) any Intellectual Property Licenses set forth on Schedules 2.2(A)(V) or 2.2(B)(V) which are marked with an asterisk on either such Schedule (it being understood and agreed that Losses for purposes of this SECTION 13.2(G) shall include lost profits and other consequential damages, net of any amounts which Purchasers would have paid under SECTION 7.9 if such consent had been obtained but did not pay since such consent was not obtained).












                  13.3 INDEMNIFICATION BY PURCHASERS. Subject to SECTION 13.4, Purchasers, jointly and severally, agree to indemnify each Seller and its Affiliates (each a "Seller Indemnified Party") against, and agree to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

                       (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by either Purchaser in this Agreement or any Related Agreement or any document delivered by either Purchaser at the Closing; PROVIDED, that except for breaches of or inaccuracies in Purchasers' Authorization Warranties, a notice of the Seller Indemnified Party's claim shall have been given to Purchasers not later than the close of business on the second anniversary of the Closing Date;

                       (b) any breach of or failure by either Purchaser to perform any covenant or obligation of either
                  Purchaser set out or contemplated in this Agreement or any Related Agreement or any document delivered by either Purchaser at the Closing;

                       (c)  the Assumed Obligations; or

                       (d) the failure by any Canadian taxing authority to accept any election referred to in SECTION 3.7.

                  13.4 LIMITATIONS ON INDEMNIFICATION. Sellers shall not have any liability pursuant to SECTION 13.2(A) unless and until the aggregate amount of all Losses incurred or suffered by the Purchaser Indemnified Parties exceeds $1,000,000, after which time the Purchaser Indemnified Parties shall be entitled to recover all of their Losses in excess of $1,000,000; PROVIDED, that this SECTION 13.4 shall not apply to any breach of or inaccuracy in (or any alleged breach of or inaccuracy in) any Title and Authorization Warranty or any representation or warranty in SECTION 4.20, SECTION 4.22 or SECTION
   4.28. Purchasers shall not have any liability pursuant to SECTION 13.3(A) unless and until the aggregate amount of all Losses incurred or suffered by the Seller Indemnified Parties exceeds $1,000,000, after which time the Seller Indemnified Parties shall be entitled to recover all of their Losses in excess of $1,000,000; PROVIDED, that this SECTION 13.4 shall not apply to any breach of or inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty in SECTION 5.5.

                  13.5 CLAIMS. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving any claim or demand, or the commencement of any suit, action or proceeding, of the type described in SECTION 13.6, the Indemnified Person shall promptly give notice to the Indemnifying






   Person of such claim and the amount (to the extent then determinable) the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; PROVIDED, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) Business Days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

                  13.6 NOTICE OF THIRD PARTY CLAIMS; ASSUMPTION OF DEFENSE. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim or demand, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; PROVIDED, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this ARTICLE XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. The Indemnifying Person may, at its own expense (a) participate in the defense of any claim, demand, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person of a written agreement that the Indemnified Person is entitled to indemnification pursuant to SECTION 13.2 or 13.3 for all Losses arising out of such claim, demand, suit, action or proceeding, at any time during the course of any such claim, demand, suit, action or proceeding, assume the defense thereof; PROVIDED, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, demand, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, demand, action, suit or proceeding and the Indemnifying Person shall pay the reasonable fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute






   any such claim, demand, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

                  13.7 SETTLEMENT OR COMPROMISE. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, demand, suit, action or proceeding of the kind referred to in SECTION 13.6 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; PROVIDED, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written consent. The Indemnified Person will give the Indemnifying Person at least thirty (30) Business Days' notice of any proposed settlement or compromise of any claim, demand, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; PROVIDED, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, demand, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

                  13.8 FAILURE OF INDEMNIFYING PERSON TO ACT. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

                  13.9 EFFECT ON PURCHASE PRICE OF INDEMNITY PAYMENTS. Any amounts payable under SECTION 13.2 or SECTION 13.3 shall be treated by Purchasers and Sellers as an adjustment to the Purchase Price of the Purchased Assets to the extent that such treatment is in accordance with applicable Tax Law. If any party determines that any amount payable under SECTION 13.2 or SECTION 13.3 shall be treated as other than an adjustment to the Purchase Price, that party shall promptly notify the other parties.

                  13.10 INFORMATION SERVICES LICENSE AND SUPPORT AGREEMENT. Notwithstanding anything to the contrary in this ARTICLE XIII, the provisions of this ARTICLE XIII shall apply to the Information Services License and Support Agreement only to the extent set forth therein.











                                 ARTICLE XIV

                                MISCELLANEOUS

                  14.1 EXPENSES. Except as otherwise provided herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby. Purchasers and Sellers shall each pay (or reimburse the other for) one-half of all sales, use, stamp, transfer, vehicle use, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Purchased Assets.

                  14.2 AMENDMENT. This Agreement may be amended, modified or supplemented but only in writing signed by each Purchaser and each Seller.

                  14.3 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the Business Day after the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five
   (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

                  If to U.S. Seller, addressed as follows:

            Anixter Inc.
            4711 Golf Road
            Skokie, Illinois 60076
            Attention:   President
            Telephone No.: (847) 677-2600
            Facsimile No.: (847) 677-8557

            with a copy to:

            Anixter Inc.
            4711 Golf Road
            Skokie, Illinois 60076
            Attention: General Counsel
            Telephone No.: (847) 677-2600
            Facsimile No.: (847) 715-7604

            and

            Schiff Hardin & Waite
            7300 Sears Tower
            Chicago, Illinois 60606
            Attention: Stuart L. Goodman, Esq.
            Telephone No.: (312) 258-5500
            Facsimile No.: (312) 258-5600







        If to Canadian Seller, addressed as follows:

            Anixter Canada Inc.
            c/o Anixter International Inc.
            4711 Golf Road
            Skokie, Illinois 60076
            Attention:   President
            Telephone No.: (847) 677-2600
            Facsimile No.: (847) 677-8557

            with a copy to:

            Anixter Canada Inc.
            c/o Anixter International Inc.
            4711 Golf Road
            Skokie, Illinois 60076
            Attention:   General Counsel
            Telephone No.: (847) 677-2600
            Facsimile No.: (847) 715-7604

            and

            Schiff Hardin & Waite
            7300 Sears Tower
            Chicago, Illinois 60606
            Attention: Stuart L. Goodman, Esq.
            Telephone No.: (312) 258-5500
            Facsimile No.: (312) 258-5600

            and

            Borden & Elliott
            40 King Street West
            Toronto, Ontario, Canada M5H 3Y4
            Attention: Winnie Tse, Esq.
            Telephone No.:  (416) 367-6000
            Facsimile No.:  (416) 367-6749


        If to Sellers' Parent, addressed as follows:

            Anixter International Inc.
            4711 Golf Road
            Skokie, Illinois 60076
            Attention:   President
            Telephone No.: (847) 677-2600
            Facsimile No.: (847) 677-8557











            with a copy to:

            Anixter International Inc.
            4711 Golf Road
            Skokie, Illinois 60076
            Attention: General Counsel
            Telephone No.: (847) 677-2600
            Facsimile No.: (847) 715-7604

            and

            Schiff Hardin & Waite
            7300 Sears Tower
            Chicago, Illinois 60606
            Attention: Stuart L. Goodman, Esq.
            Telephone No.: (312) 258-5500
            Facsimile No.: (312) 258-5600

   If to U.S. Purchaser, addressed as follows:

            ORC ACQUISITION CORP.
            c/o Ameritech Corporation,
            Custom Business Services
            225 West Randolph
            Chicago, Illinois 60606
            Attention: President
            Telephone No.: (312) 364-3300
            Facsimile No.: (312) 364-3306

            with a copy to:

            Ameritech Corporation
            30 South Wacker Drive
            39th Floor
            Chicago, Illinois 60606
            Attention: Secretary
            Telephone No.: (312) 750-5284
            Facsimile No.: (312) 609-6307

            and

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois 60603
            Attention: Frederick B. Thomas, Esq.
            Telephone No.: (312) 782-0600
            Facsimile No.: (312) 701-7711











        If to Canadian Purchaser, addressed as follows:

            3026186 Nova Scotia Company
            c/o Ameritech Corporation,
            Custom Business Services
            225 West Randolph
            Chicago, Illinois 60606
            Attention: President
            Telephone No.: (312) 364-3300
            Facsimile No.: (312) 364-3306

            with a copy to:

            3026186 Nova Scotia Company
            c/o Ameritech Corporation
            30 South Wacker Drive
            39th Floor
            Chicago, Illinois 60606
            Attention: Secretary
            Telephone No.: (312) 750-5284
            Facsimile No.: (312) 609-6307

            and

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois 60603
            Attention: Frederick B. Thomas, Esq.
            Telephone No.: (312) 782-0600
            Facsimile No.: (312) 701-7711

            and

            Blake, Cassels & Graydon
            Box 25
            Commerce Court West
            Toronto, Ontario, Canada M5L 1A9
            Attention: Joel Shafer
            Telephone No.: (416) 863-2400
            Facsimile No.: (416) 863-2653

        If to Purchasers' Parent, addressed as follows:

            Ameritech Corporation,
            Custom Business Services
            225 West Randolph
            Chicago, Illinois 60606
            Attention: President
            Telephone No.: (312) 364-3300
            Facsimile No.: (312) 364-3306








            with a copy to:

            Ameritech Corporation
            30 South Wacker Drive
            39th Floor
            Chicago, Illinois 60606
            Attention: Secretary
            Telephone No.: (312) 750-5284
            Facsimile No.: (312) 609-6307

            and

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois 60603
            Attention: Frederick B. Thomas, Esq.
            Telephone No.: (312) 782-0600
            Facsimile No.: (312) 701-7711

   or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

        14.4 EFFECT OF INVESTIGATION. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Purchasers or any of their respective Affiliates shall not
   (i) limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, each Seller made or undertaken pursuant to this Agreement or any of its Related Agreements, (ii) limit or otherwise affect any of the rights or remedies of any Purchaser Indemnified Party under this Agreement or any Related Agreement or (iii) limit or otherwise affect any of the other provisions of this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchasers or such Affiliates.

        14.5 PAYMENTS IN DOLLARS. Except as otherwise provided herein or in a Related Agreement, all payments pursuant hereto shall be made in U.S. Dollars in same day or immediately available funds, without any setoff, deduction or counterclaim whatsoever.

        14.6 WAIVERS. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.








        14.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, that no assignment of any rights or obligations shall be made by either Seller without the written consent of each Purchaser or by either Purchaser without the written consent of each Seller, except that a Purchaser may assign (by merger or otherwise) any or all of its rights and obligations hereunder without such consent to any Affiliate of such Purchaser.

        14.8 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

        14.9 PUBLICITY. Prior to the Closing Date, except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions contemplated hereby shall be made by either Purchaser or either Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written consent of each Purchaser and each Seller, which consent shall not be unreasonably withheld, in any case, as to form, content, timing and manner of distribution or publication; PROVIDED, that nothing in this SECTION 14.9 shall prevent
   (i) such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such transactions or (ii) subject to the terms of
   SECTION 6.8, a Purchaser from communicating with customers, prospective customers, suppliers and prospective suppliers of the Business regarding the transactions contemplated by this Agreement; and, PROVIDED, FURTHER, that upon execution of this Agreement, Purchasers and Sellers may issue press releases regarding this Agreement and the transactions contemplated hereby in the forms agreed upon by the parties prior to execution of this Agreement.

        14.10 FURTHER ASSURANCES. Upon the reasonable request of a Purchaser, each Seller will on and after the Closing Date execute and deliver to such Purchaser such other documents, deeds, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to such Purchaser of, and to vest fully in such Purchaser title to, each of the Purchased Assets, and to otherwise carry out the purposes of this Agreement. Each Seller further agrees that, from and after the Closing Date, it will cooperate in all reasonable efforts of a Purchaser to enforce or preserve its rights in and to all Intellectual Property conveyed to such Purchaser pursuant to this Agreement.

        14.11 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the







   provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

        14.12 REMEDIES. From and after the Closing, the sole and exclusive remedies for Purchasers and Sellers with respect to any and all claims for breach of any representation and warranty in this Agreement shall be pursuant to the provisions set forth in ARTICLE XII and ARTICLE XIII, PROVIDED that this SECTION 14.12 shall not preclude the assertion by either Purchaser or either Seller of any rights or remedies for fraud. Except as provided in the immediately preceding sentence, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under Law, in equity or otherwise.

        14.13 ENTIRE UNDERSTANDING. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof, including (i) the Nondisclosure Agreement, dated as of October 23, 1998, between Sellers' Parent and Ameritech Development Corporation, which agreement is hereby terminated and (ii) the non-binding letter of interest, dated December 8, 1998, between Sellers' Parent and Ameritech Corporation, which letter is hereby terminated.

        14.14 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without giving effect to the principles of conflicts of law thereof. The state courts of the County of Cook, Illinois and the United States District Court for the Northern District of Illinois shall have the exclusive jurisdiction over any and all claims, lawsuits and litigation relating to or arising out of this Agreement or any Related Agreement, the subject matter hereof or thereof or the transactions contemplated hereby or thereby. Each of the parties hereto hereby irrevocably (a) submits to the personal jurisdiction of such courts over such party in connection with any litigation, proceeding or other legal action arising out of or in connection with this Agreement or any Related Agreement, the subject matter hereof or thereof or the transactions contemplated hereby or thereby, (b) waives to the fullest extent permitted by Law any objection to the venue of any such litigation, proceeding or action which is brought in any such court and (c) agrees to the mailing of service of process to the address specified above for such party as an alternative method of service of process in any legal proceeding brought in any such court.

        14.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED AGREEMENT, THE SUBJECT MATTER HEREOF OR THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.







        14.16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14.17 OTHER DISCUSSIONS. Upon execution of this Agreement, each Seller and its Affiliates and each of their respective officers, directors, stockholders, employees, representatives and agents shall discontinue all, and shall not commence any, discussions or negotiations with any other Person, or, directly or indirectly, solicit, encourage or entertain any other proposals or offers, regarding the sale or transfer of any material portion of the Assets, and neither Seller nor any of its Affiliates nor their officers, directors, stockholders, employees, representatives and agents, will provide any Person other than Purchasers and their respective Affiliates, and their officers, directors, employees, representatives and agents, with any information regarding such sale or transfer or otherwise cooperate with any other Person in connection with such sale or transfer. Each Seller agrees that it shall keep in full force and effect and shall enforce all confidentiality agreements relating to the Business signed with Persons other than a Purchaser and its Affiliates.

        14.18 REMITTANCES. All remittances, payments, mail and other communications relating to the Business, the Purchased Assets or the Assumed Obligations received by either Seller at any time after the Closing Date shall be promptly turned over to Purchasers by such Seller. All remittances, payments, mail and other communications relating to the Excluded Assets or the Excluded Obligations received by either Purchaser at any time after the Closing Date shall be promptly turned over to Sellers by such Purchaser.

        14.19 BULK SALES. The parties hereby waive compliance with the requirements of all applicable bulk sales Laws of any jurisdiction applicable to the transactions contemplated herein, PROVIDED, that this waiver shall have no effect on SECTION 13.2(E).

        14.20 CERTAIN PATENTS. If Sellers obtain a license that (i) is reasonably satisfactory to Purchasers and (ii) grants to Purchasers and their Affiliates a royalty-free, fully paid right and license to use, in connection with the Business as operated by Purchasers after the Closing, all patents and patent applications (1) the subject matter of which have been used or held for use in connection with the Business by Sellers and (2) that have been issued or filed in the name of Jerome Lemelson and that the Lemelson Medical, Education & Research Foundation Limited Partnership or any other Person claims an ownership interest in, Purchasers shall pay to U.S. Seller $175,000, PROVIDED, that such license is granted and in effect prior to the earlier of (x) the date that is six months after the Closing Date and (y) the date that is 20 days after the date that U.S. Purchaser notifies U.S. Seller that (A) a Person claiming an ownership interest in any such patents or patent applications has contacted a Purchaser or any of its Affiliates concerning the licensing or use by






   a Purchaser or any of its Affiliates of any such patents or patent applications in which such Person claims an ownership interest and (B) such Purchaser or one of its Affiliates has decided to commence negotiations with such Person regarding such matter. After the earlier to occur of (x) and (y) in the immediately preceding sentence, if a Purchaser or any of its Affiliates shall (i) obtain a license to use any such patents or patent applications in connection with the Business as operated by Purchasers after the Closing or (ii) incur any Loss relating to or arising out of or in connection with the use of any such patents or patent applications by a Purchaser or any of its Affiliates in connection with the Business as operated by Purchasers after Closing, Sellers shall, upon notice from a Purchaser, pay to such Purchaser 80% of the cost to obtain such license or such Loss, up to a maximum amount of $400,000 payable by Sellers.


                                 ARTICLE XV

                                 GUARANTIES

        15.1 GUARANTY OF SELLERS' PARENT. Sellers' Parent hereby irrevocably and unconditionally guarantees the full and prompt performance of all the covenants and agreements made by Sellers under this Agreement and their respective Related Agreements, and the prompt and full payment of all the obligations and liabilities of Sellers arising from or under this Agreement and their respective Related Agreements, including liabilities under ARTICLE XIII. This guaranty is a guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement or any of Sellers' Related Agreements, any assumption of any such guaranteed obligation by any other Person, any lack of diligence by either Purchaser or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and Sellers' Parent hereby waives all special suretyship defenses and any requirement that a Purchaser or any representative of a Purchaser first attempt to collect the guaranteed obligation from Sellers. So long as any obligation of a Seller to a Purchaser under this Agreement or any of a Seller's Related Agreements remains unpaid or undischarged, Sellers' Parent hereby waives (but only with respect to such Purchaser and not as to any other Persons) all rights to subrogation arising out of any payment by Sellers' Parent under this
   SECTION 15.1.

        15.2  GUARANTY OF PURCHASERS' PARENT.   Purchasers' Parent hereby
   irrevocably and unconditionally guarantees the full and prompt performance of all the covenants and agreements made by Purchasers under this Agreement and their respective Related Agreements, and the prompt and full payment of all the obligations and liabilities of Purchasers arising from or under this Agreement and their respective Related Agreements, including liabilities under ARTICLE XIII. This guaranty is a guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification






   of the terms of this Agreement or any of Purchasers' Related Agreements, any assumption of any such guaranteed obligation by any other Person, any lack of diligence by either Seller or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and Purchasers' Parent hereby waives all special suretyship defenses and any requirement that a Seller or any representative of a Seller first attempt to collect the guaranteed obligation from Purchasers. So long as any obligation of a Purchaser to a Seller under this Agreement or any of a Purchaser's Related Agreements remains unpaid or undischarged, Purchasers' Parent hereby waives (but only with respect to such Seller and not as to any other Persons) all rights to subrogation arising out of any payment by Purchasers' Parent under this SECTION 15.2.

                                   *  *  *











































        IN  WITNESS  WHEREOF,  the  parties   hereto  have  caused   this
   Agreement to be executed and delivered as of the date first above written.

                              ANIXTER INC.


                              By:      /s/ Dennis J. Letham

                              Name:       Dennis J. Letham

                              Title:   Executive Vice Presdient and Chief
                                   Financial Officer

                              ANIXTER CANADA INC.


                              By:       /s/ John A. Dul
                              Name:       John A. Dul
                              Title: Authorized Representative

                              ANIXTER INTERNATIONAL INC.


                              By:      /s/ Dennis J. Letham
                              Name:      Dennis J. Letham
                              Title: Executive Vice President and Chief
                                   Financial Officer

                              ORC ACQUISITION CORP.


                              By:       /s/ Deborah Lenart
                              Name:       Deborah Lenart
                              Title: Vice President

                              3026186 NOVA SCOTIA COMPANY


                              By:       /s/ Deborah Lenart
                              Name:       Deborah Lenart
                              Title: Vice President
















                              AMERITECH CORPORATION


                              By:       /s/ Deborah Lenart
                              Name:       Deborah Lenart
                              Title: Vice President















































                                    -108-